                                                                    EXHIBIT 2(b)


                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG


                               DUKE POWER COMPANY

                                      AND

                          DUKE TRANSACTION CORPORATION

                                      AND

                                 PANENERGY CORP



                         DATED AS OF NOVEMBER 24, 1996

                         TABLE OF CONTENTS

                                                             PAGE

                             ARTICLE 1

                            THE MERGER

   1.1.    The Merger.........................................  2
   1.2.    The Closing........................................  2
   1.3.    Effective Time.....................................  2

                             ARTICLE 2

                 CERTIFICATE OF INCORPORATION AND
               BY-LAWS OF THE SURVIVING CORPORATION

   2.1.    Certificate of Incorporation.......................  2
   2.2.    By-laws............................................  3

                             ARTICLE 3

                  DIRECTORS AND OFFICERS OF THE
                       SURVIVING CORPORATION

   3.1.    Directors..........................................  3
   3.2.    Officers...........................................  3

                             ARTICLE 4

              EFFECT OF THE MERGER ON SECURITIES OF
                     MERGER SUB AND PANENERGY

   4.1.    Merger Sub Stock...................................  3
   4.2.    PanEnergy Securities...............................  3
   4.3.    Exchange of Certificates Representing
             PanEnergy Common Stock...........................  5
   4.4.    Adjustment of Exchange Ratio.......................  8

                             ARTICLE 5

            REPRESENTATIONS AND WARRANTIES OF PANENERGY

   5.1.    Organization, Standing and Power...................  9
   5.2.    Capital Structure..................................  9
   5.3.    Authority; No Violations; Consents and Approvals... 11
   5.4.    SEC Documents...................................... 13
   5.5.    Information Supplied............................... 14
   5.6.    Absence of Certain Changes or Events............... 15
   5.7.    No Undisclosed Material Liabilities................ 16
   5.8.    No Default......................................... 16
   5.9.    Compliance with Applicable Laws.................... 16

   5.10.   Litigation......................................... 17
   5.11.   Tax Matters........................................ 17
   5.12.   Employee Benefits; Labor Matters................... 21
   5.13.   Environmental Matters.............................. 23
   5.14.   Insurance.......................................... 26
   5.15.   Contracts.......................................... 27
   5.16.   Regulatory Proceedings............................. 27
   5.17.   Regulation as a Utility............................ 27
   5.18.   Opinions of Financial Advisors..................... 28
   5.19.   Vote Required...................................... 28
   5.20.   Beneficial Ownership of Duke Common Stock.......... 28
   5.21.   Brokers............................................ 28
   5.22.   Article Seventh of the Restated Certificate
             of Incorporation of PanEnergy and Section 203 of
             the DGCL Not Applicable.......................... 28
   5.23.   Properties......................................... 28
   5.24.   Easements.......................................... 29
   5.25.   Futures Trading and Fixed Price Exposure........... 29

                             ARTICLE 6

              REPRESENTATIONS AND WARRANTIES OF DUKE

   6.1.    Organization, Standing and Power................... 30
   6.2.    Capital Structure.................................. 30
   6.3.    Authority; No Violations; Consents and Approvals... 32
   6.4.    SEC Documents...................................... 34
   6.5.    Information Supplied............................... 35
   6.6.    Absence of Certain Changes or Events............... 36
   6.7.    No Undisclosed Material Liabilities................ 36
   6.8.    No Default......................................... 37
   6.9.    Compliance with Applicable Laws.................... 37
   6.10.   Litigation......................................... 37
   6.11.   Tax Matters........................................ 38
   6.12.   Employee Benefits; Labor Matters................... 42
   6.13.   Environmental Matters.............................. 43
   6.14.   Insurance.......................................... 44
   6.15.   Contracts.......................................... 45
   6.16.   Regulatory Proceedings............................. 45
   6.17.   Regulation as a Utility............................ 45
   6.18.   Opinions of Financial Advisors..................... 46
   6.19.   Vote Required...................................... 46
   6.20.   Beneficial Ownership of PanEnergy Common Stock..... 46
   6.21.   Brokers............................................ 46
   6.22.   Properties......................................... 46
   6.23.   Franchises, Licenses, Etc.......................... 47
   6.24.   Nuclear Operations................................. 48

   6.25.   Duke/Louis Dreyfus L.L.C. ("D/LD") Obligations..... 48
   6.26.   Representations with Respect to Merger Sub......... 48

                             ARTICLE 7

              CONDUCT OF BUSINESS PENDING THE MERGER

   7.1.    Conduct of Business of PanEnergy Pending the Merger 49
           (a)  Ordinary Course of Business................... 49
           (b)  Dividends; Changes in Stock................... 50
           (c)  Issuance of Securities........................ 50
           (d)  Capital Expenditures.......................... 50
           (e)  No Acquisitions............................... 51
           (f)  No Dispositions............................... 51
           (g)  No Dissolution, Etc........................... 51
           (h)  Certain Employee Matters...................... 51
           (i)  Indebtedness; Leases.......................... 52
           (j)  Governing Documents........................... 53
           (k)  Accounting.................................... 53
           (l)  Rate Matters.................................. 53
           (m)  Contracts..................................... 53
           (n)  Insurance..................................... 53
           (o)  Permits....................................... 53
           (p)  Discharge of Liabilities...................... 54
           (q)  1935 Act...................................... 54
           (r)  Tax Matters................................... 54
           (s)  Tax Status.................................... 54
           (t)  Other Actions................................. 54
           (u)  Agreements.................................... 54
   7.2.    Conduct of Business of Duke Pending the Merger..... 54
           (a)  Ordinary Course of Business................... 55
           (b)  Dividends; Changes in Stock................... 55
           (c)  Issuance of Securities........................ 56
           (d)  Capital Expenditures.......................... 56
           (e)  No Acquisitions............................... 56
           (f)  No Dispositions............................... 57
           (g)  No Dissolution, Etc........................... 57
           (h)  Certain Employee Matters...................... 57
           (i)  Indebtedness; Leases.......................... 58
           (j)  Governing Documents........................... 58
           (k)  Accounting.................................... 58
           (l)  Rate Matters.................................. 59
           (m)  Contracts..................................... 59
           (n)  Insurance..................................... 59
           (o)  Permits....................................... 59
           (p)  Discharge of Liabilities...................... 59
           (q)  1935 Act...................................... 60
           (r)  Tax Matters................................... 60
           (s)  Tax Status.................................... 60
           (t)  Other Actions................................. 60
           (u)  Agreements.................................... 60

   7.3.    Transition Committee............................... 60

                             ARTICLE 8

                             COVENANTS

   8.1.    Alternative Proposals.............................. 60
   8.2.    Preparation of S-4 and the Joint Proxy Statement... 62
   8.3.    Letter of PanEnergy's Accountants.................. 62
   8.4.    Letter of Duke's Accountants....................... 62
   8.5.    Access to Information.............................. 63
   8.6.    PanEnergy Stockholders' Meeting.................... 63
   8.7.    Duke Shareholders' Meeting......................... 63
   8.8.    Regulatory and Other Approvals..................... 64
           (a)  HSR Act....................................... 64
           (b)  Other Regulatory Approvals.................... 64
           (c)  Other Approvals............................... 64
   8.9.    Agreements of Others............................... 64
   8.10.   Authorization for Shares and
             Stock Exchange Listings.......................... 65
   8.11.   Indemnification; Directors' and Officers' Insurance 65
   8.12.   Public Announcements............................... 66
   8.13.   Other Actions...................................... 66
   8.14.   Cooperation; Notification.......................... 66
   8.15.   Governance......................................... 67
           (a)  Board of Directors of Duke.................... 67
           (b)  Committees of the Board of Directors of Duke.. 67
           (c)  Officers of Duke.............................. 67
           (d)  Office of the Chief Executive;
                  Executive Committee......................... 67
           (e)  Name; Corporate Headquarters.................. 68
   8.16.   Employment Agreements.............................. 68
   8.17.   Expenses........................................... 68
   8.18.   Pooling............................................ 68
   8.19.   Tax Matters........................................ 69
   8.20.   Employee Benefit Plans............................. 69

                             ARTICLE 9

                            CONDITIONS

   9.1.    Conditions to Each Party's Obligation
             to Effect the Merger............................. 72
   9.2.    Conditions to Obligation of PanEnergy
             to Effect the Merger............................. 73
   9.3.    Conditions to Obligation of Duke and
             Merger Sub to Effect the Merger.................. 74

                            ARTICLE 10

                            TERMINATION

   10.1.   Termination by Mutual Consent...................... 75
   10.2.   Termination by Either Duke or PanEnergy............ 75
   10.3.   Termination by PanEnergy........................... 76
   10.4.   Termination by Duke................................ 76
   10.5.   Effect of Termination and Abandonment.............. 76
   10.6.   Extension, Waiver.................................. 77

                            ARTICLE 11

                        GENERAL PROVISIONS

   11.1.   Nonsurvival of Representations,
             Warranties and Agreements........................ 78
   11.2.   Notices............................................ 78
   11.3.   Assignment; Binding Effect......................... 79
   11.4.   Entire Agreement................................... 79
   11.5.   Amendment.......................................... 80
   11.6.   Governing Law...................................... 80
   11.7.   Counterparts....................................... 80
   11.8.   Headings........................................... 80
   11.9.   Interpretation..................................... 80
   11.10.  Waivers............................................ 80
   11.11.  Severability....................................... 81
   11.12.  Enforcement of Agreement........................... 81
   11.13.  Further Assurances................................. 81
   11.14.  Waiver of Jury Trial............................... 81
   11.15.  Certain Definitions................................ 82

EXHIBIT A    FORM OF AFFILIATE LETTER
EXHIBIT B-1  FORM OF EMPLOYMENT AGREEMENT FOR PAUL M. ANDERSON
             OF PANENERGY
EXHIBIT B-2  FORM OF EMPLOYMENT AGREEMENT FOR JAMES T. HACKETT
             OF PANENERGY
EXHIBIT B-3  FORM OF EMPLOYMENT AGREEMENT FOR FRED J. FOWLER
             OF PANENERGY
EXHIBIT B-4  FORM OF EMPLOYMENT AGREEMENT FOR L.B. GATEWOOD
             OF PANENERGY
EXHIBIT B-5  FORM OF EMPLOYMENT AGREEMENT FOR JIM W. MOGG
             OF PANENERGY
EXHIBIT B-6  FORM OF EMPLOYMENT AGREEMENT FOR BRUCE WILLIAMSON
             OF PANENERGY
EXHIBIT C-1  FORM OF EMPLOYMENT AGREEMENT FOR RICHARD B. PRIORY
             OF DUKE
EXHIBIT C-2  FORM OF EMPLOYMENT AGREEMENT FOR WILLIAM A. COLEY
             OF DUKE
EXHIBIT C-3  FORM OF EMPLOYMENT AGREEMENT FOR RICHARD J. OSBORNE
             OF DUKE
EXHIBIT C-4  FORM OF EMPLOYMENT AGREEMENT FOR RUTH G. SHAW
             OF DUKE
EXHIBIT C-5  FORM OF EMPLOYMENT AGREEMENT FOR MICHAEL S. TUCKMAN
             OF DUKE
EXHIBIT C-6  FORM OF EMPLOYMENT AGREEMENT FOR DAVID L. HAUSER
             OF DUKE

                      INDEX OF DEFINED TERMS

"1935 Act".....................................................27
"Agreement".....................................................1
"Alternative Proposal".........................................61
"Atomic Energy Act"............................................34
"Cash Balance Conversion"......................................70
"Certificate"...................................................4
"Closing Agreement"............................................19
"Closing Date"..................................................2
"Closing".......................................................2
"Code"..........................................................1
"Confidentiality Agreement"....................................63
"Continuation Period"..........................................69
"Convertible Notes".............................................5
"D/LD".........................................................48
"D&O Insurance"................................................65
"Delaware Courts"..............................................80
"DGCL"..........................................................2
"Duke"..........................................................1
"Duke 1995 Margin Threshold"...................................45
"Duke 1995 Revenue Threshold"..................................45
"Duke Benefit Plans"...........................................42
"Duke Capital Budget"..........................................55
"Duke Common Stock".............................................3
"Duke Director"................................................67
"Duke Disclosure Schedule".....................................30
"Duke Generating Stations".....................................47
"Duke Litigation"..............................................38
"Duke Orders"..................................................38
"Duke Permits".................................................37
"Duke Personnel"...............................................42
"Duke Preference Stock"........................................31
"Duke Preferred Stock A".......................................31
"Duke Preferred Stock".........................................30
"Duke Required Consents".......................................33
"Duke Required Statutory Approvals"............................34
"Duke SEC Documents"...........................................35
"Duke Stock Repurchase Program"................................36
"Duke Shareholders' Meeting"...................................13
"Duke Stock Plans".............................................31
"Duke Vote Matter".............................................32
"Easements"....................................................29
"Effective Time"................................................2
"Environmental Claims".........................................23
"Environmental Laws"...........................................23
"Environmental Permits"........................................25
"Environmental Subsidiary".....................................24
"ERISA"........................................................22
"Excess Shares Proceeds"........................................7
"Excess Shares".................................................7
"Exchange Act".................................................13
"Exchange Agent"................................................5

"Exchange Fund".................................................5
"Exchange Ratio"................................................3
"FERC".........................................................13
"Final Order"..................................................73
"GAAP"..........................................................1
"Governmental Entity"..........................................13
"Hazardous Materials"..........................................24
"HSR Act"......................................................13
"IRS"..........................................................19
"Joint Proxy Statement"........................................13
"Joint Venture"................................................82
"Material Adverse Effect".......................................9
"Maximum Premium"..............................................65
"Merger Sub"....................................................1
"Merger"........................................................1
"Mobil Joint Venture"..........................................30
"Mortgage".....................................................46
"NCBCA"........................................................32
"NCUC".........................................................34
"Net PanEnergy Position".......................................29
"NP&L".........................................................45
"Nuclear Stations".............................................48
"NYSE"..........................................................7
"PanEnergy".....................................................1
"PanEnergy Benefit Plans"......................................22
"PanEnergy Business Unit"......................................27
"PanEnergy Business Unit's 1995 Margin Threshold"..............27
"PanEnergy Business Unit's 1995 Revenue Threshold".............27
"PanEnergy Common Stock"........................................3
"PanEnergy Director"...........................................67
"PanEnergy Disclosure Schedule".................................9
"PanEnergy DRIP"...............................................10
"PanEnergy Employees"..........................................69
"PanEnergy Litigation".........................................17
"PanEnergy Option"..............................................4
"PanEnergy Options".............................................4
"PanEnergy Orders".............................................17
"PanEnergy Permits"............................................16
"PanEnergy Personnel"..........................................21
"PanEnergy Pipeline Assets"....................................29
"PanEnergy Preferred Stock".....................................9
"PanEnergy Required Consents"..................................12
"PanEnergy Restricted Stock"....................................4
"PanEnergy SEC Documents"......................................14
"PanEnergy Stock Option Plan"...................................4
"PanEnergy Stock Option Plans"..................................4
"PanEnergy Stock Plans"........................................10
"PanEnergy Stockholders' Approval".............................11
"PanEnergy Stockholders' Meeting"..............................13
"Peat Marwick".................................................62
"Power Act"....................................................13
"PSCSC"........................................................34

"Record Date"..................................................50
"Release"......................................................24
"Rule 145 Affiliates"..........................................65
"S-4"..........................................................14
"Securities Act"................................................7
"Significant Subsidiary".......................................82
"Stock Benefit Plans"..........................................71
"Subsidiary"...................................................82
"Subsidiary Capital Expenditures"..............................56
"Surviving Corporation".........................................2
"Tax Return"...................................................17
"Tax Ruling"...................................................19
"Taxes"........................................................17
"Transition Committee".........................................60
"Voting Debt"..................................................10

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 24, 1996, by and among Duke Power Company, a North Carolina corporation ("Duke"), Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of Duke ("Merger Sub"), and PanEnergy Corp, a Delaware corporation ("PanEnergy").


                                    RECITALS

     WHEREAS, Duke and PanEnergy have each determined to engage in a strategic business combination with the other;

     WHEREAS, in furtherance thereof, the respective Boards of Directors of Duke and PanEnergy have approved the merger (the "Merger") of Merger Sub with and into PanEnergy whereby the Common Stock of PanEnergy will be converted into and exchanged for Common Stock of Duke and PanEnergy will become a wholly-owned subsidiary of Duke, all pursuant to the terms and conditions set forth in this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger will be a reorganization of the type described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder;

     WHEREAS, for accounting purposes, it is intended that the transaction contemplated hereby shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP");

     WHEREAS, Duke and PanEnergy have each received fairness opinions relating to the transactions contemplated hereby (as more fully described herein); and

     WHEREAS, Duke, Merger Sub and PanEnergy desire to make certain representations, warranties and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER

    1.1.  The Merger.  Subject to the terms and conditions of this Agreement, at
          ----------
the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into PanEnergy in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. PanEnergy shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").

    1.2.  The Closing.  Subject to the terms and conditions of this Agreement,
          -----------
the closing of the Merger (the "Closing") shall take place (a) at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, at 10:00 a.m., local time, on the second business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 9 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Duke and PanEnergy may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

    1.3.  Effective Time.  If all the conditions to the Merger set forth in
          --------------
Article 9 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 10, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").


                                   ARTICLE 2

                        CERTIFICATE OF INCORPORATION AND
                      BY-LAWS OF THE SURVIVING CORPORATION

    2.1.  Certificate of Incorporation.  The Certificate of Incorporation of
          ----------------------------
Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time (except that Article 1 of such Certificate of Incorporation shall be amended as of the Effective Time to read as follows: "The name of the

Corporation is PanEnergy Corp."), until duly amended in accordance with applicable law.

    2.2.  By-laws.  The By-laws of Merger Sub in effect immediately prior to the
          -------
Effective Time shall be the By-laws of the Surviving Corporation, until duly amended in accordance with applicable law.


                                   ARTICLE 3

                         DIRECTORS AND OFFICERS OF THE
                             SURVIVING CORPORATION

    3.1.  Directors.  The directors of the Surviving Corporation at the
          ---------
Effective Time shall be the directors of PanEnergy immediately prior to the Effective Time together with such other persons as Duke shall designate and until their successors are duly appointed or elected in accordance with applicable law.

    3.2.  Officers.  The officers of the Surviving Corporation at the Effective
          --------
Time shall be the officers of PanEnergy immediately prior to the Effective Time together with such other persons as Duke shall designate and until their successors are duly appointed or elected in accordance with applicable law.


                                   ARTICLE 4

                     EFFECT OF THE MERGER ON SECURITIES OF
                            MERGER SUB AND PANENERGY

    4.1.  Merger Sub Stock.  At the Effective Time, each share of Common Stock,
          ----------------
$1.00 par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock, $1.00 par value, of the Surviving Corporation.

    4.2.  PanEnergy Securities.  (a)  At the Effective Time, each share of
          --------------------
Common Stock, par value $1.00 per share (the "PanEnergy Common Stock"), of PanEnergy issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.0444 shares of Common Stock, without par value (the "Duke Common Stock"), of Duke (the "Exchange Ratio").

    (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of PanEnergy Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of shares of PanEnergy Common Stock shall thereafter cease to have any rights with respect to such shares of PanEnergy Common Stock, except the right to receive, without interest, the Duke Common Stock and cash for fractional shares of Duke Common Stock in accordance with Sections 4.3(b) and 4.3(e) upon the surrender of a certificate (a "Certificate") representing such shares of PanEnergy Common Stock.

    (c) Each share of PanEnergy Common Stock issued and held in PanEnergy's treasury or by any Subsidiary (as defined in Section 11.15) of PanEnergy at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

    (d) All options (individually, a "PanEnergy Option" and collectively, the "PanEnergy Options") outstanding at the Effective Time under any PanEnergy stock option plan (individually, a "PanEnergy Stock Option Plan" and collectively, the "PanEnergy Stock Option Plans") shall remain outstanding following the Effective Time. At the Effective Time, such PanEnergy Options shall, by virtue of the Merger and without any further action on the part of PanEnergy or the holder of any such PanEnergy Options, be assumed by Duke in such manner that Duke (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code, or (ii) to the extent that Section 424 of the Code does not apply to any such PanEnergy Options, would be such a corporation were Section 424 of the Code applicable to such PanEnergy Option. Each PanEnergy Option assumed by Duke shall be exercisable upon the same terms and conditions as under the applicable PanEnergy Stock Option Plan and the applicable option agreement issued thereunder, except that (i) each such PanEnergy Option shall be exercisable for that whole number of shares of Duke Common Stock (rounded down to the nearest whole share) into which the number of shares of PanEnergy Common Stock subject to such PanEnergy Option immediately prior to the Effective Time would be converted under this Section 4.2, and (ii) the option price per share of Duke Common Stock shall be an amount equal to the option price per share of PanEnergy Common Stock subject to such PanEnergy Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded up to the nearest full cent). No payment shall be made for fractional interests. Each award of restricted PanEnergy Common Stock outstanding at the Effective Time that is not vested before or at the Effective Time (the "PanEnergy Restricted Stock") shall remain outstanding following the Effective Time in accordance with the terms of any such award. At the Effective Time, such PanEnergy Restricted Stock shall, by virtue of the Merger and without any further action on the part of PanEnergy or the holder of any such PanEnergy Restricted Stock, be assumed by Duke and shall be adjusted to constitute an award of restricted Duke Common Stock, upon the same terms and conditions as were applicable under such PanEnergy Restricted Stock, except that it shall consist of such number of shares of Duke Common Stock into which such PanEnergy Restricted Stock is converted pursuant to the Merger. At the Effective Time, Duke shall assume each agreement relating to PanEnergy Stock Options and PanEnergy Restricted Stock, each as amended pursuant to the foregoing. As soon as practicable after the Effective Time, Duke shall deliver to the holders of PanEnergy Stock Options and PanEnergy Restricted Stock appropriate documentation setting forth such holders' rights pursuant to the amended terms thereof, each as assumed by Duke.

    (e) The 9% Convertible Notes of PanEnergy due 1997-2004 (the "Convertible Notes") shall remain outstanding following the Effective Time, unless theretofore redeemed. At the Effective Time, PanEnergy shall take such action as may be necessary so that, after the Effective Time, the Convertible Notes outstanding at the Effective Time, if any, shall be convertible in accordance with their terms only for Duke Common Stock. Duke shall authorize and reserve for issuance, or otherwise provide, a sufficient number of shares of Duke Common Stock for delivery upon such conversion of the then outstanding Convertible Notes.

    4.3.  Exchange of Certificates Representing PanEnergy Common Stock. (a) As
          ------------------------------------------------------------
of the Effective Time, Duke shall deposit, or shall cause to be deposited, with an exchange agent selected by Duke, which shall be reasonably satisfactory to PanEnergy (the "Exchange Agent"), for the benefit of the holders of shares of PanEnergy Common Stock, for exchange in accordance with this Article 4, certificates representing the shares of Duke Common Stock (such certificates for shares of Duke Common Stock, together with any dividends or distributions paid with respect thereto relating to record dates for such dividends or distributions after the Effective Time, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.2 and paid pursuant to this
Section 4.3 in exchange for outstanding shares of PanEnergy Common Stock.

    (b) Promptly after the Effective Time, Duke shall cause the Exchange Agent to mail to each holder of record of shares of PanEnergy Common Stock (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such shares of PanEnergy Common Stock shall pass, only upon delivery of the

Certificates representing such shares to the Exchange Agent and which shall be in such form and have such other provisions as Duke may reasonably specify and
(ii) instructions for use in effecting the surrender of such Certificates in exchange for certificates representing shares of Duke Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of the shares represented by such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Duke Common Stock and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 4, less any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of shares of PanEnergy Common Stock. In the event of a transfer of ownership of PanEnergy Common Stock which is not registered in the transfer records of PanEnergy, a certificate representing the proper number of shares of Duke Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such PanEnergy Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

    (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Duke Common Stock shall be paid with respect to any shares of PanEnergy Common Stock represented by a Certificate to the holder of such Certificate until such Certificate is surrendered for exchange as provided herein. Dividends and distributions declared after the Effective Date in respect of shares of Duke Common Stock that would be delivered by the Exchange Agent in exchange for shares of PanEnergy Common Stock upon surrender of the Certificates therefor shall be deposited with the Exchange Agent for the benefit of the holders of such Certificates until the unclaimed portion of the Exchange Fund is returned to Duke in accordance with
Section 4.3(f). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Duke Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Duke Common Stock, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Duke Common Stock, less the amount of any withholding taxes which may be required thereon.

    (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of PanEnergy of the shares of PanEnergy Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates for shares of Duke Common Stock and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificates surrendered in accordance with the procedures set forth in this
Article 4. Certificates surrendered for exchange by any person constituting an "affiliate" of PanEnergy for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Duke has received a written agreement from such person as provided in Section 8.9.

    (e) No fractional shares of Duke Common Stock shall be issued pursuant hereto. As promptly as possible following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Duke Common Stock delivered to the Exchange Agent by Duke pursuant to Section 4.3(a) over
(ii) the number of full shares of Duke Common Stock to be distributed to the holders of PanEnergy Common Stock pursuant to Section 4.3(b) (such excess being herein referred to as the "Excess Shares"). As soon after the Effective Date as practicable, the Exchange Agent, as agent for the holders of PanEnergy Common Stock, shall sell the Excess Shares at the then prevailing prices on the New York Stock Exchange (the "NYSE") through one or more member firms of the NYSE in round lots to the extent practicable. Duke shall pay, or cause to be paid, all commissions, transfer taxes and other out-of-pocket transactions costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. Until the proceeds of such sale or sales have been distributed to the holders of PanEnergy Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of PanEnergy Common Stock. The Exchange Agent shall determine the portion of the proceeds from the sale of the Excess Shares (the "Excess Shares

Proceeds") to which each holder of PanEnergy Common Stock is entitled, if any, by multiplying the amount of the Excess Shares Proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of PanEnergy Common Stock is entitled, and the denominator of which is the aggregate amount of fractional share interests to which all of the holders of PanEnergy Common Stock are entitled. As soon as practicable after the sale of the Excess Shares and the determination of the amount of cash, if any, to be paid to each holder of PanEnergy Common Stock in lieu of any fractional share interests, the Exchange Agent shall distribute such amounts to the holders of PanEnergy Common Stock entitled thereto and who have theretofore delivered Certificates for PanEnergy Common Stock pursuant to this Article 4.

    (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Duke Common Stock) that remains unclaimed by the former stockholders of PanEnergy one year after the Effective Time shall be delivered to Duke. Any former stockholders of PanEnergy who have not theretofore complied with this Article 4 shall thereafter look only to Duke for payment of their shares of Duke Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Duke Common Stock deliverable in respect of each share of PanEnergy Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

    (g) None of Duke, PanEnergy, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of PanEnergy Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Duke, the posting by such person of a bond in such reasonable amount as Duke may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Duke Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Duke Common Stock as provided in Section 4.3(c), deliverable in respect thereof pursuant to this Agreement.

    4.4.  Adjustment of Exchange Ratio.  In the event that, subsequent to the
          ----------------------------
date of this Agreement but prior to
the Effective Time, the outstanding shares of Duke Common Stock or PanEnergy Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.


                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF PANENERGY

          Except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of PanEnergy and delivered to Duke by or on behalf of PanEnergy on or prior to the date hereof (the "PanEnergy Disclosure Schedule") (each of which exceptions shall specifically identify the relevant Section hereof to which it relates), PanEnergy represents and warrants to Duke as follows:

    5.1.  Organization, Standing and Power.  Each of PanEnergy and its
          --------------------------------
Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets and properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on PanEnergy (as hereinafter defined). As used in this Agreement a "Material Adverse Effect" shall mean, in respect of PanEnergy, any effect or change that is, or is reasonably likely to be, materially adverse to the business, operations, assets, financial condition or results of operations of PanEnergy and its Subsidiaries taken as a whole. PanEnergy has heretofore made available to Duke complete and correct copies of its Restated Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws (or similar governing documents) of each of its Subsidiaries, in each case as in effect at the date hereof.

    5.2.  Capital Structure. (a) The authorized capital stock of PanEnergy
          -----------------
consists of 300,000,000 shares of PanEnergy Common Stock and 3,000,000 shares of preferred stock, par value $1.00 per share (the "PanEnergy Preferred Stock").
At the close of business on October 31, 1996:

(i) 151,066,410 shares of PanEnergy Common Stock and no shares of PanEnergy Preferred Stock were issued and outstanding; (ii) 7,015,366 shares of PanEnergy Common Stock were reserved for issuance pursuant to PanEnergy's stock option plans and programs (collectively, the "PanEnergy Stock Plans"); (iii) no shares of PanEnergy Common Stock were held by PanEnergy in its treasury or by any Subsidiary of PanEnergy, except for shares of PanEnergy Common Stock held in treasury for issuance pursuant to PanEnergy's Dividend Reinvestment and Stock Purchase Plan (together with any successor plan, the "PanEnergy DRIP"); and (iv) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote on any matters on which its stockholders may vote) ("Voting Debt") were issued or outstanding, except for the Convertible Notes. Since October 31, 1996, except for changes resulting from the exercise of stock options granted prior to the date hereof pursuant to the PanEnergy Stock Plans, changes resulting from issuances of PanEnergy Common Stock pursuant to the PanEnergy DRIP and changes resulting from the conversion of Convertible Notes (which exercises of stock options, issuances of PanEnergy Common Stock and conversions of Convertible Notes are set forth, as of November 15, 1996, in Section 5.2(a) of the PanEnergy Disclosure Schedule), PanEnergy has not issued: (A) any additional shares of capital stock, Voting Debt or other voting securities or (B) any securities convertible into or exchangeable for shares of capital stock, any Voting Debt or other voting securities. The authorized capital stock of each wholly-owned Subsidiary of PanEnergy and the percentage ownership interest of PanEnergy and any other Subsidiary or Subsidiaries of PanEnergy in any Subsidiary that is not wholly-owned, in each case as of the date hereof, are set forth in Section 5.2(a) of the PanEnergy Disclosure Schedule. All outstanding shares of PanEnergy Common Stock and all outstanding shares of the capital stock of each Subsidiary of PanEnergy are validly issued, fully paid and nonassessable and are not subject to any preemptive rights. Except as set forth in Section 5.2(a) of the PanEnergy Disclosure Schedule, all outstanding shares of the capital stock of the Subsidiaries of PanEnergy are owned by PanEnergy or wholly-owned Subsidiaries of PanEnergy, free and clear of all liens, charges, encumbrances, claims, security interests, equities and options of any nature whatsoever. Except as set forth in Section 5.2(a) of the PanEnergy Disclosure Schedule and except for the conversion rights of the holders of the Convertible Notes, as of the date hereof, there are no outstanding subscriptions, options, warrants, calls, rights, commitments or agreements to which PanEnergy or any Subsidiary of PanEnergy is a party or by which PanEnergy or any Subsidiary of PanEnergy is bound, obligating PanEnergy or any Subsidiary of PanEnergy to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, any additional shares of capital stock, any Voting Debt or other voting securities of PanEnergy or of any Subsidiary of PanEnergy, or obligating PanEnergy or any Subsidiary of PanEnergy to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings to which PanEnergy or any Subsidiary of PanEnergy is a party or by which PanEnergy or any Subsidiary of PanEnergy is bound relating to the voting of any shares of the capital stock of PanEnergy or any Subsidiary of PanEnergy by any person other than PanEnergy or a Subsidiary of PanEnergy.

    (b) Section 5.2(b) of the PanEnergy Disclosure Schedule lists as of the date hereof all Subsidiaries of PanEnergy, including the name of each Subsidiary, the state or jurisdiction of its incorporation or organization, the states or jurisdictions in which they are qualified or licensed to do business and PanEnergy's interest therein.

    (c) Section 5.2(c) of the PanEnergy Disclosure Schedule lists as of the date hereof all Joint Ventures (as defined in Section 11.15) of PanEnergy, including the name of each such entity, the state or jurisdiction of its organization, the states or jurisdictions in which they are qualified or licensed to do business and PanEnergy's interest therein.

    (d) The Shareholder Rights Protection Agreement dated as of March 11, 1986, as amended, between PanEnergy and Continental Stock Transfer & Trust Company, as successor Rights Agent, has been terminated or has expired without any rights becoming exercisable thereunder, and PanEnergy has not adopted any other shareholder rights plan and will not do so prior to the Effective Time.

    5.3.  Authority; No Violations; Consents and Approvals. (a) The Board of
          ------------------------------------------------
Directors of PanEnergy has approved this Agreement, the Merger and the other transactions contemplated hereby by the unanimous vote of all of the directors present and has declared this Agreement, the Merger and the other transactions contemplated hereby to be in the best interests of the stockholders of PanEnergy. The directors voting thereon have advised PanEnergy and Duke that they intend to vote or cause to be voted all of the shares of PanEnergy Common Stock beneficially owned by them in favor of approval of the Merger and this Agreement. PanEnergy has all requisite corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement by the stockholders of PanEnergy in accordance with the DGCL (the "PanEnergy Stockholders' Approval") and due and timely receipt of all regulatory consents and approvals set forth in Section 5.3(c) of the PanEnergy Disclosure Schedule, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PanEnergy, subject, with respect to consummation of the Merger, to the PanEnergy Stockholders' Approval and due and timely receipt of the regulatory consents and approvals specified above. This Agreement has been duly executed and delivered by PanEnergy and, subject, with respect to consummation of the Merger, to the PanEnergy Stockholders' Approval and due and timely receipt of the regulatory consents and approvals specified above, and assuming this Agreement constitutes the valid and binding obligation of Duke and Merger Sub, constitutes a valid and binding obligation of PanEnergy enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

    (b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures under, any provision of (A) the Restated Certificate of Incorporation or By-Laws of PanEnergy or the comparable charter or organizational documents of any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures, (B) subject to obtaining the third-party consents set forth in Section 5.3(b) of the PanEnergy Disclosure Schedule (the "PanEnergy Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures or any of their respective properties or assets or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 5.3(c) are duly and timely obtained or made and the PanEnergy Stockholders' Approval has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on PanEnergy, materially impair the ability of PanEnergy to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures in connection with the execution and delivery of this Agreement by PanEnergy or the consummation by PanEnergy of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on PanEnergy, would impair the ability of PanEnergy to perform its obligations hereunder or would prevent the consummation of any of the transactions contemplated hereby, except for: (A) the filing of a premerger notification report by PanEnergy under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of (x) a joint proxy statement in preliminary and definitive form relating to the meeting of PanEnergy's stockholders (the "PanEnergy Stockholders' Meeting") and the meeting of Duke's shareholders (the "Duke Shareholders' Meeting") to be held in connection with the Merger (the "Joint Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware; (D) such filings and approvals as may be required by any applicable state securities or "blue sky" laws; and (E) those consents, approvals, orders or authorizations, registrations, declarations, filings and permits set forth in Section 5.3(c) of the PanEnergy Disclosure Schedule.

    5.4.  SEC Documents.  The filings required to be made by PanEnergy and its
          -------------
Subsidiaries since December 31, 1993 under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Federal Power Act (the "Power Act") and applicable state laws and regulations, if any, have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC") and the relevant state authorities, if any, as the case may be, and PanEnergy has complied in all material respects with all applicable requirements of such acts and the rules and regulations thereunder, with such exceptions as would not in the aggregate have a Material Adverse Effect on PanEnergy. PanEnergy has made available to Duke a true and complete copy of each report, schedule, registration statement, definitive proxy statement or other document filed by PanEnergy or any of its Subsidiaries with the SEC since December 31, 1993 (the "PanEnergy SEC Documents"). As of their respective dates, the PanEnergy SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such PanEnergy SEC Documents, with such exceptions as would not in the aggregate have a Material Adverse Effect on PanEnergy and none of the PanEnergy SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of PanEnergy included in the PanEnergy SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of PanEnergy and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of PanEnergy and its consolidated subsidiaries for the periods presented therein.

    5.5.  Information Supplied.  None of the information supplied or to be
          --------------------
supplied by PanEnergy for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Duke in connection with the issuance of shares of Common Stock in the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by PanEnergy and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to the stockholders of PanEnergy and the shareholders of Duke or at the time of the meeting of such stockholders or shareholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to PanEnergy or any of its Subsidiaries, or with respect to other information supplied by PanEnergy for inclusion in the Joint Proxy Statement or the S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of PanEnergy. The Joint Proxy Statement, insofar as it relates to PanEnergy or its Subsidiaries or other information supplied by PanEnergy for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    5.6.  Absence of Certain Changes or Events.  Except as disclosed in, or
          ------------------------------------
reflected in the financial statements included in, the PanEnergy SEC Documents, or except as contemplated by this Agreement, from December 31, 1995 through the date hereof , each of PanEnergy, its Subsidiaries and, to PanEnergy's knowledge, its Joint Ventures has conducted its business only in the ordinary course of business consistent with past practice and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of PanEnergy's capital stock, except for regular quarterly cash dividends consistent with past practice on PanEnergy Common Stock with usual record and payment dates for such dividends; (ii) any repurchase, redemption or other acquisition by PanEnergy or any Subsidiary of PanEnergy of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, PanEnergy or any Subsidiary of PanEnergy, except in accordance with the terms of the PanEnergy Stock Plans, the PanEnergy Benefit Plans (as defined in Section 5.12(a)) or the PanEnergy DRIP; (iii) any material change in any method of accounting or accounting practice by PanEnergy or any Subsidiary of PanEnergy; or (iv) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that could reasonably be expected to have a Material Adverse Effect on PanEnergy. Since November 24, 1995, PanEnergy has executed no confidentiality agreement with any person in connection with its consideration of acquiring all or a substantial part of PanEnergy or its Significant Subsidiaries.

     5.7. No Undisclosed Material Liabilities.  Except as disclosed in the
          -----------------------------------
PanEnergy SEC Documents, as of the date hereof, there are no liabilities or obligations of PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures of any kind whatsoever, whether accrued, contingent or otherwise, that would constitute, and there have been no events, changes or effects with respect to PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures, constituting or which are reasonably likely to constitute, whether individually or in the aggregate, a Material Adverse Effect on PanEnergy.

     5.8. No Default.  Neither PanEnergy nor any of its Subsidiaries nor, to
          ----------
PanEnergy's knowledge, any of its Joint Ventures is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charters, bylaws or other governing documents, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures is now a party or by which PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on PanEnergy.

     5.9. Compliance with Applicable Laws.  PanEnergy and its Subsidiaries and,
          -------------------------------
to PanEnergy's knowledge, its Joint Ventures hold all permits, licenses, variances, exemptions, orders, franchises, consents and approvals of all Governmental Entities necessary for them to own, lease and operate their properties and assets and to lawfully conduct their respective businesses (the "PanEnergy Permits"), except where the failure so to hold would not have a Material Adverse Effect on PanEnergy. PanEnergy and its Subsidiaries and, to PanEnergy's knowledge, its Joint Ventures are in compliance with the terms of the PanEnergy Permits, except where the failure so to comply would not have a Material Adverse Effect on PanEnergy. Except as disclosed in the PanEnergy SEC Documents, the businesses of PanEnergy, its Subsidiaries and, to PanEnergy's knowledge, its Joint Ventures are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on PanEnergy. No action, proceeding, investigation or review of any Governmental

Entity with respect to PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures is pending, and, to PanEnergy's knowledge, no investigation or review by any Governmental Entity with respect to PanEnergy, any of its Subsidiaries or any of its Joint Ventures is threatened which would, or would be reasonably likely to, have a Material Adverse Effect on PanEnergy.

    5.10. Litigation.  Except as disclosed in the PanEnergy SEC Documents or as
          ----------
set forth in Section 5.10 of the PanEnergy Disclosure Schedule, there is no suit, action or proceeding pending, or, to the knowledge of PanEnergy, threatened against or affecting PanEnergy, any of its Subsidiaries or any of its Joint Ventures ("PanEnergy Litigation"), and PanEnergy, its Subsidiaries and, to PanEnergy's knowledge, its Joint Ventures have no knowledge of any facts that are likely to give rise to any PanEnergy Litigation, that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on PanEnergy or its ability to consummate the transactions contemplated by this Agreement, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against PanEnergy, any of its Subsidiaries or, to PanEnergy's knowledge, any of its Joint Ventures ("PanEnergy Orders") that are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on PanEnergy or its ability to consummate the transactions contemplated by this Agreement.

    5.11. Tax Matters.  "Taxes", as used in this Agreement, means any federal,
          -----------
state, county, local or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, whether foreign or domestic, and includes any additions to tax, interest and penalties (civil or criminal), and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes PanEnergy or any of its Subsidiaries on the one hand, or Duke or any of its Subsidiaries on the other hand.

          Except (i) as disclosed in Section 5.11 of the PanEnergy Disclosure Schedule or (ii) where the failure of the following representations to be true would not, either individually or in the aggregate, have a Material Adverse Effect on PanEnergy:

    (a)  Filing of Timely Tax Returns.  All material Tax Returns required to be
         ----------------------------
filed by PanEnergy and each of its Subsidiaries under applicable law have been (and, as to Tax Returns not filed as of the date hereof, will be) filed on a timely basis. All such Tax Returns were and are in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct.

    (b)   Payment of Taxes.  PanEnergy and each of its Subsidiaries have, within
          ----------------
the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all material Taxes that are currently due and payable except for those being contested in good faith or for which adequate reserves have been established. No written claim (and, to PanEnergy's knowledge, no other claim) has ever been made by an authority in a jurisdiction where any of PanEnergy and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

    (c)   Tax Reserves.  Except as previously disclosed by PanEnergy to Duke,
          ------------
PanEnergy and its Subsidiaries have established (and until the Closing Date will maintain) on their books and records (i) reserves adequate to pay all material Taxes and all deficiencies in material Taxes asserted, proposed or threatened against PanEnergy or its Subsidiaries and (ii) reserves for deferred income taxes, in each case in accordance with GAAP.

    (d)   Tax Liens.  There are no Tax liens upon the assets of PanEnergy or any
          ---------
of its Subsidiaries except liens for Taxes not yet due.

    (e)   Withholding Taxes.  PanEnergy and each of its Subsidiaries have
          -----------------
complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6049 of the Code, as well as any similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all material amounts required.

    (f)   Extensions of Time for Filing Tax Returns.  Neither PanEnergy nor any
          -----------------------------------------
of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

    (g)   Waivers of Statute of Limitations.  Neither PanEnergy nor any of its
          ---------------------------------
Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

    (h)   Expiration of Statute of Limitations.  The statute of limitations for
          ------------------------------------
the assessment of all material Taxes has expired for all applicable material Tax Returns of PanEnergy and each of its Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any material Taxes has been proposed, asserted or assessed (or, to PanEnergy's knowledge, threatened) against PanEnergy or any of its Subsidiaries that has not been resolved and paid in full or previously disclosed by PanEnergy to Duke.

    (i)   Audit, Administrative and Court Proceedings. No audits or other
          -------------------------------------------
administrative proceedings or court proceedings are presently pending with regard to any material Taxes or material Tax Returns of PanEnergy or any of its Subsidiaries. Neither PanEnergy nor any of its Subsidiaries has any knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns. Further, to the best of the knowledge of PanEnergy, no state of facts exists or has existed which would constitute grounds for the assessment of any material liability for Taxes with respect to the periods which have not been audited by the Internal Revenue Service (the "IRS") or other taxing authority.

    (j)   Tax Rulings.  Neither PanEnergy nor any of its Subsidiaries has
          -----------
received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing material adverse effect after the Closing Date. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

    (k)   Availability of Tax Returns.  To the extent not previously provided,
          ---------------------------
as soon as practicable after the date hereof, PanEnergy and its Subsidiaries will make available to Duke complete and accurate copies of such of the following materials as Duke may reasonably request: (i) material Tax Returns, and any amendments thereto, filed by PanEnergy or any of its Subsidiaries since January 1, 1994, (ii) audit reports received from any taxing authority relating to any material Tax Return filed by PanEnergy or any of its Subsidiaries and
(iii) Closing Agreements entered
into by PanEnergy or any of its Subsidiaries with any taxing authority.

    (l)   Tax Sharing Agreements.  Neither PanEnergy nor any of its Subsidiaries
          ----------------------
is a party to any Tax allocation or sharing agreement with any person other than PanEnergy and its Subsidiaries.

    (m)   Liability for Others.  Neither PanEnergy nor any of its Subsidiaries
          --------------------
has any liability for Taxes of any person other than PanEnergy and its Subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

    (n)   Section 341(f).  Neither PanEnergy nor any of its Subsidiaries has
          --------------
filed (or will file prior to the Closing) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by PanEnergy or any of its Subsidiaries.

    (o)   Section 168.  No property of PanEnergy or any of its Subsidiaries is
          -----------
property that PanEnergy or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

    (p)   Section 481 Adjustments.  Neither PanEnergy nor any of its
          -----------------------
Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by PanEnergy or any of its Subsidiaries, and to the best of the knowledge of PanEnergy, the IRS has not proposed any such adjustment or change in accounting method.

    (q)   Tax-Exempt Interest.  None of the assets of PanEnergy or its
          -------------------
Subsidiaries directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

    (r)   Sections 6661 and 6662.  All transactions that could give rise to an
          ----------------------
understatement of federal income tax (within the meaning of Section 6661 of the Code for Tax Returns filed on or before December 31, 1989, and within the meaning of Section 6662 of the Code for tax returns filed after December 31,
1989) have been adequately disclosed (or, with respect to Tax Returns not yet filed will be adequately disclosed) on the Tax Returns of PanEnergy and its

Subsidiaries in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns filed on or prior to December 31, 1989, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns filed after December 31, 1989.

    (s)   Section 280G.  Neither PanEnergy nor any of its Subsidiaries is a
          ------------
party to any agreement, contract, or arrangement that could result, either directly or indirectly, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (except for such payments as may be payable pursuant to certain provisions in contracts contemplated by Section 8.16 and/or as a result of the accelerated vesting of awards of restricted PanEnergy Common Stock and/or PanEnergy Options).

    (t)   Acquisition Indebtedness.  No indebtedness of PanEnergy or any of its
          ------------------------
Subsidiaries is "corporate acquisition indebtedness" within the meaning of
Section 279(b) of the Code.

    (u)   NOLs.  As of September 30, 1996, PanEnergy and its Subsidiaries had
          ----
net operating loss carryovers available to offset future income as set forth in
Section 5.11(u) of the PanEnergy Disclosure Schedule. Section 5.11(u) of the PanEnergy Disclosure Schedule sets forth the amount of and year of expiration of each company's net operating loss carryovers.

    (v)   Credit Carryover.  As of September 30, 1996, PanEnergy and its
          ----------------
Subsidiaries had tax credit carryovers available to offset future tax liability as set forth in Section 5.11(v) of the PanEnergy Disclosure Schedule. Section 5.11(v) of the PanEnergy Disclosure Schedule sets forth the amount and year of expiration of each company's tax credit carryovers.

    (w)   The Merger.  Neither PanEnergy nor any of its Subsidiaries has taken
          ----------
any action or has any knowledge of any fact or circumstance that would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization under Section 368(a) of the Code.

   5.12.  Employee Benefits; Labor Matters.  (a) Except as disclosed in the
          --------------------------------
PanEnergy SEC documents, as set forth in Section 5.12(a) of the PanEnergy Disclosure Schedule or as would not have a Material Adverse Effect on PanEnergy,
(i) all employee benefit plans, policies, practices, arrangements and programs maintained for the benefit of the current or former employees or directors of PanEnergy or any of its Subsidiaries ("PanEnergy Personnel") that are sponsored, maintained or contributed to by

PanEnergy or any of its Subsidiaries, or with respect to which PanEnergy or any of its Subsidiaries has incurred or could be reasonably expected to incur any liability, including without limitation any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") ("PanEnergy Benefit Plans"), are in compliance with all applicable requirements of law, including ERISA and the Code, and have been administered and operated in compliance with their terms, and (ii) neither PanEnergy nor any of its Subsidiaries has any liabilities or obligations with respect to any such PanEnergy Benefit Plans or any employee benefit plan which is not a PanEnergy Benefit Plan because (x) such plan has been terminated and/or
(y) such plan is or was maintained or contributed to by any entity (other than a Subsidiary of PanEnergy) required to be aggregated with PanEnergy pursuant to
Section 414 of the Code or Section 4001(b) of ERISA, whether accrued, contingent or otherwise, nor, to the knowledge of PanEnergy, are any such liabilities or obligations expected to be incurred.

    (b) Except as set forth in Section 5.12(b) of the PanEnergy Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any plan, policy, arrangement or agreement, including but not limited to the PanEnergy Benefit Plans, or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any PanEnergy Personnel.

    (c) Except as set forth in Schedule 5.12(c) of the PanEnergy Disclosure Schedule, neither PanEnergy nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization, nor does PanEnergy know of any activity or proceeding of any labor organization (or representative thereof) or employee group to represent or organize any PanEnergy Personnel. Except as set forth in Section 5.12(c) of the PanEnergy Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint against PanEnergy pending, or, to the knowledge of PanEnergy, threatened, which has or could reasonably be expected to have, a Material Adverse Effect on PanEnergy and (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of PanEnergy, threatened, against or involving PanEnergy or any of its Subsidiaries which has or could reasonably be expected to have, a Material Adverse Effect on PanEnergy.

         5.13.  Environmental Matters.
                ---------------------

         (a)     Definitions.  For purposes of this Agreement:
                 -----------

    (i) "Environmental Claims" means, with respect to any person, (x) any and all administrative, regulatory or judicial actions, suits, injunctions, judgments, demands (including, without limitation, demands or other notices pursuant to any indemnification, contribution or similar agreement), demand letters, directives, claims, complaints, orders, decrees, liens, investigations, proceedings or notices of non-compliance or violation or any other notice in writing by or from any person or entity (including any Governmental Entity), or
(y) any oral information provided by a Governmental Entity that written action of the type described in the foregoing clause is in process, which (in case of either (x) or (y)) alleges potential liability or any obligation to take any action or cease any action (including, without limitation, potential liability for enforcement, investigatory costs, monitoring costs, cleanup costs, governmental response costs, removal costs, remedial costs, response costs, corrective action, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (1) the presence, or Release (as hereinafter defined) into the environment, of any Hazardous Materials (as hereinafter defined) at any location, whether or not owned, operated, occupied, leased or managed by PanEnergy or any of its Environmental Subsidiaries (for purposes of this Section 5.13) or by Duke or any of its Environmental Subsidiaries (for purposes of Section 6.13) and (2) circumstances or conditions forming the basis of any violation, or alleged violation, of any Environmental Law (as hereinafter defined) including, without limitation (in case of either (1) or (2)), any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials at any location.

    (ii) "Environmental Laws" means all foreign, federal, state and local laws, statutes, rules, regulations, orders, codes, directives and ordinances pertaining to: (A) the protection of health, safety and the indoor or outdoor environment; (B) the conservation, management, or use of natural resources and wildlife; (C) the protection or use of surface water and ground water; (D) the management, manufacture, possession, presence, use, processing, generation, transportation, distribution, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Materials; or (E) pollution (including any

Release or threatened Release of Hazardous Materials to indoor or outdoor air, land surface or subsurface strata, surface water or ground water); and includes, without limitation, the following federal statutes (and their implementing regulations and the analogous state statutes and regulations): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S) 9601 et seq.; the Solid Waste Disposal Act, as amended by the
                ------
Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. (S) 6901 et seq.; the Federal Water
                                                   ------
Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act of 1976,
                            ------
as amended, 15 U.S.C. (S) 2601 et seq.; the Emergency Planning and Community
                               ------
Right-To-Know Act of 1986, 42 U.S.C. (S) 11001 et seq.; the Clean Air Act of
                                               ------
1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. (S) 7401 et
                                                                             --
seq.; the National Environmental Policy Act of 1970, as amended, 42 U.S.C. (S)
---
4321 et seq.; the Rivers and Harbors Act of 1899, as amended, 33 U.S.C. (S) 401
     ------
et seq.; the Endangered Species Act of 1973, as amended, 16 U.S.C. (S) 1531 et
------                                                                      --
seq.; the Atomic Energy Act, as amended, 42 U.S.C. (S) 2014 et seq.; the
---                                                         ------
Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. (S) 651 et
                                                                          --
seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. (S) 300(f) et
---                                                                         --
seq.; and the Oil Pollution Act of 1990, as amended, 33 U.S.C. (S) 2701 et seq.
---                                                                     ------

    (iii) "Hazardous Materials" means (x) any petroleum or petroleum products, radioactive materials, asbestos in any form, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (y) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (z) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any applicable Environmental Law.

    (iv) "Release" means any release or threatened release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the atmosphere, soil, indoor air, subsurface, surface water, groundwater or property.

    (v) "Environmental Subsidiary" means any corporation or other organization, whether incorporated or unincorporated, in which a party to this Agreement directly or indirectly owns or controls securities or other interests or any organization of which such party or any subsidiary of such party is a general partner.

    (b)   Compliance.   (i)  Except as set forth in the PanEnergy SEC Documents,
          ----------
PanEnergy and each of its Environmental Subsidiaries and any real or personal property (including, without limitation, any vessel) that any of them owns, operates, occupies, leases or manages, in whole or in part, directly or indirectly, are in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on PanEnergy.

    (ii) Except as set forth in the PanEnergy SEC Documents, neither PanEnergy nor any of its Environmental Subsidiaries has received any written communication from any person or Governmental Entity that alleges that PanEnergy or any of its Environmental Subsidiaries or any real or personal property (including, without limitation, any vessel) that any of them owns, operates, occupies, leases or manages, in whole or in part, directly or indirectly, is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on PanEnergy.

    (c)   Environmental Permits.  Except as set forth in the PanEnergy SEC
          ---------------------
Documents, PanEnergy and each of its Environmental Subsidiaries has obtained, and will maintain through the Closing Date, all permits, consents, licenses, variances, certificates, exemptions, orders, franchises, authorizations and approvals required under any Environmental Law (collectively, "Environmental Permits") necessary for the construction and operation of their facilities (including, without limitation, any vessel) and the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, an application or renewal application has been timely filed, is pending and agency approval is expected to be obtained, and PanEnergy and its Environmental Subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in compliance with such Environmental Permits and the requirement to make such expenditures would not be reasonably likely to have a Material Adverse Effect on PanEnergy.

    (d)   Environmental Claims.  Except as set forth in the PanEnergy SEC
          --------------------
Documents, there is no Environmental

Claim pending or, to the knowledge of PanEnergy and its Environmental Subsidiaries, threatened:

    (i)   against PanEnergy or any of its Environmental Subsidiaries,

    (ii) against any person or entity whose liability for, or whose obligation to satisfy, any Environmental Claim PanEnergy or any of its Environmental Subsidiaries has retained, assumed or guaranteed, either contractually or by operation of law, or

    (iii) against any real or personal property (including, without limitation, any vessel) or operations that PanEnergy or any of its Environmental Subsidiaries owns, operates, occupies, leases or manages, in whole or in part, directly or indirectly, that would be reasonably likely to have a Material Adverse Effect on PanEnergy.

    (e)   Releases.  Except as set forth in the PanEnergy SEC Documents, and
          --------
except for Releases of Hazardous Materials the liability for which would not be reasonably likely to have a Material Adverse Effect on PanEnergy, PanEnergy has no knowledge of any Release of any Hazardous Materials that has occurred on, at, from or to any of the real or personal property (including, without limitation, any vessel) owned, operated, occupied, leased or managed by PanEnergy or any Environmental Subsidiary of PanEnergy or any predecessor of PanEnergy or any Environmental Subsidiary of PanEnergy or any other property which requires investigation, assessment, monitoring, remediation, response, removal, corrective action, cleanup or any similar action under Environmental Laws.

    (f)   Disclosure.  PanEnergy has disclosed to Duke all material facts that
          ----------
PanEnergy reasonably believes would be reasonably likely to form the basis of a Material Adverse Effect on PanEnergy arising from (x) the cost of pollution control equipment currently required or known to be required in the future, (y) investigation, assessment, monitoring, remediation, response, removal, corrective action, cleanup, or remediation costs and any related costs currently required or known to be required in the future, or (z) any other environmental, health or safety matter affecting PanEnergy or its Environmental Subsidiaries.

    5.14. Insurance.  Except as set forth in Section 5.14 of the PanEnergy
          ---------
Disclosure Schedule, each of PanEnergy and its Subsidiaries is, and has been continuously since December 31, 1993, insured by reputable and financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting their respective businesses during such time period. Neither PanEnergy nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof and neither PanEnergy nor any of its Subsidiaries has received notice that any such policy is invalid or unenforceable.

    5.15. Contracts.  PanEnergy has set forth in Section 5.15 of the PanEnergy
          ---------
Disclosure Schedule a list of all contracts to which PanEnergy or Texas Eastern Transmission Corporation, Algonquin Gas Transmission Company, Panhandle Eastern Pipe Line Company, Trunkline Gas Company, PanEnergy Field Services, Inc., or PanEnergy Trading and Market Services, L.L.C. (each a "PanEnergy Business Unit") is a party as of the date hereof and which, in the reasonable judgment of PanEnergy, is likely (on an annualized basis) in the fiscal year ending December 31, 1996, to (i) provide gross revenues in excess of the PanEnergy Business Unit's 1995 Revenue Threshold, (ii) require payments in excess of the PanEnergy Business Unit's 1995 Revenue Threshold, or (iii) provide a contribution to the gross margin in excess of the PanEnergy Business Unit's 1995 Margin Threshold. As used herein, a "PanEnergy Business Unit's 1995 Revenue Threshold" means an amount equal to 5% of such PanEnergy Business Unit's gross revenues for the fiscal year ended December 31, 1995, and a "PanEnergy Business Unit's 1995 Margin Threshold" means an amount equal to 5% of such PanEnergy Business Unit's gross margin for the fiscal year ended December 31, 1995.

    5.16. Regulatory Proceedings.  Except as set forth in the PanEnergy SEC
          ----------------------
Documents or Section 5.16 of the PanEnergy Disclosure Schedule, neither PanEnergy nor any of its Subsidiaries nor, to PanEnergy's knowledge, any of its Joint Ventures all or part of whose rates or services are regulated by a Governmental Entity is a party to any proceeding before a court or other Governmental Entity which is reasonably likely to result in orders having a Material Adverse Effect on PanEnergy nor has any such proceeding been noticed.

    5.17. Regulation as a Utility.   (a)  Neither PanEnergy nor any of its
          -----------------------
Subsidiaries or Joint Ventures is a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively, and none of PanEnergy or any of its Subsidiaries or Joint Ventures is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act.

    (b) Neither PanEnergy nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of PanEnergy is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States or any foreign country.

    5.18. Opinions of Financial Advisors.  The Board of Directors of PanEnergy
          ------------------------------
has received the opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Lehman Brothers ("Lehman"), dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of PanEnergy Common Stock.

    5.19. Vote Required.  The affirmative vote of the holders of a majority of
          -------------
the outstanding shares of PanEnergy Common Stock is the only vote of the holders of any class or series of capital stock of PanEnergy necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

    5.20. Beneficial Ownership of Duke Common Stock.  Neither PanEnergy nor any
          -----------------------------------------
of its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any outstanding shares of Duke Common Stock.

    5.21. Brokers.  Except for the fees and expenses payable to Merrill Lynch
          -------
and Lehman, which fees are reflected in their agreements with PanEnergy (copies of which have been delivered to Duke), no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PanEnergy.

    5.22. Article Seventh of the Restated Certificate of Incorporation of
          ---------------------------------------------------------------
PanEnergy and Section 203 of the DGCL Not Applicable.  Neither the provisions of
----------------------------------------------------
Article Seventh of PanEnergy's Restated Certificate of Incorporation, nor the provisions of Section 203 of the DGCL are applicable to this Agreement, the Merger or any other transaction contemplated hereby. No other "fair price", "moratorium", "control share acquisition" or similar anti-takeover statute or regulation is applicable to PanEnergy, the Merger or any other transaction contemplated hereby.

    5.23. Properties.  Except for liens arising in the ordinary course of
          ----------
business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of the most recent balance sheet contained in PanEnergy's most recent Report on Form 10-Q filed prior to the date hereof, PanEnergy, its Subsidiaries and, to PanEnergy's knowledge, its Joint Ventures have defensible title (or, with respect to pipelines, equipment and other tangible personal property used in connection with PanEnergy's pipeline operations (collectively, "PanEnergy Pipeline Assets"), title to or interest in the applicable PanEnergy Pipeline Asset sufficient to enable PanEnergy, its Subsidiaries and, to PanEnergy's knowledge, its Joint Ventures to conduct their business with respect thereto without material interference as it is currently being conducted or as described in the PanEnergy SEC Documents) on all their material properties and assets, whether tangible or intangible, real, personal or mixed, free and clear of all liens, except for liens disclosed in the PanEnergy SEC Documents and liens the existence of which would not have a Material Adverse Effect on PanEnergy.

    5.24. Easements.  The businesses of PanEnergy and each of its Subsidiaries
          ---------
are being operated in a manner which does not violate (in any manner which would, or which would be reasonably likely to, have a Material Adverse Effect on PanEnergy) the terms of any easements, rights of way, permits, servitudes, licenses, leasehold estates and similar rights relating to real property (collectively, "Easements") used by PanEnergy and each of its Subsidiaries in such businesses. All Easements are valid and enforceable, except as the enforceability thereof may be affected by bankruptcy, insolvency or other laws of general applicability affecting the rights of creditors generally or principles of equity, and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business where the failure of any such Easement to be valid and enforceable or to grant the rights purported to be granted thereby or necessary thereunder would have a Material Adverse Effect on PanEnergy. There are no spacial gaps in the Easements which would impair the conduct of such business in a manner which would, or which would be reasonably likely to, have a Material Adverse Effect on PanEnergy, and no part of PanEnergy Pipeline Assets is located on property which is not owned in fee by PanEnergy or a Subsidiary or subject to an Easement in favor of PanEnergy or a Subsidiary, where the failure of such PanEnergy Pipeline Assets to be so located would have a Material Adverse Effect on PanEnergy.

    5.25. Futures Trading and Fixed Price Exposure.  The Risk Management
          ----------------------------------------
Committee of PanEnergy has established risk parameters to restrict the level of risk that PanEnergy and its Subsidiaries are authorized to take with respect to the net position resulting from all physical commodity transactions, exchange traded futures and options and over-the-counter derivative instruments (the "Net PanEnergy Position") and monitors the compliance by PanEnergy and its Subsidiaries with such risk parameters. The risk parameters established by PanEnergy's Risk Management Committee on the date of this Agreement are set forth in Section 5.25 of the PanEnergy Disclosure Schedule and may be modified only by PanEnergy's Risk Management Committee. The Net PanEnergy Position is within the risk parameters which have been established by PanEnergy's Risk Management Committee. All guaranties by PanEnergy or any of its Subsidiaries (other than the Mobil Joint Venture) of indebtedness of the Mobil Joint Venture are described in Section 5.25 of the PanEnergy Disclosure Schedule. As used herein, "Mobil Joint Venture" means PanEnergy Trading and Market Services, L.L.C. and PanEnergy Marketing Canada Ltd.


                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF DUKE

          Except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of Duke and delivered to PanEnergy by or on behalf of Duke on or prior to the date hereof (the "Duke Disclosure Schedule") (each of which exceptions shall specifically identify the relevant Section hereof to which it relates), Duke represents and warrants to PanEnergy as follows:

    6.1.  Organization, Standing and Power.  Each of Duke and its Subsidiaries
          --------------------------------
is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets and properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on Duke. As used in this Agreement a "Material Adverse Effect" shall mean, in respect of Duke, any effect or change that is, or is reasonably likely to be, materially adverse to the business, operations, assets, financial condition or results of operations of Duke and its Subsidiaries taken as a whole. Duke has heretofore made available to PanEnergy complete and correct copies of its Restated Articles of Incorporation and By-Laws and the certificates of incorporation and bylaws (or similar governing documents) of each of its Subsidiaries, in each case as in effect at the date hereof.

    6.2.  Capital Structure.   (a)  The authorized capital stock of Duke
          -----------------
consists of 300,000,000 shares of Duke Common Stock, 12,500,000 shares of Preferred Stock, par value $100 (the "Duke Preferred Stock"), 10,000,000 shares of Preferred Stock A, par value $25 (the "Duke Preferred Stock A"), and 1,500,000 shares of Preference Stock, $100 par value (the "Duke Preference Stock"). At the close of business on September 30, 1996: (A) 201,589,596 shares of Common Stock were issued and outstanding; (B) 5,240,000 shares of Duke Preferred Stock were issued and outstanding, consisting of 350,000 shares of 4.50%, Series C; 350,000 shares of 5.72%, Series D; 350,000 shares of 6.72%,
Series E; 850,000 shares of 7.50%, Series R; 600,000 shares of 7.85%, Series S; 130,000 shares of 6.20%, Series T; 130,000 shares of 6.30%, Series U; 130,000 shares of 6.40%, Series V; 500,000 shares of 7.00%, Series W; 500,000 shares of 6.75%, Series X; 600,000 shares of 7.04%, Series Y; and 750,000 shares of Auction Series A; (C) 6,400,000 shares of Duke Preferred Stock A were issued and outstanding, consisting of 1,600,000 shares of 7.72%, 1992 Series; 800,000 shares of 5.95%, 1992 Series B; 800,000 shares of 6.10%, 1992 Series C; 800,000 shares of 6.20%, 1992 Series D; and 2,400,000 shares of 6.375%, 1993 Series; (D)
no shares of Duke Preference Stock were issued and outstanding; (E) 2,000,000 shares of Duke Common Stock were reserved for issuance pursuant to Duke's Stock Incentive Plan; 2,266,424 shares of Duke Common Stock were reserved for issuance pursuant to Duke's Stock Purchase-Savings Program; 3,673,247 shares of Common Stock were reserved for issuance pursuant to Duke's Employee Stock Ownership Plan; and 1,064,998 shares of Duke Common Stock were reserved for issuance pursuant to Duke's Stock Purchase and Dividend Reinvestment Plan (together with any successor plans, the "Duke Stock Plans"); and (F) no Voting Debt of Duke was outstanding. Since September 30, 1996, Duke has not issued: (A) any additional shares of capital stock, any Voting Debt or other voting securities or (B) any securities convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities. The authorized capital stock of each wholly-owned Subsidiary of Duke and the number of shares of the capital stock of each such Subsidiary that are issued and outstanding as of the date hereof, are set forth in Section 6.2(a) of the Duke Disclosure Schedule. All outstanding shares of Duke capital stock are, and the shares of Duke Common Stock issued in accordance with this Agreement and upon exercise of the PanEnergy Stock Options to be assumed by Duke pursuant to this Agreement, will be, and all outstanding shares of the capital stock of each Subsidiary are, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except as set forth in Section 6.2(a) of the Duke Disclosure Schedule, all outstanding shares of the capital stock of the Subsidiaries of Duke are owned by Duke or wholly-owned Subsidiaries of Duke, free and clear of all liens, charges, encumbrances, claims, security interests, equities and options of any nature whatsoever. Except as set forth in Section 6.2(a) of the Duke Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, warrants, calls, rights, commitments or agreements to which Duke or any Subsidiary of Duke is a party or by which Duke or any Subsidiary of Duke is bound, obligating Duke or any Subsidiary of Duke to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, any additional shares of capital stock, any Voting Debt or other voting securities of Duke or of any Subsidiary of Duke or obligating Duke or any Subsidiary of Duke to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings to which Duke or any Subsidiary of Duke is a party or by which Duke or any Subsidiary of Duke is bound relating to the voting of any shares of the capital stock of Duke or any Subsidiary of Duke by any person other than Duke or a Subsidiary of Duke.

    (b) Section 6.2(b) of the Duke Disclosure Schedule lists as of the date hereof all Subsidiaries of Duke, including the name of each Subsidiary, the state or jurisdiction of its incorporation or organization, the states or jurisdictions in which they are qualified or licensed to do business and Duke's interest therein.

    (c) Section 6.2(c) of the Duke Disclosure Schedule lists as of the date hereof all Joint Ventures of Duke, including the name of each such entity, the state or jurisdiction of its organization, the states or jurisdictions in which they are qualified or licensed to do business and Duke's interest therein.

    6.3.  Authority; No Violations; Consents and Approvals. (a) The Board of
          ------------------------------------------------
Directors of Duke has approved this Agreement, the Merger and the other transactions contemplated hereby by the unanimous vote of all of the directors present, and has declared this Agreement, the Merger and the other transactions contemplated hereby to be in the best interests of the shareholders of Duke.
The directors have advised PanEnergy and Duke that they intend to vote or cause to be voted all of the shares of Duke Common Stock beneficially owned by them in favor of approval of the Duke Vote Matter (as defined below). Duke has all requisite corporate power and authority to enter into this Agreement and, subject to approval of the amendment of the Restated Articles of Incorporation of Duke for the purpose of changing the name of Duke to Duke Energy Corporation and increasing the number of authorized shares of Duke Common Stock and subject to approval of the issuance of the shares of Duke Common Stock that are to be issued in connection with the Merger (together, sometimes herein called the "Duke Vote Matter") by the shareholders of Duke in accordance with the North Carolina Business Corporation Act ("NCBCA") and the NYSE listing requirements and subject to due and timely receipt of all required federal and state regulatory consents and approvals set forth in
Section 6.3(c)(E), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the issuance of the Duke Common Stock pursuant to the Merger, have been duly authorized by all necessary corporate action on the part of Duke, subject to approval of the Duke Vote Matter by the shareholders of Duke in accordance with the NCBCA and NYSE listing requirements and subject to due and timely receipt of the regulatory consents and approvals specified above. This Agreement has been duly executed and delivered by Duke and, subject, with respect to approval of the Duke Vote Matter by the shareholders of Duke in accordance with the NCBCA and NYSE listing requirements and subject to due and timely receipt of the regulatory consents and approvals specified above, and assuming this Agreement constitutes the valid and binding obligation of PanEnergy, constitutes a valid and binding obligation of Duke enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

    (b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures under, any provision of (A) the Restated Articles of Incorporation or By-Laws of Duke or the comparable charter or organizational documents of any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures, (B) subject to obtaining the third-party consents, if any, set forth in Section 6.3(b) of the Duke Disclosure Schedule (the "Duke Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures or any of their respective properties or assets or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 6.3(c) are duly and timely obtained or made and the approval of the Duke Vote Matter by the shareholders of Duke has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Duke, materially impair the ability of Duke to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures in connection with the execution and delivery of this Agreement by Duke, or the consummation by Duke of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on Duke, would impair the ability of Duke to perform its obligations hereunder or would prevent the consummation of any of the transactions contemplated hereby, except for: (A) the filing of a premerger notification report by Duke under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of the Joint Proxy Statement, the S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (C) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware; (D) such filings and approvals as may be required by any applicable state securities or "blue sky" laws; and (E) any required approvals of the North Carolina Utilities Commission (the "NCUC"), The Public Service Commission of South Carolina (the "PSCSC") and FERC (the "Duke Required Statutory Approvals").

    6.4.  SEC Documents.  The filings required to be made by Duke and its
          -------------
Subsidiaries since December 31, 1993 under the Securities Act, the Exchange Act, the Power Act, the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"), the 1935 Act, and applicable North Carolina and South Carolina laws and regulations have been filed with the SEC, FERC, the Nuclear Regulatory Commission, the NCUC and the PSCSC, as the case may be, and Duke has complied in all material respects with all requirements of such acts, laws and rules and regulations thereunder with such exceptions as would not in the aggregate have a Material Adverse Effect on Duke. Duke has made available to

PanEnergy a true and complete copy of each report, schedule, registration statement, definitive proxy statement or other document filed by Duke or any of its Subsidiaries with the SEC since December 31, 1993 (the "Duke SEC Documents"). As of their respective dates, the Duke SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Duke SEC Documents, with such exceptions as would not in the aggregate have a Material Adverse Effect on Duke, and none of the Duke SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Duke included in the Duke SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of Duke and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Duke and its consolidated subsidiaries for the periods presented therein.

    6.5.  Information Supplied.  None of the information supplied or to be
          --------------------
supplied by Duke for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Duke and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to the shareholders of Duke and the stockholders of PanEnergy or at the time of the meeting of such shareholders or stockholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Duke or any of its Subsidiaries, or with respect to other information supplied by Duke for inclusion in the Joint Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Duke. The Joint Proxy Statement, insofar as it relates to Duke or its Subsidiaries or other information supplied by Duke for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    6.6.  Absence of Certain Changes or Events.  Except as disclosed in, or
          ------------------------------------
reflected in the financial statements included in, the Duke SEC Documents, or except as contemplated by this Agreement, from December 31, 1995 through the date hereof , each of Duke, its Subsidiaries, and, to Duke's knowledge, its Joint Ventures has conducted its business only in the ordinary course of business consistent with past practice and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to (x) any shares of Duke's capital stock, except for regular quarterly cash dividends consistent with past practice on Duke Common Stock with usual record and payment dates for such dividends, (y) any shares of Duke Preferred Stock, except for regular cash dividends pursuant to the terms of such series of Duke Preferred Stock with usual record and payment dates for such dividends or (z) any shares of Duke Preferred Stock A, except for regular cash dividends pursuant to the terms of such series of Duke Preferred Stock with usual record and payment dates for such dividends; (ii) any repurchase, redemption or other acquisition by Duke or any Subsidiary of Duke of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Duke or any Subsidiary of Duke, except pursuant to Duke's Common Stock repurchase program publicly announced by Duke on March 12, 1996 (the "Duke Stock Repurchase Program") or in accordance with the terms of the Duke Stock Plans or the Duke Benefit Plans as defined in
Section 6.12(a); (iii) any material change in any method of accounting or accounting practice by Duke or any Subsidiary of Duke; or (iv) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that could reasonably be expected to have a Material Adverse Effect on Duke.

    6.7.  No Undisclosed Material Liabilities.  Except as disclosed in the Duke
          -----------------------------------
SEC Documents, as of the date hereof, there are no liabilities or obligations of Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures of any kind whatsoever, whether accrued, contingent or otherwise, that would constitute, and there have been no events, changes or effects with respect to

Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures constituting or which are reasonably likely to constitute, whether individually or in the aggregate, a Material Adverse Effect on Duke.

    6.8.  No Default.  Neither Duke, nor any of its Subsidiaries nor, to Duke's
          ----------
knowledge, any of its Joint Ventures is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charters, bylaws or other governing documents, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Duke, any of its Subsidiaries, or to Duke's knowledge, any of its Joint Ventures is now a party or by which Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on Duke.

    6.9.  Compliance with Applicable Laws.  Duke and its Subsidiaries and, to
          -------------------------------
Duke's knowledge, its Joint Ventures hold all permits, licenses, variances, exemptions, orders, franchises, consents and approvals of all Governmental Entities necessary for them to own, lease and operate their properties and assets, and to lawfully conduct their respective businesses (the "Duke Permits"), except where the failure so to hold would not have a Material Adverse Effect on Duke. Duke and its Subsidiaries and, to Duke's knowledge, its Joint Ventures are in compliance with the terms of the Duke Permits, except where the failure so to comply would not have a Material Adverse Effect on Duke. Except as disclosed in the Duke SEC Documents, the businesses of Duke, its Subsidiaries and, to Duke's knowledge, its Joint Ventures are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on Duke. No action, proceeding, investigation or review of any Governmental Entity with respect to Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures is pending, and, to Duke's knowledge, no investigation or review by any Governmental Entity with respect to Duke, any of its Subsidiaries or any of its Joint Ventures is threatened which would, or would be reasonably likely to, have a Material Adverse Effect on Duke.

    6.10. Litigation.  Except as disclosed in the Duke SEC Documents or as set
          ----------
forth in Section 6.10 of the Duke

Disclosure Schedule, there is no suit, action or proceeding pending, or, to the knowledge of Duke, threatened against or affecting Duke, any of its Subsidiaries, or any of its Joint Ventures ("Duke Litigation") and Duke, its Subsidiaries and, to Duke's knowledge, its Joint Ventures have no knowledge of any facts that are likely to give rise to any Duke Litigation, that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Duke or its ability to consummate the transactions contemplated by this Agreement, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Duke, any of its Subsidiaries or, to Duke's knowledge, any of its Joint Ventures ("Duke Orders") that are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Duke or its ability to consummate the transactions contemplated by this Agreement.

    6.11. Tax Matters.
          -----------

          Except (i) as disclosed in Section 6.11 of the Duke Disclosure Schedule or (ii) where the failure of the following representations to be true would not, either individually or in the aggregate, have a Material Adverse Effect on Duke:

    (a)   Filing of Timely Tax Returns.  All material Tax Returns required to be
          ----------------------------
filed by Duke and each of its Subsidiaries under applicable law have been (and, as to Tax Returns not filed as of the date hereof, will be) filed on a timely basis. All such Tax Returns were and are in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct.

    (b)   Payment of Taxes.  Duke and each of its Subsidiaries have, within the
          ----------------
time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all material Taxes that are currently due and payable except for those being contested in good faith or for which adequate reserves have been established. No written claim (and, to Duke's knowledge, no other claim) has ever been made by an authority in a jurisdiction where any of Duke and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

    (c)   Tax Reserves.  Except as previously disclosed by Duke to PanEnergy,
          ------------
Duke and its Subsidiaries have established (and until the Closing Date will maintain) on their books and records (i) reserves adequate to pay all material Taxes and all deficiencies in material Taxes asserted, proposed or threatened against Duke or its

Subsidiaries and (ii) reserves for deferred income taxes, in each case in accordance with GAAP.

    (d)   Tax Liens.  There are no Tax liens upon the assets of Duke or
          ---------
any of its Subsidiaries except liens for Taxes not yet due.

    (e)   Withholding Taxes.  Duke and each of its Subsidiaries have complied
          -----------------
(and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6049 of the Code, as well as any similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all material amounts required.

    (f)   Extensions of Time for Filing Tax Returns.  Neither Duke nor any of
          -----------------------------------------
its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

    (g)   Waivers of Statute of Limitations.  Neither Duke nor any of its
          ---------------------------------
Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

    (h)   Expiration of Statute of Limitations.  The statute of limitations for
          ------------------------------------
the assessment of all material Taxes has expired for all applicable material Tax Returns of Duke and each of its Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any material Taxes has been proposed, asserted or assessed (or, to Duke's knowledge, threatened) against Duke or any of its Subsidiaries that has not been resolved and paid in full or previously disclosed by Duke to PanEnergy.

    (i)   Audit, Administrative and Court Proceedings. No audits or other
          -------------------------------------------
administrative proceedings or court proceedings are presently pending with regard to any material Taxes or material Tax Returns of Duke or any of its Subsidiaries. Neither Duke nor any of its Subsidiaries has any knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns. Further, to the best of the knowledge of Duke, no state of facts exists or has existed which would constitute grounds for the assessment of any material liability for Taxes with respect to the periods which have not been audited by the IRS or other taxing authority.

    (j)   Tax Rulings.  Neither Duke nor any of its Subsidiaries has received a
          -----------
Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing material adverse effect after the Closing Date.

    (k)   Availability of Tax Returns.  To the extent not previously provided,
          ---------------------------
as soon as practicable after the date hereof, Duke and its Subsidiaries will make available to PanEnergy complete and accurate copies of such of the following materials as PanEnergy may reasonably request: (i) material Tax Returns, and any amendments thereto, filed by Duke or any of its Subsidiaries since January 1, 1994, (ii) audit reports received from any taxing authority relating to any material Tax Return filed by Duke or any of its Subsidiaries and
(iii) Closing Agreements entered into by Duke or any of its Subsidiaries with any taxing authority.

    (l)   Tax Sharing Agreements.  Neither Duke nor any of its Subsidiaries is a
          ----------------------
party to any Tax allocation or sharing agreement with any person other than Duke and its Subsidiaries.

    (m)   Liability for Others.  Neither Duke nor any of its Subsidiaries has
          --------------------
any liability for Taxes of any person other than Duke and its Subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

    (n)   Section 341(f).  Neither Duke nor any of its Subsidiaries has filed
          --------------
(or will file prior to the Closing) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by Duke or any of its Subsidiaries.

    (o)   Section 168.  No property of Duke or any of its Subsidiaries is
          -----------
property that Duke or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

    (p)   Section 481 Adjustments.  Neither Duke nor any of its Subsidiaries is
          -----------------------
required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Duke or any of its Subsidiaries, and to the best of the knowledge of Duke, the IRS has not proposed any such adjustment or change in accounting method.

    (q)   Tax-Exempt Interest.  None of the assets of Duke or its Subsidiaries
          -------------------
directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

    (r)   Sections 6661 and 6662.  All transactions that could give rise to an
          ----------------------
understatement of federal income tax (within the meaning of Section 6661 of the Code for Tax Returns filed on or before December 31, 1989, and within the meaning of Section 6662 of the Code for tax returns filed after December 31,
1989) have been adequately disclosed (or, with respect to Tax Returns not yet filed will be adequately disclosed) on the Tax Returns of Duke and its Subsidiaries in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns filed on or prior to December 31, 1989, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns filed after December 31, 1989.

    (s)   Section 280G.  Neither Duke nor any of its Subsidiaries is a party to
          ------------
any agreement, contract, or arrangement that could result, either directly or indirectly, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (except for such payments as may be payable pursuant to certain provisions in contracts contemplated by Section 8.16).

    (t)   Acquisition Indebtedness.  No indebtedness of Duke or any of its
          ------------------------
Subsidiaries is "corporate acquisition indebtedness" within the meaning of
Section 279(b) of the Code.

    (u)   NOLs.  As of September 30, 1996, Duke and its Subsidiaries had net
          ----
operating loss carryovers available to offset future income as set forth in
Section 6.11(u) of the Duke Disclosure Schedule. Section 6.11(u) of the Duke Disclosure Schedule sets forth the amount of and year of expiration of each company's net operating loss carryovers.

    (v)   Credit Carryover.  As of September 30, 1996, Duke and its Subsidiaries
          ----------------
had tax credit carryovers available to offset future tax liability as set forth in Section 6.11(v) of the Duke Disclosure Schedule. Section 6.11(v) of the Duke Disclosure Schedule sets forth the amount and year of expiration of each company's tax credit carryovers.

    (w)   The Merger.  Neither Duke nor any of its Subsidiaries has taken any
          ----------
action or has any knowledge of any fact or circumstance that would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization under Section 368(a) of the Code.

    6.12. Employee Benefits; Labor Matters.
          --------------------------------

    (a) Except as disclosed in the Duke SEC Documents, as set forth in Section 6.12(a) of the Duke Disclosure Schedule, or as would not have a Material Adverse Effect on Duke, (i) all employee benefit plans, policies, practices, arrangements and programs maintained for the benefit of the current or former employees or directors of Duke or any of its Subsidiaries ("Duke Personnel") that are sponsored, maintained or contributed to by Duke or any of its Subsidiaries, or with respect to which Duke or any of its Subsidiaries has incurred or could be reasonably expected to incur any liability, including without limitation any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA ("Duke Benefit Plans"), are in compliance with all applicable requirements of law, including ERISA and the Code, and have been administered and operated in compliance with their terms, and (ii) neither Duke nor any of its Subsidiaries has any liabilities or obligations with respect to any such Duke Benefit Plans or any employee benefit plan which is not a Duke Benefit Plan because (x) such plan has been terminated and/or (y) such plan is or was maintained or contributed to by any entity (other than a Subsidiary of Duke) required to be aggregated with Duke pursuant to Section 414 of the Code or
Section 4001(b) of ERISA, whether accrued, contingent or otherwise, nor, to the knowledge of Duke, are any such liabilities or obligations expected to be incurred.

    (b) Except as set forth in Section 6.12(b) of the Duke Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any plan, policy, arrangement or agreement, including but not limited to the Duke Benefit Plans, or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Duke Personnel.

    (c) Except as set forth in Schedule 6.12(c) of the Duke Disclosure Schedule, neither Duke nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization, nor does Duke know of any activity or proceeding of any labor organization (or representative thereof) or employee group to represent or organize any Duke Personnel. Except as set forth in Section 6.12(c) of the Duke Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint against Duke pending, or, to the knowledge of Duke, threatened, which has or could reasonably be expected to have a Material Adverse Effect on Duke and (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of Duke, threatened, against or involving Duke or any of its Subsidiaries which has or could reasonably be expected to have, a Material Adverse Effect on Duke.

    6.13. Environmental Matters.
          ---------------------

    (a)   Compliance.   (i)  Except as set forth in the Duke SEC
          ----------
Documents, Duke and each of its Environmental Subsidiaries and any real or personal property (including, without limitation, any vessel) that any of them owns, operates, occupies, leases or manages, in whole or in part, directly or indirectly, are in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on Duke.

    (ii) Except as set forth in the Duke SEC Documents, neither Duke nor any of its Environmental Subsidiaries has received any written communication from any person or Governmental Entity that alleges that Duke or any of its Environmental Subsidiaries or any real or personal property (including, without limitation, any vessel) that any of them owns, operates, occupies, leases or manages, in whole or in part, directly or indirectly, is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on Duke.

    (b)   Environmental Permits.  Except as set forth in the Duke SEC Documents,
          ---------------------
Duke and each of its Environmental Subsidiaries has obtained, and will maintain through the Closing Date, all Environmental Permits necessary for the construction and operation of their facilities (including, without limitation, any vessel) and the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, an application or renewal application has been timely filed, is pending and agency approval is expected to be obtained, and Duke and its Environmental Subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in compliance with such Environmental Permits and the requirement to make such expenditures would not be reasonably likely to have a Material Adverse Effect on Duke.

    (c)   Environmental Claims.  Except as set forth in the Duke SEC Documents,
          --------------------
there is no Environmental Claim
pending or, to the knowledge of Duke and its Environmental Subsidiaries, threatened:

    (i)   against Duke or any of its Environmental Subsidiaries,

    (ii) against any person or entity whose liability for, or whose obligation to satisfy, an Environmental Claim Duke or any of its Environmental Subsidiaries has retained, assumed or guaranteed, either contractually or by operation of law, or

    (iii) against any real or personal property (including, without limitation, any vessel) or operations that Duke or any of its Environmental Subsidiaries owns, operates, occupies, leases or manages, in whole or in part, directly or indirectly, that would be reasonably likely to have a Material Adverse Effect on Duke.

    (d)   Releases.  Except as set forth in the Duke SEC Documents, and except
          --------
for Releases of Hazardous Materials the liability for which would not be reasonably likely to have a Material Adverse Effect on Duke, Duke has no knowledge of any Release of any Hazardous Materials that has occurred on, at, from or to any of the real or personal property (including, without limitation, any vessel) owned, operated, occupied, leased or managed by Duke or any Environmental Subsidiary of Duke or any predecessor of Duke or any Environmental Subsidiary of Duke or any other property which requires investigation, assessment, monitoring, remediation, response, removal, corrective action, cleanup or any similar action under Environmental Laws.

    (e)   Disclosure.  Duke has disclosed to PanEnergy all material facts that
          ----------
Duke reasonably believes would be reasonably likely to form the basis of a Material Adverse Effect on Duke arising from (x) the cost of pollution control equipment currently required or known to be required in the future, (y) investigation, assessment, monitoring, remediation, response, removal, corrective action, cleanup, or remediation costs and any related costs currently required or known to be required in the future, or (z) any other environmental, health or safety matter affecting Duke or its Environmental Subsidiaries.

    6.14. Insurance.  Each of Duke and its Subsidiaries is, and has been
          ---------
continuously since December 31, 1993, insured by reputable and financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting their respective businesses during such time period. Neither Duke nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof and neither Duke nor any of its Subsidiaries has received notice that any such policy is invalid or unenforceable.

    6.15. Contracts.  Duke has set forth in Section 6.15 of the Duke Disclosure
          ---------
Schedule a list of all contracts to which Duke or any of its Subsidiaries is a party as of the date hereof, and which, in the reasonable judgment of Duke, is likely (on an annualized basis) in the fiscal year ending December 31, 1996 to
(i) provide gross revenues in excess of the Duke 1995 Revenue Threshold, (ii) require payments in excess of the Duke 1995 Revenue Threshold, or (iii) provide a contribution to the gross margin in excess of the Duke 1995 Margin Threshold. As used herein, "Duke 1995 Revenue Threshold" means an amount equal to 5% of Duke's gross revenues for the fiscal year ended December 31, 1995, and "Duke 1995 Margin Threshold" means an amount equal to 5% of Duke's gross margin for the fiscal year ended December 31, 1995.

    6.16. Regulatory Proceedings.  Except as set forth in the Duke SEC
          ----------------------
Documents, neither Duke nor any of its Subsidiaries nor, to Duke's knowledge, any of its Joint Ventures, all or part of whose rates or services are regulated by a Governmental Entity, is a party to any proceeding before a court or other Governmental Entity which is reasonably likely to result in orders having a Material Adverse Effect on Duke nor has any such proceeding been noticed.

    6.17. Regulation as a Utility.   (a)  Duke is a public utility holding
          -----------------------
company as defined in the 1935 Act exempt from all provisions of the 1935 Act, except Section 9(a)(2), pursuant to Section 3(a)(2) of the 1935 Act and is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. With the exception of Nantahala Power and Light Company ("NP&L"), no Subsidiary or Joint Venture of Duke is a "public utility holding company" or a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act.

    (b) Duke is regulated as a public utility in the States of North Carolina and South Carolina and in no other states, and NP&L is regulated as a public utility in the State of North Carolina and in no other states. Except as set forth in Section 6.17(b) of the Duke Disclosure Schedule, neither Duke nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935
Act) of Duke is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

    6.18. Opinions of Financial Advisors.  The Board of Directors of Duke has
          ------------------------------
received the opinions of Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Barr Devlin & Co. Incorporated ("Barr Devlin"), dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to Duke.

    6.19. Vote Required.  Approval by a majority of the votes cast on the Duke
          -------------
Vote Matter by the holders of Duke Common Stock (provided that the total vote cast represents a majority of the outstanding shares of Duke Common Stock entitled to vote thereon) is the only vote of the holders of any class or series of Duke capital stock necessary to approve the Duke Vote Matter.

    6.20. Beneficial Ownership of PanEnergy Common Stock.  Neither Duke nor any
          ----------------------------------------------
of its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any outstanding shares of PanEnergy Common Stock.

    6.21. Brokers.  Except for the fees and expenses payable to Morgan Stanley
          -------
and Barr Devlin, which fees are reflected in their agreements with Duke (copies of which have been delivered to PanEnergy), no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Duke.

    6.22. Properties.   (a)  Duke has good title (fee simple in the case of real
          ----------
property other than easements and rights of way) to all properties reflected in the balance sheet contained in Duke's most recent Report on Form 10-Q filed prior to the date hereof, as owned by it and which have not been disposed of in the ordinary course of business, which properties include all properties owned at that date upon which the First and Refunding Mortgage dated as of December 1, 1927 between Duke and The Chase Manhattan Bank, as successor Trustee, as supplemented and amended (the "Mortgage") purports to create a lien (except such as have been released pursuant to the terms of the Mortgage), subject only (i) to the lien of the Mortgage, (ii) to permitted encumbrances as defined in the Mortgage, (iii) to minor exceptions and defects which do not, in the aggregate, materially interfere with the use by Duke of such properties for the purposes for which they are held, materially detract from the value of said properties or in any material way impair the security afforded by the Mortgage, and (iv) in the case of Duke's existing hydroelectric plants, to provisions of licenses issued by FERC and to the provisions of the Power Act. All buildings, and all fixtures, equipment and other property and assets, which are material to the business of Duke and which are held under leases by Duke are held under valid instruments enforceable by Duke in accordance with their respective terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or other laws of general applicability affecting the rights of creditors generally or principles of equity.

    (b) The electric generating stations of Duke (the "Duke Generating Stations") have been maintained in good repair and working order consistent with customary practice in the industry, except where the failure so to maintain the Duke Generating Stations would not, or would not be likely to, whether individually or in the aggregate, have a Material Adverse Effect on Duke. Duke has made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the operations carried on in connection therewith may be conducted at all times in accordance with industry standards and all applicable legal requirements, except where the failure so to repair, renew, replace, better or improve the Duke Generating Stations would not, or would not be likely to, whether individually or in the aggregate, have a Material Adverse Effect on Duke. Duke has no knowledge of any conditions existing in respect of the Duke Generating Stations which would require Duke to incur any capital expenditures relating thereto which are materially in excess of the amounts budgeted by Duke (as reflected in existing budgets of Duke, copies of which were delivered to PanEnergy) for maintenance, repair or renewal of the Duke Generating Stations.

    6.23. Franchises, Licenses, Etc.  Duke holds valid and subsisting
          --------------------------
franchises, licenses and permits in all communities wherein it operates its properties, which are free from unduly burdensome restrictions, are individually satisfactory and vest in Duke adequate authority to operate its public utility system therein, except that in a few municipalities Duke is operating either without franchises or with franchises the validity of which might possibly be called into question. The franchises, licenses and permits relating to Duke's public utility business, as a system, are satisfactory for the adequate conduct of the business of Duke in the territory which it serves, the rights of Duke to maintain transmission lines through unincorporated communities and over public lands not located in incorporated communities and over private rights of way are, as a system, satisfactory for the adequate conduct of the business of Duke in the territory which it serves, and, as a public utility corporation operating under the laws of the States of North Carolina and South Carolina, Duke has adequate rights to operate its system.

    6.24. Nuclear Operations.  Except as set forth in Section 6.24 of the Duke
          ------------------
Disclosure Schedule, to the knowledge of Duke, the operations of its Nuclear Steam Generating Stations ("Nuclear Stations") are and have at all times been conducted in material compliance with applicable health, safety, regulatory and other legal requirements. To the knowledge of Duke, the Nuclear Stations maintain emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and liability insurance to the extent required by law, and such further insurance (other than liability insurance) as is consistent with Duke's view of the risks inherent in the operation of a nuclear power facility. To the knowledge of Duke, plans for the decommissioning of each of the Nuclear Stations and for the short-term storage of spent nuclear fuel conform with applicable regulatory or other legal requirements, and such plans have at all times been funded to the extent required by law, which is consistent with Duke's reasonable budget projections for such plans.

    6.25. Duke/Louis Dreyfus L.L.C. ("D/LD") Obligations.  The exposure of Duke
          ----------------------------------------------
and its Subsidiaries with respect to D/LD's net position resulting from all physical commodity transactions, exchange traded futures and options and over-the-counter derivative instruments is not, to Duke's knowledge, on the date hereof, material to Duke and will not, after the date hereof, result in a Material Adverse Effect on Duke.

    6.26. Representations with Respect to Merger Sub. (a) Merger Sub is a
          ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities, has no obligations or liabilities, has no other assets and has no subsidiaries.

    (b) As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share, of Merger Sub, all of which are validly issued, fully paid and nonassessable and are owned by Duke.

    (c) Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and, assuming this Agreement constitutes the valid and binding obligation of Duke and

PanEnergy, constitutes a valid and binding obligation of Merger Sub enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.


                                    ARTICLE 7

                     CONDUCT OF BUSINESS PENDING THE MERGER

    7.1.  Conduct of Business of PanEnergy Pending the Merger.  During the
          ---------------------------------------------------
period from the date of this Agreement and continuing until the Effective Time, PanEnergy agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as provided in the PanEnergy Disclosure Schedule (each of which exceptions shall specifically identify the relevant Section hereof to which it relates) or to the extent that Duke shall otherwise consent in writing):

    (a)   Ordinary Course of Business.  Each of PanEnergy and its Subsidiaries
          ---------------------------
shall carry on its businesses (i) in the usual, regular and ordinary course consistent with past practice or (ii) in accordance with the capital budget and business plan of PanEnergy and its Subsidiaries delivered by PanEnergy to Duke prior to the date hereof (the "PanEnergy Capital Budget") and shall use all commercially reasonable efforts to preserve intact its present business organizations and goodwill, keep available the services of its current officers and employees, endeavor to preserve its relationships with customers, suppliers and others having business dealings with it, maintain and keep its material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice, and, with respect to wholesale power and energy trading and transactions, comply with the risk parameters established from time to time by PanEnergy's Risk Management Committee, all to the end that its goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Notwithstanding the foregoing, the risk parameters established by PanEnergy's Risk Management Committee may be revised by PanEnergy only after consultation by PanEnergy with Duke.

    (b)   Dividends; Changes in Stock.  PanEnergy shall not, and it shall not
          ---------------------------
permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or any other interests specified in Section 5.2 or set forth in Section 5.2 of the PanEnergy Disclosure Schedule, except for the declaration and payment, with Record Dates and usual payment dates, of regular quarterly cash dividends on PanEnergy Common Stock not in excess, in any fiscal year, of the dividends for the prior fiscal year increased at a rate consistent with past practice, dividends payable by a Subsidiary of PanEnergy to PanEnergy or to a wholly-owned Subsidiary of PanEnergy, or dividends by a less than wholly-owned Subsidiary consistent with past practice; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or Voting Debt or other voting securities or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, shares of capital stock or Voting Debt or other voting securities of PanEnergy or any of its Subsidiaries, except (x) pursuant to the terms of the PanEnergy Stock Plans, the PanEnergy Benefit Plans or the PanEnergy DRIP, as in effect on the date hereof, in the ordinary course of business consistent with past practice or (y) as required by the terms of any such securities outstanding on the date hereof. As used herein, "Record Date" means each February 15, May 15, August 15 or November 15 (or, if such date is not a business day, the first business day immediately following such date).

    (c)   Issuance of Securities.  PanEnergy shall not, and it shall not permit
          ----------------------
any of its Subsidiaries to, issue, deliver, sell, pledge, dispose of or encumber, or authorize or propose to issue, deliver, sell, pledge, dispose of or encumber, any shares of its capital stock of any class, any Voting Debt or other voting securities or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any shares of capital stock, Voting Debt or other voting securities or convertible securities of PanEnergy or any of its Subsidiaries, other than: (i) the issuance of PanEnergy Common Stock pursuant to stock grants or stock-based awards made in the ordinary course of business consistent with past practice pursuant to the PanEnergy Stock Plans or pursuant to the PanEnergy DRIP, in each case in accordance with the present terms of such plans, (ii) the issuance of PanEnergy Common Stock upon conversion of any Convertible Notes, or (iii) the issuance of capital stock of a Subsidiary of PanEnergy to PanEnergy or to a wholly-owned Subsidiary of PanEnergy.

    (d)   Capital Expenditures.  Except for capital expenditures that PanEnergy
          --------------------
or any of its Subsidiaries are required to make under applicable law, PanEnergy shall not, nor shall PanEnergy permit any of its Subsidiaries to, make capital expenditures (including capital lease obligations) other than capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), in excess of such aggregate amount as is set forth in the PanEnergy Capital Budget.

    (e)   No Acquisitions.  Except for acquisitions resulting from capital
          ---------------
expenditures permitted pursuant to Section 7.1(d) or as to which the total consideration is not in excess of $100 million individually (or in respect of a series of related transactions) or $200 million in the aggregate, PanEnergy shall not, and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof. PanEnergy may not acquire any electric utility assets or any retail gas assets or any properties relating thereto unless (x) PanEnergy consults with Duke prior to any such acquisition and (y) such acquisition will not, in the opinion of Duke, violate the covenant contained in Section 7.1(q).

    (f)   No Dispositions.  Other than dispositions as to which the aggregate
          ---------------
market value is not in excess of $50 million individually (or in respect of a series of related transactions) or $100 million in the aggregate (exclusive of like-kind exchanges with respect to which the aggregate market value shall not be in excess of $100 million), PanEnergy shall not, and it shall not permit any of its Subsidiaries to, sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets.

    (g)   No Dissolution, Etc.  PanEnergy shall not authorize, recommend,
          -------------------
propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of PanEnergy or any of its Subsidiaries; provided that nothing in this Section 7.1(g) shall preclude any such transaction which involves only wholly-owned Subsidiaries of PanEnergy or the transactions permitted by Section 7.1(f) hereof.

    (h)   Certain Employee Matters.  Except as may be required by applicable law
          ------------------------
or any agreement to which PanEnergy or any of its Subsidiaries is a party on the date hereof or as expressly contemplated by this Agreement or as set forth in
Section 7.1(h) of the PanEnergy Disclosure Schedule, PanEnergy shall not, nor shall it permit any of its Subsidiaries to:

         (i) increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any former, present or future director, officer or employee of PanEnergy or any of its Subsidiaries and maintained by, contributed to or entered into by, PanEnergy or any of its Subsidiaries on or prior to the date hereof, including, without limitation, any PanEnergy Benefit Plan outstanding on the date hereof;

         (ii) increase (or enter into any contract, agreement, commitment or arrangement to increase in any manner) the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any former, present or future director, officer or employee of PanEnergy or any of its Subsidiaries, except for (x) normal increases in the ordinary course of business consistent with past practice, provided that the overall compensation budget shall not increase by more than 3.5% on an annual basis or (y) increases required under applicable law; or

         (iii) adopt, establish, enter into, implement or amend any plan, policy, employment agreement, severance agreement, or other contract, agreement or other arrangement providing for any form of benefits or other compensation to any former, present or future director, officer or employee of PanEnergy or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice.

         (i) Indebtedness; Leases.  PanEnergy shall not, nor shall PanEnergy
             --------------------
permit any of its Subsidiaries to, (A) incur any indebtedness for borrowed money or guarantee, or enter into a "keepwell" or similar arrangement with respect to, any such indebtedness (including, without limitation, issuances or sales of any debt securities or warrants or rights to acquire any debt securities of PanEnergy or any of its Subsidiaries), other than (x) long-term indebtedness incurred in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds, (y) indebtedness between PanEnergy or any of its Subsidiaries and another of its Subsidiaries and (z) additional indebtedness in an amount not to exceed $1.2 billion, or (B) enter into any material operating lease or create any mortgages, liens, security interests or other encumbrances on the property of PanEnergy or any of its Subsidiaries in connection with any indebtedness thereof, except with respect to indebtedness permitted pursuant to this Section 7.1(i). The amount of short-term indebtedness incurred by PanEnergy and its

Subsidiaries shall not exceed 75% of the committed facilities of PanEnergy and its Subsidiaries.

    (j)   Governing Documents.  Neither PanEnergy nor any of its Subsidiaries
          -------------------
shall amend or propose to amend its certificate of incorporation or by-laws (or similar governing documents).

    (k)   Accounting.  PanEnergy shall not, nor shall it permit any of its
          ----------
Subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the SEC, except as required by law, rule, regulation or GAAP.

    (l)   Rate Matters.  Subject to applicable law and except for non-material
          ------------
filings in the ordinary course of business consistent with past practice, PanEnergy shall consult with Duke prior to implementing any changes in its or any of its Subsidiaries' rates or charges (other than pass-through or tracking rate charges under existing tariffs or rate schedules), standards of service or accounting or executing any agreement with respect thereto that is otherwise permitted under this Agreement and shall, and shall cause its Subsidiaries to, deliver to Duke a copy of each such filing or agreement at least five days prior to the filing or execution thereof so that Duke may comment thereon. PanEnergy shall, and shall cause its Subsidiaries to, make all such filings only in the ordinary course of business consistent with past practice.

    (m)   Contracts.  Except in the ordinary course of business consistent with
          ---------
past practice, PanEnergy shall not, nor shall it permit any of its Subsidiaries to, modify, amend or terminate any material contract or agreement of the nature required to be disclosed in Section 5.15 of the PanEnergy Disclosure Schedule and to which it or any of its Subsidiaries is a party or waive, release or assign any material rights or claims under any such contract or agreement.

    (n)   Insurance.  PanEnergy shall, and shall cause its Subsidiaries to,
          ---------
maintain with financially responsible insurance companies (or through self-insurance) insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

    (o)   Permits.  PanEnergy shall, and shall cause its Subsidiaries to,
          -------
maintain in effect all existing PanEnergy Permits (including Environmental Permits) which are material to their respective operations.

    (p)   Discharge of Liabilities.  PanEnergy shall not, nor shall it permit
          ------------------------
any of its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments and the refinancing of existing indebtedness for borrowed money either at its stated maturity or at a lower cost of funds) as required by their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of PanEnergy included in the PanEnergy SEC Documents, or incurred in the ordinary course of business consistent with past practice and (ii) redemption of the Convertible Notes.

    (q)   1935 Act.  PanEnergy shall not, and shall not permit any of its
          --------
subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act, or that would impair the ability of Duke to continue to claim an exemption as of right under Rule 2 of the 1935 Act following the Merger.

    (r)   Tax Matters.  PanEnergy shall inform Duke regarding the progress of
          -----------
any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to Taxes and shall consult with Duke before entering into any settlements or compromises with regard to such matters.

    (s)   Tax Status.  PanEnergy shall not, and shall not permit any of its
          ----------
Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization under Section 368(a) of the Code.

    (t)   Other Actions.  PanEnergy shall not, and shall not permit any of its
          -------------
Subsidiaries to, take or fail to take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the Merger.

    (u)   Agreements.  PanEnergy shall not, nor shall it permit any of its
          ----------
Subsidiaries to, agree in writing or otherwise take any action inconsistent with the foregoing.

    7.2.  Conduct of Business of Duke Pending the Merger.  During the period
          ----------------------------------------------
from the date of this Agreement and continuing until the Effective Time, Duke agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as provided in the Duke Disclosure Schedule (each of which exceptions shall specifically identify the relevant Section hereof to which it relates) or to the extent that PanEnergy shall otherwise consent in writing):

    (a)   Ordinary Course of Business.  Each of Duke and its Subsidiaries shall
          ---------------------------
carry on its businesses (i) in the usual, regular and ordinary course consistent with past practice or (ii) in accordance with the capital budget of Duke delivered by Duke to PanEnergy prior to the date hereof (the "Duke Capital Budget") and shall use all commercially reasonable efforts to preserve intact its present business organizations and goodwill, keep available the services of its current officers and employees, endeavor to preserve its relationships with customers, suppliers and others having business dealings with it, maintain and keep its material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice, and, with respect to wholesale power and energy trading and transactions, comply with prudent policies, practices and procedures with respect to risk management and trading limitations, all to the end that its goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

    (b)   Dividends; Changes in Stock.  Duke shall not, and it shall not permit
          ---------------------------
any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or any other interests specified in Section 6.2 or set forth in Section 6.2 of the Duke Disclosure Schedule, except for (A) the declaration and payment, with Record Dates and usual payment dates, of regular quarterly cash dividends on Duke Common Stock of not more than, for such fiscal year or portion thereof, the dividends for the prior fiscal year or portion thereof increased at a rate consistent with past practice and not less than, for such fiscal year or portion thereof, the dividends for the prior fiscal year or portion thereof, except that (x) the Duke Board of Directors in good faith in the reasonable exercise of its business judgment may determine that dividends on Duke Common Stock shall, as a consequence of the occurrence of unforeseen circumstances or events, be, for such fiscal year or portion thereof, less than the dividends for the prior fiscal year or portion thereof and (y) any dividends on Duke Common Stock shall not be in an amount prohibited by law; (B) the declaration and payment of regular dividends on Duke Preferred Stock pursuant to the terms of the relevant series and (C) the declaration and payment of regular dividends on Duke Preferred Stock A pursuant to the terms of the relevant series; (D) dividends payable by a Subsidiary of Duke to Duke or to a wholly-owned Subsidiary of Duke; or (E) dividends by a less than wholly-owned Subsidiary consistent with past practice; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or

(iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or Voting Debt or other voting securities or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, shares of capital stock or Voting Debt or other voting securities of Duke or any of its Subsidiaries, except (A) pursuant to the terms of the Duke Stock Plans or the Duke Benefit Plans made in the ordinary course of business consistent with past practice, (B) pursuant to the terms of the Duke Stock Repurchase Program (subject to Section 8.18) or (C) as required by the terms of any such securities outstanding on the date hereof.

    (c)   Issuance of Securities.  Duke shall not, and it shall not permit any
          ----------------------
of its Subsidiaries to, issue, deliver, sell, pledge, dispose of or encumber, or authorize or propose to issue, deliver, sell, pledge, dispose of or encumber, any shares of its capital stock of any class, any Voting Debt or other voting securities or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any shares of capital stock, Voting Debt or other voting securities or convertible securities of Duke or any of its Subsidiaries, other than: (i) the issuance of Duke Common Stock under the Duke Stock Plans or (ii) the issuance of capital stock of a Subsidiary of Duke to Duke or to a wholly-owned Subsidiary of Duke.

    (d)   Capital Expenditures.  Except for capital expenditures that Duke or
          --------------------
any of its Subsidiaries are required to make under applicable law and capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), (i) Duke shall not make capital expenditures in excess of the aggregate amount of capital expenditures set forth in the Duke Capital Budget, and (ii) Duke shall not permit its Subsidiaries to make capital expenditures ("Subsidiary Capital Expenditures") in excess of $200 million individually (or in respect of a series of related capital expenditures) or $500 million in the aggregate.

    (e)   No Acquisitions.  Except for acquisitions by Duke resulting from
          ---------------
capital expenditures permitted pursuant to Section 7.2(d) or as to which the total consideration is not in excess of (i) $200 million individually (or in respect of a series of related transactions) or (ii) $500 million in the aggregate (reduced by the aggregate amount of Subsidiary Capital Expenditures that are not acquisitions), Duke shall not, and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof. Duke may not acquire any electric utility assets or any retail gas assets or any properties relating thereto unless (x) Duke consults with PanEnergy prior to any such acquisition and

(y) such acquisition will not, in the opinion of PanEnergy, violate the covenant contained in Section 7.2(q).

    (f)   No Dispositions.  Other than dispositions as to which the aggregate
          ---------------
market value is not in excess of $150 million individually (or in respect of a series of related transactions) or $200 million in the aggregate (exclusive of like-kind exchanges with respect to which the aggregate market value shall not be in excess of $200 million), Duke shall not, and it shall not permit any of its Subsidiaries to, sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets.

    (g)   No Dissolution, Etc.  Duke shall not authorize, recommend, propose or
          -------------------
announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Duke or any of its Subsidiaries; provided that nothing in this
Section 7.2(g) shall preclude any such transaction which involves only wholly-owned Subsidiaries of Duke or the transactions permitted by Section 7.2(f) hereof.

    (h)   Certain Employee Matters.  Except as may be required by applicable law
          ------------------------
or any agreement to which Duke or any of its Subsidiaries is a party on the date hereof or as expressly contemplated by this Agreement or as set forth in Section 7.2(h) of the Duke Disclosure Schedule, Duke shall not, nor shall it permit any of its Subsidiaries to:

          (i) increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any former, present or future director, officer or employee of Duke or any of its Subsidiaries and maintained by, contributed to or entered into by, Duke or any of its Subsidiaries on or prior to the date hereof, including, without limitation, any Duke Benefit Plan outstanding on the date hereof, other than in the ordinary course of business consistent with past practice;

          (ii) increase (or enter into any contract, agreement, commitment or arrangement to increase in any manner) the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any former, present or future director, officer or employee of Duke or any of its Subsidiaries, except for (i) normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Duke or any of its Subsidiaries or (ii) increases required under applicable law; or

          (iii) adopt, establish, enter into, implement or amend any plan, policy, employment agreement, severance agreement, or other contract, agreement or other arrangement providing for any form of benefits or other compensation to any former, present or future director, officer or employee of Duke or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice.

    (i)   Indebtedness; Leases.  Duke shall not, nor shall Duke permit any of
          --------------------
its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee, or enter into a "keepwell" or similar arrangement with respect to, any such indebtedness (including, without limitation, issuances or sales of any debt securities or warrants or rights to acquire any debt securities of Duke or any of its Subsidiaries), other than (a) long-term indebtedness incurred in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds, (b) indebtedness between Duke or any of its Subsidiaries and another of its Subsidiaries and (c) additional indebtedness in an amount not to exceed $2 billion, or (ii) enter into any material operating lease or create any mortgages, liens, security interests or other encumbrances on the property of Duke or any of its Subsidiaries in connection with any indebtedness thereof except with respect to indebtedness permitted by this
Section 7.2(i). The amount of short-term indebtedness incurred shall not exceed 75% of the committed facilities of Duke and its Subsidiaries.

    (j)   Governing Documents.  Neither Duke nor any of its Subsidiaries shall
          -------------------
amend or propose to amend its certificate of incorporation or by-laws (or similar governing documents), except with respect to matters contemplated by this Agreement.

    (k)   Accounting.  Duke shall not, nor shall it permit any of its
          ----------
Subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the SEC, except as required by law, rule, regulation or GAAP.

    (l)   Rate Matters. Subject to applicable law and except for non-material
          ------------
filings in the ordinary course of business consistent with past practice, Duke shall consult with PanEnergy prior to implementing any changes in its or any of its Subsidiaries' rates or charges (other than pass-through or tracking rate charges under existing tariffs or rate schedules), standards of service or accounting or executing any agreement with respect thereto that is otherwise permitted under this Agreement and shall, and shall cause its Subsidiaries to, deliver to PanEnergy a copy of each such filing or agreement at least five days prior to the filing or execution thereof so that PanEnergy may comment thereon. Duke shall, and shall cause its Subsidiaries to, make all such filings only in the ordinary course of business consistent with past practice.

    (m)   Contracts.  Except in the ordinary course of business consistent with
          ---------
past practice, Duke shall not, nor shall it permit any of its Subsidiaries to, modify, amend or terminate any material contract or agreement of the nature required to be disclosed in Section 6.15 of the Duke Disclosure Schedule to which it or any of its Subsidiaries is a party or waive, release or assign any material rights or claims under any such contract or agreement.

    (n)   Insurance.  Duke shall, and shall cause its Subsidiaries to, maintain
          ---------
with financially responsible insurance companies (or through self-insurance) insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

    (o)   Permits.  Duke shall, and shall cause its Subsidiaries to, maintain in
          -------
effect all existing Duke Permits (including Environmental Permits) which are material to their respective operations.

    (p)   Discharge of Liabilities.  Duke shall not, nor shall it permit any of
          ------------------------
its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments and the refinancing of existing indebtedness for borrowed money either at its stated maturity or at a lower cost of funds) as required by their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Duke included in Duke SEC Documents, or incurred in the ordinary course of business consistent with past practice.

    (q)   1935 Act.  Duke shall not, and shall not permit any of its
          --------
subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act.

    (r)   Tax Matters.  Duke shall inform PanEnergy regarding the progress of
          -----------
any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to Taxes and shall consult with PanEnergy before entering into any settlements or compromises with regard to such matters.

    (s)   Tax Status.  Duke shall not, and shall not permit any of its
          ----------
Subsidiaries to, take any actions which

would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization under Section 368(a) of the Code.

    (t)   Other Actions.  Duke shall not, and shall not permit any of its
          -------------
Subsidiaries to, take or fail to take any other action which would reasonably be expected to prevent or materially impede, interfere with or delay the Merger.

    (u)   Agreements.  Duke shall not, nor shall it permit any of its
          ----------
Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.


    7.3.  Transition Committee.  A committee comprised of one person designated
          --------------------
by Duke and one person designated by PanEnergy (the "Transition Committee") will be established as soon after execution of this Agreement as is practicable to examine various alternatives regarding the manner in which to best organize, manage and integrate the businesses of Duke and PanEnergy after the Effective Time. The person designated by Duke shall be the senior member of the Transition Committee and shall coordinate the day-to-day activities of the Transition Committee with the concurrence of the person designated by PanEnergy to serve on the Transition Committee. From time to time, the Transition Committee shall report its findings to the Board of Directors of each of Duke and PanEnergy.


                                   ARTICLE 8

                                   COVENANTS

    8.1   Alternative Proposals.    Prior to the Effective Time, PanEnergy
          ---------------------
agrees (a) that neither it nor any of its Subsidiaries shall, and it shall direct and use reasonable efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries or any of the foregoing) not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to an Alternative Proposal (as defined below) or engage in any negotiations concerning, or provide any non-public information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 8.1; and (c) that it will notify Duke immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 8.1 shall prohibit the Board of Directors of PanEnergy from (i) furnishing information (pursuant to a confidentiality letter deemed appropriate by the Board of Directors of PanEnergy) to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal or offer to the stockholders of PanEnergy, to acquire PanEnergy pursuant to a merger, consolidation, share purchase, share exchange, purchase of a substantial portion of assets, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of PanEnergy determines in good faith upon the advice of outside counsel that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, PanEnergy provides written notice to Duke of the identity of the person or entity making the Alternative Proposal and that it intends to furnish information to, or intends to enter into discussions or negotiations with, such person or entity, (C) PanEnergy keeps Duke informed on a timely basis of the status of any such discussions or negotiations and all terms and conditions thereof and promptly provides Duke with copies of any written inquiries or proposals relating thereto, and (D) in the event that the Board of Directors of PanEnergy determines to accept any such Alternative Proposal (in accordance with subclause (A) above), PanEnergy provides Duke with at least three days' prior written notice thereof, during which time Duke may make, and in such event, PanEnergy shall in good faith consider, a counterproposal to such Alternative Proposal; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 8.1 shall (x) permit PanEnergy to terminate this Agreement (except as specifically provided in Article 10 hereof), (y) permit PanEnergy to enter into any agreement with respect to an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, PanEnergy shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement deemed appropriate by the Board of Directors of PanEnergy)), or (z) affect any other obligation of PanEnergy under this Agreement. "Alternative Proposal" shall mean any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving PanEnergy or any of PanEnergy's Significant Subsidiaries, or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of PanEnergy or any of PanEnergy's Significant Subsidiaries. Nothing herein shall prohibit a disposition permitted by Section 7.1(f) hereof.

    8.2.  Preparation of S-4 and the Joint Proxy Statement.  As promptly as
          ------------------------------------------------
practicable after the date hereof, Duke and PanEnergy shall prepare and file with the SEC the Joint Proxy Statement and Duke shall prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as part of a prospectus. Each of Duke and PanEnergy shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the Joint Proxy Statement to be mailed to the shareholders of Duke and the stockholders of PanEnergy at the earliest practicable date. Duke shall use reasonable efforts to obtain all necessary authorizations from state regulatory authorities, all necessary authorizations under state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Duke Common Stock in the Merger and upon the exercise of any PanEnergy Stock Options assumed by Duke, and PanEnergy shall furnish all information concerning PanEnergy and the holders of PanEnergy Common Stock as may be reasonably requested in connection with obtaining such permits, approvals and registrations.

    8.3.  Letter of PanEnergy's Accountants.  PanEnergy shall use reasonable
          ---------------------------------
efforts to cause to be delivered to Duke a letter of KPMG Peat Marwick LLP ("Peat Marwick"), PanEnergy's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Duke and PanEnergy, in form and substance reasonably satisfactory to Duke and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

    8.4.  Letter of Duke's Accountants.  Duke shall use reasonable efforts to
          ----------------------------
cause to be delivered to PanEnergy a letter of Deloitte & Touche LLP ("Deloitte & Touche"), Duke's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Duke and PanEnergy, in form and substance reasonably satisfactory to PanEnergy and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

    8.5.  Access to Information.  To the extent permitted by law, upon
          ---------------------
reasonable notice, Duke and PanEnergy each shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records and, during such period, each of Duke and PanEnergy shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of Duke and PanEnergy agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section
8.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement dated November 6, 1996 between Duke and PanEnergy (the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby or hereby.

    8.6.  PanEnergy Stockholders' Meeting.  PanEnergy shall (i) call a meeting
          -------------------------------
of its stockholders to be held as promptly as practicable after the date hereof for the purpose of voting upon the adoption of this Agreement, (ii) through its Board of Directors, recommend to its stockholders adoption of this Agreement and not rescind such recommendation, (iii) use all reasonable efforts to obtain adoption of this Agreement by its stockholders and (iv) use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective; provided, however, that nothing herein obligates PanEnergy to take any action that would cause its Board of Directors to act inconsistently with their fiduciary duties as determined by the Board of Directors of PanEnergy in good faith based on the advice of PanEnergy's outside counsel. The PanEnergy Stockholders' Meeting shall be held on such date, as soon as practicable after the date upon which the S-4 becomes effective, as Duke and PanEnergy shall mutually determine, which shall be the same date as the Duke Shareholders' Meeting.

    8.7.  Duke Shareholders' Meeting.  Duke shall (i) call the Duke
          --------------------------
Shareholders' Meeting to be held as promptly as practicable after the date hereof for the purpose of voting upon the Duke Vote Matter, (ii) through its Board of

Directors, recommend to its shareholders approval of the Duke Vote Matter and not rescind such recommendation, (iii) use all reasonable efforts to obtain approval by its shareholders and (iv) use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective; provided, however, that nothing herein obligates Duke to take any action that would cause its Board of Directors to act inconsistently with their fiduciary duties as determined by the Board of Directors of Duke in good faith based on the advice of Duke's outside counsel. The Duke Shareholders' Meeting shall be held on such date, as soon as practicable after the date upon which the S-4 becomes effective, as Duke and PanEnergy shall mutually determine, which shall be the same date as the PanEnergy Stockholders' Meeting.

    8.8.  Regulatory and Other Approvals.
          ------------------------------

    (a)   HSR Act.  Duke and PanEnergy shall file or cause to be filed with the
          -------
Federal Trade Commission and the Department of Justice any notifications required to be filed by them under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies.

    (b)   Other Regulatory Approvals.  Duke and PanEnergy shall cooperate and
          --------------------------
use all reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by Duke, PanEnergy or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, including, without limitation, the Duke Required Statutory Approvals.

    (c)   Other Approvals.  Duke and PanEnergy shall, and shall cause each of
          ---------------
their respective Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) all Duke Required Consents and all PanEnergy Required Consents, as the case may be.

    8.9.  Agreements of Others.  At least 30 days prior to the Closing Date,
          --------------------
PanEnergy shall cause to be prepared and delivered to Duke a list identifying all persons who, at the record date for the PanEnergy Stockholders' Meeting, may be deemed to be "affiliates" of PanEnergy as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). PanEnergy shall use all reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Duke, prior to the Closing Date, a written agreement, in substantially the form attached hereto as Exhibit A, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Duke Common Stock issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

    8.10. Authorization for Shares and Stock Exchange Listings.  Prior to the
          ----------------------------------------------------
Effective Time, Duke shall have taken all action necessary to permit it to issue the number of shares of Duke Common Stock required to be issued pursuant to Sections 4.2 and 4.3. Duke shall use all reasonable efforts to cause the shares of Duke Common Stock to be issued in the Merger and the shares of Duke Common Stock to be reserved for issuance upon exercise of the PanEnergy Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

    8.11. Indemnification; Directors' and Officers' Insurance.  The Surviving
          ---------------------------------------------------
Corporation agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing as of the date hereof, in favor of the current or former directors or officers of PanEnergy as provided in its Restated Certificate of Incorporation or By-Laws, shall survive the Merger and shall continue in full force and effect in accordance with their terms from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against the current or former directors or officers of PanEnergy arising out of such acts or omissions. Duke shall cause to be maintained for a period of not less than six years from the Effective Time PanEnergy's directors' and officers' insurance and indemnification policy in effect as of the date hereof, to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors or officers of PanEnergy who are covered persons under PanEnergy's D&O Insurance policies in effect on the date hereof, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date hereof (the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation shall use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the covered persons than the existing D&O Insurance.

    8.12. Public Announcements.  The initial press release relating to this
          --------------------
Agreement shall be a joint press release and thereafter PanEnergy and Duke shall consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system.

    8.13. Other Actions.  Except as contemplated by this Agreement, neither Duke
          -------------
nor PanEnergy shall, and neither shall permit any of its respective Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article 9 not being satisfied. PanEnergy, Duke and Merger Sub shall perform such further acts and execute such documents as may be reasonably required to effect the Merger.

    8.14. Cooperation; Notification.  Duke and PanEnergy shall confer on a
          -------------------------
regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on Duke or a Material Adverse Effect on PanEnergy, as the case may be. Duke and PanEnergy shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    8.15. Governance. (a) Board of Directors of Duke.  Duke shall take such
          ----------      --------------------------
action as may be necessary to cause the number of directors comprising the full Board of Directors of Duke at the Effective Time to be 18 persons, to be allocated as equally as possible among the three classes of such Board of Directors, eleven of whom shall be designated by Duke (each a "Duke Director") and seven of whom shall be designated by PanEnergy (each a "PanEnergy Director"). It is contemplated that one Duke Director and one PanEnergy Director shall retire from the Duke Board of Directors in April 1998 and that the number of directors comprising the full Board of Directors of Duke shall thereafter be
16. The Board of Directors of Duke at the Effective Time shall consist of the Duke Directors designated by Duke and the PanEnergy Directors designated by PanEnergy prior to the Effective Time; provided, however, that if, prior to the Effective Time, any such designee shall decline or be unable to serve, Duke or PanEnergy, as the case may be, shall designate another person to serve as a Duke Director or a PanEnergy Director, as the case may be, in such person's stead.

    (b)   Committees of the Board of Directors of Duke.  The Duke Board of
          --------------------------------------------
Directors shall take such action as is necessary to cause the Chairman of each Committee of the Board of Directors of Duke at the Effective Time to be a Duke Director. At the Effective Time, the Management Committee of the Board of Directors of Duke shall consist of Richard B. Priory, Steve C. Griffith, Jr. and William A. Coley of Duke and Paul M. Anderson of PanEnergy. At the Effective Time all other Committees of the Board of Directors of Duke shall have two members designated by PanEnergy.

    (c)   Officers of Duke.  From the Effective Time, pursuant to the terms
          ----------------
hereof and the employment agreements referred to in Section 8.16, Richard B. Priory shall hold the position of Chairman of the Board and Chief Executive Officer of Duke and Paul M. Anderson shall hold the position of President and Chief Operating Officer of Duke; provided, however, that if, prior to the Effective Time, Richard B. Priory shall decline or be unable to serve as Chairman of the Board and Chief Executive Officer, Duke shall designate another person to serve in his stead, and if, prior to the Effective Time, Paul M. Anderson shall decline or be unable to serve as President and Chief Operating Officer, PanEnergy shall designate another person to serve in his stead. From the Effective Time, all other officers of Duke shall be determined by the Duke Board of Directors.

    (d)  Office of the Chief Executive; Executive Committee.  At the
         --------------------------------------------------
Effective Time, Duke shall establish an Office of the Chief Executive which shall exercise executive management over Duke and shall consist of the Chief Executive Officer of Duke and the President and Chief Operating Officer of Duke. The final decision-making authority in the Office of the Chief Executive shall reside with the Chief Executive Officer of Duke. At the Effective Time the Office of the Chief Executive shall appoint an Executive Committee of senior executive officers of Duke and PanEnergy which shall, in addition to the Chairman of the Board and Chief Executive Officer of Duke and President and Chief Operating Officer of Duke, consist of William A.

Coley, Richard J. Osborne and Ruth G. Shaw of Duke and James T. Hackett and Fred
J. Fowler of PanEnergy.

          (e) Name; Corporate Headquarters.  The parties hereto agree that,
              ----------------------------
subject to the approval of the shareholders of Duke, the name of Duke shall be changed to Duke Energy Corporation at the Effective Time, that the headquarters of Duke Energy Corporation shall be located in Charlotte, North Carolina, and that Duke Energy Corporation shall maintain significant operations in Houston, Texas.

    8.16. Employment Agreements.  Concurrently with the execution and delivery
          ---------------------
of this Agreement, Duke and/or PanEnergy have entered into employment agreements in the forms set forth in Exhibits B1-B6 hereof with the persons listed in
Section 8.16 of the PanEnergy Disclosure Schedule and Duke has entered into employment agreements in the forms set forth in Exhibits C1-C6 hereof with the persons listed in Section 8.16 of the Duke Disclosure Schedule. Such employment agreements shall become effective immediately at the Effective Time in accordance with their terms.

    8.17. Expenses.  Subject to Section 10.5, whether or not the Merger is
          --------
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that (a) the filing fee in connection with the filing of the Form S-4 or Joint Proxy Statement with the SEC, (b) the filing fee under the HSR Act and (c) the expenses incurred in connection with printing and mailing the Form S-4 and the Joint Proxy Statement, shall be shared equally by PanEnergy and Duke.

    8.18. Pooling.  No party hereto shall, nor shall any such party permit any
          -------
of its Subsidiaries to, take any actions which would, or would be reasonably likely to, prevent Duke from accounting for the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations.

    8.19. Tax Matters.
          -----------

    (a)   Tax-Exempt Status.  No party shall, nor shall any party permit any of
          -----------------
its Subsidiaries to, take any action that would be likely to jeopardize the qualification of outstanding revenue bonds issued for the benefit of any party or any Subsidiary thereof that qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt private activity bonds under Section 103(b) of the Code or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

    (b)   Other Tax Matters.  Without the consent of the other party (excluding
          -----------------
Merger Sub), which consent shall not be unreasonably withheld, no party or any of its Subsidiaries shall (i) make or rescind any material express or deemed election relating to Taxes, (ii) make a request for a Tax Ruling or enter into a Closing Agreement with respect to any material Tax matter, or (iii) with respect to any material Tax matter, change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 1995, except as may be required by applicable law.

    8.20.  Employee Benefit Plans.
           ----------------------

    (a)   Maintenance of Benefits.  For the period beginning at the Effective
          -----------------------
Time and ending on the first anniversary of the Effective Time (the "Continuation Period"), PanEnergy Employees (as defined below) shall continue to receive active employee and retiree benefits under the PanEnergy Benefit Plans (regardless of any transfer of employment to Duke or any affiliate of Duke) on substantially the same terms and conditions as were in effect immediately before the Effective Time, provided that the foregoing shall not prevent the amendment of any PanEnergy Benefit Plan or the taking of other necessary actions to comply with any applicable law or regulation, as necessary in order to retain tax-qualified status where applicable, or as required by any collective bargaining agreement; and provided, further, that the foregoing shall not be construed to confer on any individual a right to remain employed by PanEnergy or any of its affiliates. "PanEnergy Employees" means individuals who are, as of the Effective Time, employees of PanEnergy and its Subsidiaries or former employees of PanEnergy and its Subsidiaries entitled to present or future benefits according to the provisions of any PanEnergy Benefit Plan as of the Effective Time. For purposes of this Section 8.20, "affiliate" shall mean any corporation, partnership or limited liability company controlled by, controlling or under common control with PanEnergy and/or Duke, as the context may require.

    (b)   Nonqualified Plans.  Without limiting the generality of the foregoing,
          ------------------
during the Continuation Period: (i) PanEnergy's executive benefit plans and programs as in effect at this Effective Time shall continue in effect without any amendment that could adversely affect PanEnergy

Employees who are participants therein as of the Effective Time (including without limitation any amendment that reduces the rate at which benefits are accrued), (ii) PanEnergy Employees shall be entitled to severance benefits in amounts and upon terms and conditions no less favorable than those in effect for such individuals as of the Effective Time, including without limitation (A) any severance benefits under plans or policies taking effect upon the Effective Time, and (B) outplacement services consistent with the practice of PanEnergy before the Effective Time. This paragraph (b) shall not apply with respect to base salary, annual bonuses, stock options, restricted stock and/or severance pay provided to any employee of PanEnergy who has entered into an employment agreement in accordance with Section 8.16 of this Agreement.

    (c)   Continuity of Benefits.  Duke shall provide, or shall cause PanEnergy
          ----------------------
or their respective affiliates to provide, that (i) for all purposes under all employee benefit plans and programs applicable to PanEnergy Employees at any time following the Effective Time, all service by PanEnergy Employees with, and all compensation of PanEnergy Employees from, PanEnergy or any of its Subsidiaries before the Effective Time shall be treated in the same manner as service with and compensation from Duke and its Subsidiaries before the Effective Time for all purposes, including without limitation eligibility to participate and eligibility and grow-ins for, and accrual and vesting of, benefits, rights and features, except to the extent such treatment would result in a duplication of benefits, and (ii) for purposes of any welfare benefit plan maintained by any of them after the Effective Time, if any PanEnergy Employee transfers from one such plan to another during a plan year, the second such plan shall waive any waiting periods and limitations regarding coverage for pre-existing conditions and recognize any out-of-pocket expenses incurred by such PanEnergy Employee and his or her eligible dependents during the portion of the plan year before such transfer for purposes of determining their deductibles and out-of-pocket maximums for the remainder of such plan year. Notwithstanding the foregoing, in the event that at any time after the Effective Time, PanEnergy Employees begin to participate in any cash balance defined benefit pension plan (a "Cash Balance Conversion"), the transition from the traditional defined benefit pension plan in which they participated before such Cash Balance Conversion shall be implemented using methodologies designed so that such PanEnergy Employees (considered as an aggregate population and not as individuals) are treated in a manner not materially less favorable than employees of Duke and its affiliates (other than PanEnergy and its Subsidiaries) (also considered as an aggregate population and not as individuals) are or were treated in any Cash Balance

Conversion occurring after the date of this Agreement and before or contemporaneously with the Cash Balance Conversion of such PanEnergy Employees, even if the achievement of such treatment would not comply with the requirements of clause (i) of the preceding sentence.

    (d)   Stock Plans.  With respect to each PanEnergy Benefit Plan under which
          -----------
the delivery of PanEnergy Common Stock is required upon payment of benefits, grant of awards or exercise of options after the Effective Time (the "Stock Benefit Plans"), Duke shall take or cause to be taken all corporate action necessary or appropriate to (i) provide for the issuance or purchase in the open market of Duke Common Stock rather than PanEnergy Common Stock, as applicable, pursuant thereto, (ii) reserve for issuance under such plan or otherwise provide a sufficient number of shares of Duke Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Stock Benefit Plans and (iii) as soon as practicable after the Effective Time, file registration statements on Form S-3 or Form S-8 or amendments on such forms to the Form S-4 Registration Statement, as the case may be (or any successor or other appropriate forms), with respect to the shares of Duke Common Stock subject to such Stock Benefit Plans to the extent such registration statement is required under applicable law, and Duke shall use all reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding.

    (e)   Severance Benefit Plan.  At the Effective Time, the provisions of the
          ----------------------
PanEnergy Change in Control Severance Benefits Plan shall be in effect on terms and conditions that are not more favorable to employees than those set forth in
Section 8.20(e) of the PanEnergy Disclosure Schedule.

                                   ARTICLE 9

                                   CONDITIONS

    9.1.  Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) The PanEnergy Stockholders' Approval shall have been obtained and the Duke Vote Matter shall have been approved by the shareholders of Duke.


    (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (c) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use all reasonable efforts to have any such injunction lifted.

    (d) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Duke Common Stock to be issued to PanEnergy stockholders in connection with the Merger shall have been received.

    (e) All consents, authorizations, orders, permits and approvals of (or registrations, declarations or filings with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made pursuant to Final Orders as defined in Section 9.2(e), except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect on Duke or the Surviving Corporation following the Effective Time.

    (f) PanEnergy shall have received from Peat Marwick and Duke shall have received from Deloitte & Touche an opinion that the Merger will be treated as a "pooling of interests" under applicable accounting standards.

    (g) The Duke Common Stock to be issued to PanEnergy stockholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

    9.2.  Conditions to Obligation of PanEnergy to Effect the Merger.  The
          ----------------------------------------------------------
obligation of PanEnergy to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) Duke shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of Duke and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and PanEnergy shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Duke, dated the Closing Date, certifying to such effect.

    (b) PanEnergy shall have received an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel to PanEnergy, dated the Closing Date, addressed to PanEnergy and in form and substance satisfactory to PanEnergy, which opinion may be based on appropriate representations of Duke, PanEnergy and Merger Sub which are in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be treated as a reorganization under Section 368(a) of the Code and that PanEnergy and the stockholders of PanEnergy who exchange their shares of PanEnergy Common Stock solely for Duke Common Stock in the Merger will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger.

    (c) PanEnergy shall have received a "comfort" letter from Deloitte & Touche, dated the Closing Date, in form and substance reasonably satisfactory to PanEnergy, in connection with the procedures undertaken by them with respect to the financial statements of Duke and its Subsidiaries contained in the Form S-4 and such other matters as are customarily included in comfort letters relating to transactions similar to the Merger.

    (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, properties or operations of Duke and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect on Duke.

    (e) The Duke Required Statutory Approvals shall have been obtained at or prior to the Effective Time pursuant to Final Orders and no such Final Order shall have imposed terms or conditions that would have a Material Adverse Effect on Duke or the Surviving Corporation. As used in this Agreement, a "Final Order" means any action by the relevant regulatory authority (i) that has not been reversed, stayed, enjoined, set aside, annulled or suspended, (ii) with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, (iii) as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied and (iv) as to which all opportunities for rehearing are exhausted (whether or not any appeal thereof is pending).

    (f) Duke Energy Marketing Corp., Duke Energy Corp., Louis Dreyfus Energy Corp., and Louis Dreyfus Electric Power Inc. shall have entered into that certain letter agreement dated November 24, 1996 among such parties (the "D/LD Agreement") and the other agreements referred to therein, and the transactions contemplated by paragraph (1) of the D/LD Agreement shall have been consummated.

    9.3.  Conditions to Obligation of Duke and Merger Sub to Effect the Merger.
          --------------------------------------------------------------------
The obligations of Duke and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) PanEnergy shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of PanEnergy contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and Duke shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of PanEnergy, dated the Closing Date, certifying to such effect.

    (b) Duke shall have received a copy of the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. referred to in Section 9.2(b) of this Agreement, which opinion shall be in form and substance reasonably satisfactory to Duke.

    (c) Duke shall have received a "comfort" letter from Peat Marwick, dated the Closing Date, in form and substance reasonably satisfactory to Duke, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of PanEnergy and its Subsidiaries contained in the Form S-4 and such other matters as are customarily included in comfort letters relating to transactions similar to the Merger.

    (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, properties or operations of PanEnergy and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect on PanEnergy.

    (e) The regulatory consents and approvals specified in Section 5.3(c)(E) shall have been obtained at or prior to the Effective Time pursuant to Final Orders and no such Final Order shall have imposed terms or conditions that would have a Material Adverse Effect on Duke or the Surviving Corporation.

                                  ARTICLE 10

                                  TERMINATION

    10.1. Termination by Mutual Consent.  This Agreement may be terminated and
          -----------------------------
the Merger may be abandoned at any time prior to the Effective Time, whether before or after the date on which the PanEnergy Stockholders' Approval has been obtained and whether before or after the date on which the approval of the Duke Vote Matter by the holders of Duke Common Stock has been obtained, by the mutual written consent of Duke and PanEnergy.

    10.2. Termination by Either Duke or PanEnergy.  This Agreement may be
          ---------------------------------------
terminated and the Merger may be abandoned by action of the Board of Directors of either Duke or PanEnergy if (a) the Merger shall not have been consummated by June 30, 1998, or (b) the PanEnergy Stockholders' Meeting shall not have been convened prior to June 30, 1998 or the PanEnergy Stockholders' Approval shall not have been obtained at the PanEnergy Stockholders' Meeting or any adjournment thereof, or (c) the approval of Duke's stockholders of the Duke Vote Matter shall not have been obtained at the Duke Shareholders' Meeting or at any adjournment thereof, or (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by June 30, 1998.

    10.3. Termination by PanEnergy.  This Agreement may be terminated and the
          ------------------------
Merger may be abandoned at any time prior to the Effective Time, if (a) before the date on which the PanEnergy Stockholders' Approval is obtained, by action of the Board of Directors of PanEnergy, in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law, as advised by outside counsel to PanEnergy, the Board of Directors of PanEnergy determines that such termination is required by reason of an Alternative Proposal being made; provided, however, that PanEnergy shall (i) notify Duke promptly of receipt of such Alternative Proposal and shall (ii) notify Duke promptly of its intention to recommend such Alternative Proposal to PanEnergy's stockholders, but in no event shall the notice referred to in clause (ii) be given less than three days prior to the earlier of the public announcement of such recommendation or PanEnergy's termination of this Agreement, or (b) there has been a breach by Duke or Merger Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Material Adverse Effect on Duke, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Duke, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by PanEnergy to Duke.

    10.4. Termination by Duke.  This Agreement may be terminated and the Merger
          -------------------
may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of Duke referred to in Section 9.1(a), by action of the Board of Directors of Duke, if (a) the Board of Directors of PanEnergy shall have withdrawn or modified in a manner materially adverse to Duke its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to PanEnergy stockholders, or (b) there has been a breach by PanEnergy of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Material Adverse Effect on PanEnergy, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of PanEnergy, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Duke to PanEnergy.

    10.5. Effect of Termination and Abandonment.    (a)  In the event that
          -------------------------------------
(i) any person shall have made an Alternative Proposal, (ii) this Agreement is terminated pursuant to Section 10.2(b), 10.3(a) or 10.4 and (iii) at the time of such termination the Alternative Proposal shall not have been (A) rejected by PanEnergy and its Board of Directors and (B) withdrawn by the person making the Alternative Proposal, then PanEnergy shall, on the day of such termination, pay to Duke a fee of $200 million (exclusive of any expenses to be paid pursuant to Section 8.17) in cash by wire transfer of immediately available funds to an account designated by Duke.

    (b)  PanEnergy acknowledges that the agreements contained in this Section
10.5 are an integral part of the
transactions contemplated in this Agreement, and that, without these agreements, Duke and Merger Sub would not enter into this Agreement; accordingly, if PanEnergy fails to promptly pay the amount due pursuant to this Section 10.5, and, in order to obtain such payment, Duke or Merger Sub commences a suit or other legal action taken to collect payment of the fee set forth in this Section 10.5, PanEnergy shall pay to Duke its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 8% from the date such fee was required to be paid.

          In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 10, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
10.5 and Section 8.17 and except for the provisions of Sections 11.3, 11.4, 11.6, 11.8, 11.9 and 11.11 through 11.15. Nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

    10.6. Extension, Waiver.  At any time prior to the Effective Time, any party
          -----------------
hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE 11

                               GENERAL PROVISIONS

    11.1. Nonsurvival of Representations, Warranties and Agreements.  All
          ---------------------------------------------------------
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger; provided, however, that the agreements contained in Article 4, Sections 8.11, 8.15, 8.16, 8.17 and 8.20 and this Article 11 shall survive the Merger.

    11.2. Notices.  Any notice required to be given hereunder shall be
          -------
sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Duke or Merger Sub:

Steve C. Griffith, Jr., Esq.
Duke Power Company
422 South Church Street
Charlotte, NC  28242
Facsimile:  (704) 382-8137


With copies to:

John Spuches, Esq.
Morton A. Pierce, Esq.
Dewey Ballantine
1301 Avenue of the Americas
New York, NY  10019
Facsimile:  (212) 259-6333

If to PanEnergy:

Carl B. King, Esq.
PanEnergy Corp
5400 Westheimer Court
Houston, TX  77251-1642
Facsimile:  (713) 627-4691


With copies to:

Steven H. Davis, Esq.
Douglas W. Hawes, Esq.
LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, NY 10019
Facsimile:  (212) 424-8500

and


Seth A. Kaplan, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Facsimile:  (212) 403-2000
or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

    11.3. Assignment; Binding Effect.  Neither this Agreement nor any of the
          --------------------------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly formed, direct wholly-owned Subsidiary of Duke, which Subsidiary would then be substituted for Merger Sub for purposes of this Agreement.
Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4 and Sections 8.11 and 8.16, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    11.4. Entire Agreement.  This Agreement, the Exhibits, the PanEnergy
          ----------------
Disclosure Schedule, the Duke Disclosure Schedule, the Confidentiality Agreement and any agreements delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    11.5. Amendment.  This Agreement may be amended by the parties hereto, by
          ---------
action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of PanEnergy and shareholders of Duke, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    11.6. Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws. Except as prohibited by law, each of PanEnergy and Duke hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

    11.7. Counterparts.  This Agreement may be executed by the parties hereto in
          ------------
separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

    11.8. Headings.  Headings of the Articles and Sections of this Agreement are
          --------
for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

    11.9. Interpretation.  In this Agreement, unless the context otherwise
          --------------
requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

    11.10. Waivers.  Except as provided in this Agreement, no action taken
           -------
pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

    11.11. Severability.  Any term or provision of this Agreement which is
           ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    11.12. Enforcement of Agreement.  The parties hereto agree that irreparable
           ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

    11.13. Further Assurances.  Each party hereto shall execute such further
           ------------------
documents and instruments and take such further actions as may reasonably be requested by any other party hereto in order to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

    11.14. Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
           --------------------
CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY TO THE EXTENT PERMITTED BY LAW HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.14.

    11.15. Certain Definitions.  As used in this Agreement, except as otherwise
           -------------------
provided in Sections 5.13(a) and 6.13(a), the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner. As used in this Agreement, the term "Significant Subsidiary" has the meaning ascribed to it under Rule 405 under the Securities Act. As used in this Agreement, the term "Joint Venture" means, with respect to any person, any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its Subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes that are less than 5% of any class of the outstanding voting securities or equity of such entity.

          IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                         DUKE POWER COMPANY

ATTEST:


By:                                      By:
   -------------------------------          -------------------------------
    Ellen T. Ruff                            William H. Grigg
    Secretary                                Chairman of the Board and
                                             Chief Executive Officer



                                            DUKE TRANSACTION CORPORATION
ATTEST:


By:                                      By:
   -------------------------------          -------------------------------
    Peter C. Buck                            Steve C. Griffith, Jr.
    Secretary                                President




                                            PANENERGY CORP

ATTEST:


By:                                      By:
   -------------------------------          -------------------------------
   Robert W. Reed                            Paul M. Anderson
   Secretary                                 President and Chief
                                             Executive Officer

                                                                       EXHIBIT A
                                                                    TO AGREEMENT
                                                                     AND PLAN OF
                                                                          MERGER

                            FORM OF AFFILIATE LETTER



Duke Power Company
422 South Church Street
Charlotte, NC  28242



Ladies and Gentlemen:

   I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of PanEnergy Corp, a Delaware corporation ("PanEnergy"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of November 24, 1996 (the "Agreement"), between Duke Power Company, a North Carolina corporation ("Duke"), Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of Duke ("Merger Sub"), and PanEnergy, Merger Sub will be merged with and into PanEnergy (the "Merger").

   As a result of the Merger, I may receive shares of Common Stock, without par value, of Duke (the "Duke Securities") in exchange for shares owned by me of Common Stock, par value $1.00 per share, of PanEnergy.

   I represent, warrant and covenant to Duke that in the event I receive any Duke Securities as a result of the Merger:

   A. I shall not make any sale, transfer or other disposition of the Duke Securities in violation of the Act or the Rules and Regulations.

   B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Duke Securities to the extent I felt necessary, with my counsel or counsel for PanEnergy.

  C. I have been advised that the issuance of Duke Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of PanEnergy, I may be deemed to have been an affiliate of PanEnergy and the distribution by me of the Duke Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Duke Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or
(iii) in the opinion of counsel reasonably acceptable to Duke, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

   D. I understand that Duke is under no obligation to register the sale, transfer or other disposition of the Duke Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

   E. I also understand that stop transfer instructions will be given to Duke's transfer agents with respect to the Duke Securities and that there will be placed on the certificates for the Duke Securities issued to me, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ____________, BETWEEN THE REGISTERED HOLDER HEREOF AND DUKE, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF DUKE."

   F. I also understand that unless the transfer by me of my Duke Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Duke reserves the right to put the following legend on the certificates issued to my transferee:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
        REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE

        HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

   It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired the Duke Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the Duke Securities received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Duke has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Duke, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

   I further represent to and covenant with Duke that I will not sell, transfer or otherwise dispose of any Duke Securities received by me in the Merger or any other shares of the capital stock of Duke until after such time as financial results covering at least 30 days of combined operations of PanEnergy and Duke have been published by Duke, in the form of a quarterly earnings report, an effective registration statement registered with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations. Duke shall notify the "affiliates" of the publication of such results.

   Execution of this letter should not be considered an admission on my part that I am an "affiliate" of PanEnergy as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                         Very truly yours,


                                         --------------------------------
                                         Name:

Accepted this_______ day of
____________, 199__ by


DUKE POWER COMPANY



By:
   --------------------------------
    Name:
    Title:

                                                                     EXHIBIT B-1
                                                                TO AGREEMENT AND
                                                                  PLAN OF MERGER

                        FORM OF EMPLOYMENT AGREEMENT FOR
                        --------------------------------
                         PAUL M. ANDERSON OF PANENERGY
                         -----------------------------



          AGREEMENT by and among PanEnergy Corp, a Delaware corporation ("PanEnergy"), Duke Power Company, a North Carolina corporation (the "Company"), and Paul M. Anderson (the "Executive"), dated as of the 24th day of November, 1996.

          The Board of Directors of PanEnergy (the "PanEnergy Board") and the Board of Directors of the Company (the "Board"), have determined that it is in the best interests of PanEnergy and its shareholders and the Company and its shareholders to assure that PanEnergy will have the continued dedication of the Executive pending the merger of PanEnergy and Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Merger") pursuant to the Agreement and Plan of Merger dated as of November 24, 1996 (the "Merger Agreement") and to provide the surviving corporation after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Company's Board and the PanEnergy Board have caused the Company and PanEnergy, respectively, to enter into this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.  Effective Date.  The "Effective Date" shall mean the date on which
              --------------
the Effective Time of the Merger (as defined in the Merger Agreement) occurs.

          2.  Employment Period.  The Company hereby agrees to employ the
              -----------------
Executive, and the Executive hereby agrees to accept employment with and remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary thereof, or such later date as may be mutually agreed upon by the Company and the Executive. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 5 of this Agreement. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

          3.  Terms of Employment.  (a)  Position and Duties.  (i)  During the
              -------------------        -------------------
Employment Period, (A) the Executive shall serve as (x) Chief Operating Officer and

President of the Company, reporting to Richard B. Priory, (y) a member of the Company's Executive Committee, which Committee shall have the responsibilities and shall be constituted as set forth in Section 8.15(d) of the Merger Agreement, and (z) a member of the Office of the Chief Executive Officer, which shall be the senior policy-making body of the Company and which shall be comprised solely of the Executive and the Chief Executive Officer of the Company, and shall have such authority, duties and responsi bilities as are commensurate with such positions and as may be consistent with such position as may be assigned to him by the Board and (B) the Executive's services shall be performed at offices of the Company in Houston, Texas, and Charlotte, North Carolina (the "Office Locations"), and in no event shall the Executive be required to reside on a permanent basis in North Carolina, but he may elect to do so. Notwithstanding the foregoing, the Company and the Executive may mutually agree to such changes in the Executive's position, reporting or location of employment as are in the best interests of the Company without violating the provisions of this paragraph.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

       (b)  Compensation.  (i)  Base Salary.  During the Employment Period, the
            ------------        -----------
Executive shall receive an annual base salary ("Annual Base Salary") of no less
than $       , payable monthly.  The Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary or any payment of Supplemental Salary (as defined below) shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used

                                     B-1-2
in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

       In the event that, pursuant to the provisions of Section 3(a)(i) hereof, the Executive becomes subject to North Carolina income or employment taxes as a resident of the State of North Carolina (a "Change of Residence"), then for each calendar year that begins during the Employment Period that he is subject to such taxes, the Executive shall receive a supplemental salary payment (the "Supplemental Salary") such that after payment by the Executive of all taxes, including, without limitation, Federal and state income and employment taxes with respect to the Executive's total compensation from the Company for such calendar year (including, without limitation, the Supplemental Salary), the Executive will retain an amount (the "After-Tax Compensation") equal to the amount of After-Tax Compensation he would have received had no Change of Residence occurred, as determined by an independent tax advisor mutually agreed to by the Company and the Executive (whose fees and expenses for making such determination shall be paid by the Company).

          (ii)     Annual Bonus.  In addition to Annual Base Salary, for each
                   ------------
fiscal year ending during the Employment Period the Executive shall be eligible, based upon the Executive's achievement of performance goals (set by the Compensation Committee of the Board, in consultation with the Executive, at levels substantially consistent with past practice) during such fiscal year, to receive a bonus (the "Annual Bonus") at a target level of not less than 70% of the Annual Base Salary (the "Target Bonus Amount") with the opportunity, substantially consistent with past practice, to earn in excess of such amount based upon the attainment of agreed upon performance goals. Each such Annual Bonus shall be paid no later than the last business day of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded (the "Last Payment Date").

          (iii)    Long-Term Incentive Compensation.  During the Employment
                   --------------------------------
Period, the Executive shall be entitled to participate in all long-term incentive plans, practices, policies and programs applicable generally to other peer executives of the Company, provided that for each fiscal year ending during the Employment Period, the Company shall, on the earlier (the "Award Date") of
(A) the date on which the Annual Bonus with respect to such fiscal year is paid, if any and (B) the Last Payment Date, grant the Executive either (1) stock options (each an "Option" and collectively the "Option Award"), each to purchase one share of the common stock of the Company at a price equal to Fair

                                     B-1-3

Market Value (as defined below) as of the Award Date, (2) shares of restricted common stock of the Company (each a "Restricted Share" and collectively the "Restricted Stock Award"), or (3) both an Option Award and a Restricted Stock Award (a "Combination Award"), in an amount such that the Aggregate Value (as defined below) of the Option Award, the Restricted Stock Award or the Combination Award, as applicable, on the Award Date is not less than 100% of the sum of (x) the Annual Base Salary and (y) the Target Bonus Amount for the fiscal year with respect to which the Option Award, the Restricted Stock Award or the Combination Award, as applicable, is made.
Options granted as part of any Option Award shall have a term of 10 years, and vest and become exercisable ratably in three annual installments beginning on the first anniversary of the Award Date, and Shares granted as part of any Restricted Stock Award shall become free of all restrictions (including, without limitation, with respect to transferability) ratably in installments, each of which installment shall occur on the date the Executive achieves one of several performance goals (the "Restricted Stock Performance Goals") whose number, level and content shall be set by the Compensation Committee of the Board in consultation with the Executive; provided, however, that the number, level and content of the Restricted Stock Performance Goals shall be such that, in the event the Executive achieves all the Restricted Stock Performance Goals, one-third of the Restricted Stock Award shall have become free of all restrictions on each of the first three anniversaries of the Award Date. For the purposes of this Agreement, "Fair Market Value" shall mean, as of any given date, the closing price of the common stock of the Company on the New York Stock Exchange Composite Transactions on such date as reported in The Wall Street Journal (or,
                                                       -------------------
if there is no reported sale on such date, on the last preceding date on which any reported sale occurred). For the purposes of this Agreement, "Aggregate Value" shall mean: with respect to an Option Award, the product of (x) the number of Options awarded and (y) the dollar value of each such Option according to the Black Sholes option pricing model or such other option pricing model acceptable to both the Company and the Executive; with respect to a Restricted Stock Award, the product of (x) the number of Shares awarded and (y) Fair Market Value (determined without regard to the restrictions upon such Shares); and with respect to a Combination Award, the sum of the respective Aggregate Values of the Option Award and the Restricted Stock Award comprising the Combination Award. Determinations of Aggregate Value shall be made by Ernst & Young or by such other certified public accounting firm or consulting firm reasonably acceptable to the Executive as may be designated by the Company.

                                     B-1-4

          (iv)     Savings and Retirement Plans.  During the Employment Period,
                   ----------------------------
the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that generally applicable to peer executives of the Company.

          (v)      Welfare Benefit Plans.  During the Employment Period, the
                   ---------------------
Executive and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company on a basis no less favorable than that generally applicable to peer executives of the Company.

          (vi)     Expenses.  During the Employment Period, the Executive shall
                   --------
be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies, including, without limitation, the costs of travel between the Office Locations during the ordinary course of business and reasonable costs of furnished accommodations for the Executive in Charlotte, North Carolina. In the event the Executive elects to relocate his principal residence (as defined in Section 1034 of the Internal Revenue Code of 1986, as amended (the "Code")) to North Carolina (the "Relocation"), the Executive shall also be entitled to prompt reimbursement for all costs reasonably incurred in connection with such Relocation ("Relocation Costs"). Relocation Costs shall include, without limitation, the amount of any short-term capital loss or long-term capital loss (as defined in Section 1222 of the Code) experienced by the Executive on the disposition during the Employment Period of his principal residence in connection with the Relocation.

          (vii) Deferred Account.  The Company shall establish an unfunded
                -----------------
deferred compensation account (the "Deferred Account") for the Executive to which it shall credit the amounts set forth in this Section 3(b)(vii). The Company shall pay the Executive a cash lump sum equal to the entire balance in the Deferred Account upon the later of (i) the termination of the Executive's employment with the Company for any reason and (ii) the Executive's 55th birthday; provided, that if the Executive dies before his 55th birthday, then notwithstanding any other provision of this Agreement, such balance shall be paid immediately to the Executive's legal representatives.

       There shall be credited to the Deferred Account, as of the end of each calendar month during the period from the Effective Date of this Agreement until the second anniversary thereof, (A) the sum of $83,334 plus (B) interest on the balance in the Deferred Account determined immediately before the end of such calendar month, at a rate equal to the Company's cost of funds during such calendar month;

                                     B-1-5
provided, that no further amounts described in clause (A) shall be credited
--------
to the Deferred Account following the termination of the Executive's employment by the Company for Cause (as defined below). Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 3(b)(vii).

          (viii)   Vacation.  During the Employment Period, the Executive
                   --------
shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that generally applicable to peer executives of the Company but in any event he shall be entitled to no less than four weeks of vacation per year during the Employment Period.

       4.  Termination of Employment.  (a)  Death or Disability.  The
           -------------------------        --------------------
Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice, in accordance with Section 11(b) of this Agreement, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the performance of the Executive's duties with the Company on a full time basis for an aggregate of 120 out of any 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

       (b)  Cause.  The Company may terminate the Executive's employment during
            -----
the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean the engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with

                                     B-1-6
counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

       (c)  By the Executive.  The Executive's employment may be terminated by
            ----------------
the Executive for any reason during or at the end of the Employment Period (a "Termination by the Executive").

       (d)  Notice of Termination.  Any termination by the Company for Cause, or
            ---------------------
any Termination by the Executive, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

       (e)  Date of Termination.  "Date of Termination" means (i) if the
            -------------------
Executive's employment is terminated by the Company for Cause, or in the case of a Termination by the Executive, the date of receipt of the Notice of Termination or any later date specified therein that is within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

       5.  Obligations of the Company upon Termination.  (a)  Termination by the
           -------------------------------------------        ------------------
Executive; Other than for Cause, Death or Disability.  If, during the Employment
----------------------------------------------------
Period, the Company shall terminate the Executive's employment other than for Cause or Disability or there shall occur a Termination by the Executive:

                                     B-1-7

          (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) the Target Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; (3) any accrued vacation pay to the extent not theretofore paid; and (4) the Executive's Supplemental Salary, if applicable, for periods through the Date of Termination, to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligations");

          (ii) the Executive shall receive Retirement Benefits (as defined below) from and after the Date of Termination on the following basis: (A) if he has not reached the age of 55 as of the Date of Termination, he shall be deemed, for purposes of all determinations with respect to the Retirement Benefits, to have attained the age of 55 as of the Date of Termination, and his years of service shall be increased as if he had been employed for an additional a number of years of service (and fractions thereof) equal to the number of years (and fractions thereof) from the Date of Termination through his 55th birthday; (B) "Retirement Benefits" shall mean (x) qualified defined benefit retirement benefits and excess or supplemental retirement benefits, together with (y) retiree medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits for the Executive and/or the Executive's dependents, in each case in accordance with the plans, programs, practices and policies as may be in effect at the Date of Termination; provided, that in no event shall any such benefits be less favorable than those that the Executive (and his dependents, if applicable) would have received under PanEnergy's qualified and nonqualified retirement plans and retiree medical and other welfare benefit plans as in effect at the Effective Time ("Current Plans"), if the Current Plans had remained in effect without amendment as of the Date of Termination and the Executive had been eligible to retire under the Current Plans as of the Date of Termination; and
  (C) the Company may elect to provide any or all of the Retirement Benefits (other than those actually provided from qualified plans) through individual arrangements or otherwise not through Company-sponsored plans, so long as the net after-tax Retirement Benefits provided to the Executive and his dependents are not less than they would have enjoyed had they received such Retirement Benefits under Company-sponsored plans; and

                                     B-1-8

          (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive with respect to the Deferred Account or under any plan, program, policy or practice or contract or agreement of the Company as of the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

       (b)  Death.  If the Executive's employment is terminated by reason of
            -----
the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death.

       (c)  Disability.  If the Executive's employment is terminated by reason
            ----------
of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

       (d)  Cause.  If the Executive's employment shall be terminated for Cause
            -----
during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive
(x) his Annual Base Salary through the Date of Termination, and (y) Other Benefits, in each case to the extent theretofore unpaid.

       6.  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent
           -------------------------
or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Any rights that are vested and any benefits that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termina-

                                     B-1-9
tion shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.


       7.  Full Settlement.  In no event shall the Executive be obligated to
           ---------------
seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided, however,
                                                              --------  -------
that the foregoing shall not apply in connection with any such contest in which the finder of fact determines that the contest is frivolous or was brought by the Executive in bad faith.

       8.  Certain Reduction of Payments by the Company.  (a)  For purposes of
           --------------------------------------------
this Section 8, (i) a "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise; (ii) "Separation Payment" shall mean a Payment paid or payable pursuant to this Agreement (disregarding this Section); (iii) "Net After Tax Receipt" shall mean the Present Value of a Payment net of all taxes imposed on the Executive with respect thereto under Sections 1 and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), determined by applying the highest marginal rate under Section 1 of the Code which applied to the Executive's taxable income for the immediately preceding taxable year; (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (v) "Reduced Amount" shall mean the greatest aggregate amount of Separation Payments which (a) is less than the sum of all Separation Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the Executive were paid the sum of all Separation Payments.
The Company shall select a mutually agreeable nationally recognized accounting firm (the "Accounting Firm") to make all necessary determinations under this
Section 8, in consultation with any independent law firm of the Accounting Firm's choice.

       (b) Anything in this Agreement to the contrary not withstanding, in the event the Accounting Firm shall determine that receipt of all Payments would subject the

                                    B-1-10

Executive to tax under Section 4999 of the Code, it shall determine whether some amount of Separation Payments would meet the definition of a "Reduced Amount." If the Accounting Firm determines that there is a Reduced Amount, the aggregate Separation Payments shall be reduced to such Reduced Amount. All fees payable to the Accounting Firm shall be paid solely by the Company.

       (c) If the Accounting Firm determines that aggregate Separation Payments should be reduced to the Reduced Amount, the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may then elect, in his sole discretion, which and how much of the Separation Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Separation Payments equals the Reduced Amount), and shall advise the Company in writing of his election within ten days of his receipt of notice. If no such election is made by the Executive within such ten-day period, the Company may elect which of such Separation Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Separation Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. All determinations made by the Accounting Firm under this Section shall be binding upon the Company and the Executive and shall be made within 60 days of a request for such determination by either the Executive or the Company. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Executive such Separation Payments as are then due to the Executive under this Agreement and shall promptly pay to or distribute for the benefit of the Executive in the future such Separation Payments as become due to the Executive under this Agreement.

       (d) While it is the intention of the Company to reduce the amounts payable or distributable to the Executive hereunder only if the aggregate Net After Tax Receipts to an Executive would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive which deficiency the Accounting

                                    B-1-11

Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Executive to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

       9.  (a)  Confidential Information.  The Executive shall hold in a
                ------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, at any time during his employment with the Company or at any time thereafter, for any reason, in any fashion, form or manner, either directly or indirectly, communicate, divulge, copy or permit to be copied (without the prior written consent of the Company or as may otherwise be required by law or legal process or in order to enforce his rights under this Agreement or as necessary to defend himself against a claim asserted directly or indirectly by the Company or any of its affiliated companies) any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, in any manner whatsoever, that is not otherwise publicly available, to, or for the benefit of, any person, firm, corporation or other entity, other than the Company and those designated by it or in the course of his employment with the Company and its affiliated companies. As used herein, the term "all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses" shall include, without limitation, the Company's plans, strategies, proposals to potential customers and/or partners, costs, prices, proprietary systems for buying and selling, client and customer lists, identity of prospects,

                                    B-1-12
proprietary computer programs, policy or procedure manuals, proprietary training and recruiting procedures, proprietary accounting procedures, and the status and contents of the Company's contracts with its suppliers, clients, customers or prospects. The Executive further agrees to maintain in confidence any confidential information of third parties received as a result of his employment with the Company.

       (b)  Enforcement.  In the event of a breach or threatened breach of this
            -----------
Section 9, the Executive agrees that the Company shall be entitled, in addition to any other remedies available to it to specific performance and injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

       (c)  Survival.  Any termination of the Executive's employment or of this
            --------
Agreement shall have no effect on the continuing operation of this Section 9.

       10.  Successors.  (a)  This Agreement is personal to the Executive and
            ----------
without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

       (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

       (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

       11.  Miscellaneous.  (a)  This Agreement shall be governed by and
            -------------
construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a

                                    B-1-13
written agreement executed by the parties hereto or their respective successors and legal representatives.

       (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Executive:
       -------------------

       Paul M. Anderson
       2 East Bend Lane
       Arlington Court
       Houston, TX 77007

       If to PanEnergy:
       ---------------

       5400 Westheimer Court
       Houston, TX  77056-5310
       Attention:  General Counsel

       If to the Company:
       -----------------

       422 South Church Street
       Charlotte, NC  28242
       Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

       (e) Subject to Section 4(d) of this Agreement, the Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

       (f) This Agreement constitutes the entire agreement between the parties and is intended to be an integration of all agreements between the parties with respect to the Executive's employment by the Company, the terms and

                                    B-1-14
conditions of such employment or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter, including but not limited to the Employment Agreement between the Executive and PanEnergy dated March 1, 1991, are hereby superseded and revoked.

       (g) The Company shall indemnify and hold the Executive and his legal representatives harmless to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees if the Executive is made, or threatened to be made a party to any threatened or pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the fact that the Executive is or was serving in any capacity at the request of the Company or any of affiliated companies for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification provided, in this paragraph (g) shall not be deemed exclusive of any other rights to which Executive may have or hereafter be entitled under any law or the charter or by-laws of the Company or any of its affiliated companies or otherwise, both as to action in Executive's official capacity and as to action in another capacity while holding such office, and shall continue after Executive has ceased to be a director or officer and shall inure to the benefit of Executive's heirs, executors and administrators. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. In addition, the Company agrees to continue to maintain customary and appropriate directors and liability insurance during the Employment Period and the Executive shall be entitled to the protection of any such insurance policies on no less favorable a basis than is provided to any other officer or director of the Company or any of its affiliated companies.

                                    B-1-15

       IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from their respective Board of Directors, PanEnergy and the Company have caused these presents to be executed in their respective names on their respective behalfs, all as of the day and year first above written.


                                       -----------------------------------
                                                Paul M. Anderson



                                       PANENERGY CORP


                                       By
                                         ---------------------------------



                                       DUKE POWER COMPANY


                                       By
                                         ---------------------------------


                                    B-1-16

                                                                     EXHIBIT B-2
                                                                TO AGREEMENT AND
                                                                  PLAN OF MERGER

                        FORM OF EMPLOYMENT AGREEMENT FOR
                        --------------------------------
                         JAMES T. HACKETT OF PANENERGY
                         -----------------------------


          AGREEMENT by and between PanEnergy Corp, a Delaware corporation (the "Company") and James T. Hackett (the "Executive"), dated as of the 24th day of November, 1996.

          The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending the merger of the Company and Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of Duke Power Company, a North Carolina corporation (the "Merger") pursuant to the Agreement and Plan of Merger dated as of November 24, 1996 (the "Merger Agreement") and to provide the surviving corporation after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.  Effective Date.  The "Effective Date" shall mean the date on which
              --------------
the Effective Time of the Merger (as defined in the Merger Agreement) occurs.

          2.  Employment Period.  The Company hereby agrees to employ the
              -----------------
Executive, and the Executive hereby agrees to accept employment with and remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary thereof, or such later date as may be mutually agreed upon by the Company and the Executive. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 5 of this Agreement. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

          3.  Terms of Employment.  (a)  Position and Duties.  (i)  During the
              -------------------        -------------------
Employment Period: (A) the Executive shall serve as President of Duke Energy Services, which shall comprise all of the non-regulated businesses of the Company other than real estate and telecommunications, and as a member of the Executive Committee of Duke Power

Company, which Committee shall have the responsibilities and shall be constituted as set forth in Section 8.15(d) of the Merger Agreement, with such authority, duties and responsibilities as are commensurate with such positions and as may be consistent with such position as may be assigned to him by the Board, provided, however, that in the event the Executive determines in good faith that the terms and conditions of a letter agreement between the Executive and Natural Gas Clearinghouse, dated as of January 16, 1994 (the "Non-Compete Agreement") (attached hereto as Exhibit A), preclude him from assuming any such authority, duty and/or responsibility (each a "Precluded Responsibility") for a period of time (the "Non-Compete Period"), then the Precluded Responsibility or Responsibilities shall not be assumed by the Executive until immediately after the Non-Compete Period; (B) the Executive shall report to Paul M. Anderson while Mr. Anderson is employed by Duke Power Company; and (C) the Executive's services shall be performed at offices of the Company in Houston, Texas.
Notwithstanding the foregoing, the Company and the Executive may mutually agree to such changes in the Executive's position, reporting or location of employment as are in the best interests of the Company without violating the provisions of this paragraph.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (b)  Compensation.  (i)  Base Salary.  During the Employment Period,
               ------------        -----------
the Executive shall receive an annual base salary ("Annual Base Salary"), payable monthly, at least equal to the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by PanEnergy in respect of the twelve-month period immediately preceding the Effective Date. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and

                                     B-2-2
thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

          (ii) Annual Bonus.  In addition to Annual Base Salary, for each fiscal
               ------------
year ending during the Employment Period the Executive shall be eligible, based upon the Executive's achievement of performance goals (set by the Compensation Committee of the Board, in consultation with the Executive, at levels substantially consistent with past practice) during such fiscal year, to receive a bonus (the "Annual Bonus") at a target level of not less than 55% of the Annual Base Salary (the "Target Bonus Amount") with the opportunity, substantially consistent with past practice, to earn in excess of such amount based upon the attainment of agreed upon performance goals. Each such Annual Bonus shall be paid no later than the last business day of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded (the "Last Payment Date").

          (iii)  Long-Term Incentive Compensation.  During the Employment
                 --------------------------------
Period, the Executive shall be entitled to participate in all long-term incentive plans, practices, policies and programs applicable generally to other peer executives of the Company, provided that for each fiscal year ending during the Employment Period, the Company shall, on the earlier (the "Award Date") of
(A) the date on which the Annual Bonus with respect to such fiscal year is paid, if any and (B) the Last Payment Date, grant the Executive either (1) stock options (each an "Option" and collectively the "Option Award"), each to purchase one share of the common stock of Duke Power Company at a price equal to Fair Market Value (as defined below) as of the Award Date, (2) shares of restricted common stock of Duke Power Company (each a "Restricted Share" and collectively the "Restricted Stock Award"), or (3) both an Option Award and a Restricted Stock Award (a "Combination Award"), in an amount such that the Aggregate Value (as defined below) of the Option Award, the Restricted Stock Award or the Combination Award, as applicable, on the Award Date is not less than 80% of the sum of (x) the Annual Base Salary and (y) the Target Bonus Amount for the fiscal year with respect to which the Option Award, the Restricted Stock Award or the Combination Award, as applicable, is made. Options granted as part of any Option Award shall have a term of 10 years, and vest and become exercisable ratably in three annual installments

                                     B-2-3
beginning on the first anniversary of the Award Date, and Shares granted as part of any Restricted Stock Award shall become free of all restrictions (including, without limitation, with respect to transferability) ratably in installments, each of which installment shall occur on the date the Executive achieves one of several performance goals (the "Restricted Stock Performance Goals") whose number, level and content shall be set by the Compensation Committee of the Board in consultation with the Executive; provided, however, that the number, level and content of the Restricted Stock Performance Goals shall be such that, in the event the Executive achieves all the Restricted Stock Performance Goals, one-third of the Restricted Stock Award shall have become free of all restrictions on each of the first three anniversaries of the Award Date. For the purposes of this Agreement, "Fair Market Value" shall mean, as of any given date, the closing price of the common stock of Duke Power Company on the New York Stock Exchange Composite Transactions on such date as reported in The Wall
                                                                           ----
Street Journal (or, if there is no reported sale on such date, on the last
--------------
preceding date on which any reported sale occurred). For the purposes of this Agreement, "Aggregate Value" shall mean: with respect to an Option Award, the product of (x) the number of Options awarded and (y) the dollar value of each such Option according to the Black Sholes option pricing model or such other option pricing model acceptable to both the Company and the Executive; with respect to a Restricted Stock Award, the product of (x) the number of Shares awarded and (y) Fair Market Value (determined without regard to the restrictions upon such Shares); and with respect to a Combination Award, the sum of the respective Aggregate Values of the Option Award and the Restricted Stock Award comprising the Combination Award. Determinations of Aggregate Value shall be made by Ernst & Young or such other certified public accounting firm or consulting firm reasonably acceptable to the Executive as may be designated by the Company.

          (iv) Savings and Retirement Plans.  During the Employment Period, the
               ----------------------------
Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that generally applicable to peer executives of the Company.

          (v) Welfare Benefit Plans.  During the Employment Period, the
              ---------------------
Executive and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company on a basis no less favorable than that generally applicable to peer executives of the Company.

                                     B-2-4

          (vi)     Expenses.  During the Employment Period, the Executive shall
                   --------
 be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies, including, without limitation, the costs of travel between Houston, Texas and Charlotte, North Carolina during the ordinary course of business.

          (vii)    Vacation.  During the Employment Period, the Executive
                   --------
shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that generally applicable to peer executives of the Company but in any event he shall be entitled to no less than four weeks of vacation per year during the Employment Period.

       4.  Termination of Employment.  (a)  Death or Disability.  The
           -------------------------        -------------------
Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice, in accordance with Section 11(b) of this Agreement, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the performance of the Executive's duties with the Company on a full time basis for an aggregate of 120 out of any 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

       (b)  Cause.  The Company may terminate the Executive's employment during
            -----
the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean the engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with

                                     B-2-5
counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

       (c)  Good Reason.  The Executive's employment may be terminated by the
            -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

    (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
  Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for these purposes (A) an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and
  (B) any action to which the Executive has given his written consent;

    (ii)  any failure by the Company to comply with any of the provisions of
  Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

    (iii) the Company's requiring the Executive without the Executive's written consent to be based at any office or location other than as provided in Section 3(a)(i)(B) hereof or the Company's requiring the Executive to travel away from the Company's offices in Houston, Texas and Charlotte, North Carolina on Company business to a substantially greater extent than required immediately prior to the Effective Date; or

    (iv) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

       (d)  Notice of Termination.  Any termination by the Company for Cause, or
            ---------------------
by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. In the case of a Good Reason termination, such Notice of Termination shall be given within 90 days of the occurrence of the event that is claimed as serving the basis for the termination as a condition of such claim being treated as a Good Reason termination hereunder. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the

                                     B-2-6
facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

       (e)  Date of Termination.  "Date of Termination" means (i) if the
            -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for any reason (including Good Reason), the date of receipt of the Notice of Termination or any later date specified therein that is within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

       5.  Obligations of the Company upon Termination.  (a)  Good Reason; Other
           -------------------------------------------        ------------------
than for Cause, Death or Disability.  If, during the Employment Period, the
-----------------------------------
Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

            (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

            A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) the Target Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and (3) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                                     B-2-7

            B.  the amount equal to the product of (1) three and (2) the sum of
       (x) the Executive's Annual Base Salary and (y) the Target Bonus Amount;
       and

            C. an amount equal to the excess of (a) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan (the "Retirement Plan") (utilizing actuarial assumptions in effect under the Company's Retirement Plan as of the Date of Termination), and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued for three years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the three years is that required by Section 3(b)(i) and Section 3(b)(ii), over (b) the actuarial equivalent of the Executive's actual benefit
       (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

              (ii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect under Section 3(b)(v) of this Agreement (the "Continuing Benefit Plans") as if the Executive's employment had not been terminated (either by permitting the Executive and/or the Executive's dependents to participate in the Continuing Benefit Plans, or by providing the Executive and/or the Executive's dependents with equivalent benefits outside the Continuing Benefit Plans, as the Company may elect, so long as the net after-tax benefit to them is the same as if the Executive had remained an employee of the Company participating in the Continuing Benefit Plans); provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical, long-term disability, dental, accidental death and dismemberment or life insurance benefits under another employer-provided plan, the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility
  (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to the Continuing Benefit Plans and any other welfare

                                     B-2-8
  benefit plans, practices, policies and programs provided by the Company and its affiliated companies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period; and

              (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company as of the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

       (b)  Death.  If the Executive's employment is terminated by reason of
            -----
the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death.

       (c)  Disability.  If the Executive's employment is terminated by reason
            ----------
of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

       (d)  Cause; Other than for Good Reason.  If the Executive's employment
            ---------------------------------
shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, and
(y) Other Benefits, in each case to the extent theretofore unpaid.

       6.  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent
           -------------------------
or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under

                                     B-2-9
any contract or agreement with the Company or any of its affiliated companies. Any rights that are vested and any benefits that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

       7.  Full Settlement.  In no event shall the Executive be obligated to
           ---------------
seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment.
The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided, however, that the foregoing shall not apply in
                  --------  -------
connection with any such contest in which the finder of fact determines that the contest is frivolous or was brought by the Executive in bad faith.

       8.  Certain Additional Payments by the Company  (a)  Restricted Stock.
           -------------------------------------------      ----------------
The Executive may receive an additional payment (the "Additional RS Payment") with respect to the 60,000 remaining unvested shares of PanEnergy Common Stock awarded to him as part of a grant of 75,000 shares of restricted stock pursuant to his employment letter dated November 28, 1995 (such 60,000 shares, the "1996 Restricted Stock"). The Additional RS Payment shall be made in the event that it shall be determined that the Restricted Stock, without regard to any other payment or distribution by PanEnergy or the Company to or for the benefit of the Executive, would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties would be incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"). The amount of the Additional RS Payment shall be the amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) ("Taxes") and Excise Tax imposed upon the Additional RS

                                    B-2-10

Payment, the Executive would be in the same net after-tax position with respect to the Restricted Stock had such Excise Tax not been imposed.

     (b)  NRS Amount.  Notwithstanding anything elsewhere in this Agreement to
          ----------
the contrary, in the event that the total Parachute Value (as defined below) of any payments or distributions by PanEnergy or the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise), other than the 1996 Restricted Stock and the Additional RS Payment (the "Payments"), would exceed
2.99 multiplied by the Executive's "base amount" (as defined in Section 280G of the Code) (the "Limitation"), the amount of the cash lump sum payable to him pursuant to Section 5(a)(i) shall be reduced (but not below zero) so that the total Parachute Value (as defined below) of the Payments does not exceed the Limitation. In the event that the foregoing reduction is insufficient for the total Parachute Value of the Payments not to exceed the Limitation, other Payments made pursuant to this Agreement shall be reduced (but not below zero), in the order selected by the Executive, so that the total Parachute Value shall not exceed the Limitation; provided, that in no event shall Payments that are not made pursuant to this Agreement be reduced pursuant to this Section 8. The Payments, after any applicable reduction, are hereinafter referred to as the "Reduced Payments," whether or not they are actually reduced. The "Parachute Value" of any Payment means the dollar amount of the "parachute payment" attributable thereto, determined in accordance with Section 280G of the Code and the proposed Treasury Regulations thereunder (or any final Treasury Regulations thereunder that may hereafter be promulgated).

     If the Reduced Payments are subject to the Excise Tax, the Company shall pay the Executive an additional cash lump sum payment (the "Additional Non-RS Payment") such that after paying (i) all Excise Tax and interest and penalties imposed with respect to such Excise Tax imposed upon the Reduced Payments, and
(ii) all Taxes imposed upon the Additional Non-RS Payment, the Executive is in the same net after-tax position with respect to the Reduced Payments as if the Excise Tax had not been imposed.

       9.  (a)  Confidential Information.  The Executive shall hold in a
                ------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, at any time during his employment with the Company or at any time thereafter, for any reason, in any fashion, form or manner, either directly or indirectly, communicate, divulge, copy or permit to be copied (without the prior written consent of the Company or as may otherwise be required by law or legal process or in order to enforce his rights under this Agreement or as necessary to defend

                                    B-2-11
himself against a claim asserted directly or indirectly by the Company or any of its affiliated companies) any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, in any manner whatsoever, that is not otherwise publicly available, to, or for the benefit of, any person, firm, corporation or other entity, other than the Company and those designated by it or in the course of his employment with the Company and its affiliated companies. As used herein, the term "all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses" shall include, without limitation, the Company's plans, strategies, proposals to potential customers and/or partners, costs, prices, proprietary systems for buying and selling, client and customer lists, identity of prospects, proprietary computer programs, policy or procedure manuals, proprietary training and recruiting procedures, proprietary accounting procedures, and the status and contents of the Company's contracts with its suppliers, clients, customers or prospects. The Executive further agrees to maintain in confidence any confidential information of third parties received as a result of his employment with the Company.

       (b)  Enforcement.  In the event of a breach or threatened breach of this
            -----------
Section 9, the Executive agrees that the Company shall be entitled, in addition to any other remedies available to it to specific performance and injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

       (c)  Survival.  Any termination of the Executive's employment or of this
            --------
Agreement shall have no effect on the continuing operation of this Section 9.

       10.  Successors.  (a)  This Agreement is personal to the Executive and
            ----------
without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

       (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

       (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business

                                    B-2-12
and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

       11.  Miscellaneous.  (a)  This Agreement shall be governed by and
            -------------
construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

       (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Executive:
       -------------------

       James T. Hackett
       3372 Delmonte Drive
       Houston, TX 77019

       If to the Company:
       -----------------

       5400 Westheimer Court
       Houston, TX  77056-5310
       Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

       (e) Subject to Section 4(d) of this Agreement, the Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may

                                    B-2-13
have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(iv) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

       (f) This Agreement constitutes the entire agreement between the parties and is intended to be an integration of all agreements between the parties with respect to the Executive's employment by the Company, the terms and conditions of such employment or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter, including but not limited to the Agreement between the Executive and the Company dated December 19, 1995, are hereby superseded and revoked.

       (g) The Company shall indemnify and hold the Executive and his legal representatives harmless to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees if the Executive is made, or threatened to be made a party to any threatened or pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the fact that the Executive is or was serving in any capacity at the request of the Company or any of affiliated companies for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification provided, in this paragraph (g) shall not be deemed exclusive of any other rights to which Executive may have or hereafter be entitled under any law or the charter or by-laws of the Company or any of its affiliated companies or otherwise, both as to action in Executive's official capacity and as to action in another capacity while holding such office, and shall continue after Executive has ceased to be a director or officer and shall inure to the benefit of Executive's heirs, executors and administrators. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. In addition, the Company agrees to continue to maintain customary and appropriate directors and liability insurance during the Employment Period and the Executive shall be entitled to the protection of any such insurance policies on no less favorable a basis than is provided to any other officer or director of the Company or any of its affiliated companies.

                                    B-2-14

       IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                       -----------------------------------
                                                James T. Hackett



                                       PANENERGY CORP


                                       By
                                         ---------------------------------




                                    B-2-15

                                                                     EXHIBIT B-3
                                                                TO AGREEMENT AND
                                                                  PLAN OF MERGER

                        FORM OF EMPLOYMENT AGREEMENT FOR
                        --------------------------------
                          FRED. J. FOWLER OF PANENERGY
                          ----------------------------


          AGREEMENT by and between PanEnergy Corp, a Delaware corporation (the "Company") and Fred J. Fowler (the "Executive"), dated as of the 24th day of November, 1996.

          The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending the merger of the Company and Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of Duke Power Company, a North Carolina corporation (the "Merger") pursuant to the Agreement and Plan of Merger dated as of November 24, 1996 (the "Merger Agreement"), and to provide the surviving corporation after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.  Effective Date.  The "Effective Date" shall mean the date on which
              --------------
the Effective Time of the Merger (as defined in the Merger Agreement) occurs.

          2.  Employment Period.  The Company hereby agrees to employ the
              -----------------
Executive, and the Executive hereby agrees to accept employment with and remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary thereof, or such later date as may be mutually agreed upon by the Company and the Executive. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 5 of this Agreement. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

          3.  Terms of Employment.  (a)  Position and Duties.  (i)  During the
              -------------------        -------------------
Employment Period, (A) the Executive shall serve as President of Duke Energy Transmission Services and as a member of the Executive Committee of Duke Power Company, which Committee shall have the responsibilities and shall be constituted as set forth in Section 8.15(d) of the Merger Agreement, with such au-thority, duties and responsibilities as are commensurate with such positions and as may be consistent with such positions as may be assigned to him by the Board, and (B) the Executive's services shall be performed at offices of the Company in Houston, Texas. Notwithstanding the foregoing, the Company and the Executive may mutually agree to such changes in the Executive's position, reporting or location of employment as are in the best interests of the Company without violating the provisions of this paragraph.

              (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (b)  Compensation.  (i)  Base Salary.  During the Employment Period,
               ------------        -----------
the Executive shall receive an annual base salary ("Annual Base Salary"), payable monthly, at least equal to the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by PanEnergy in respect of the twelve-month period immediately preceding the Effective Date. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary or any payment of Supplemental Salary (as defined below) shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

          In the event that, pursuant to the provisions of Section 3(a)(i) hereof, the Executive becomes subject to North Carolina income or employment taxes as a resident of the State of North Carolina (a "Change of Residence"), then

                                     B-3-2
for each calendar year that begins during the Employment Period that he is subject to such taxes, the Executive shall receive a supplemental salary payment (the "Supplemental Salary") such that after payment by the Executive of all taxes, including, without limitation, Federal and state income and employment taxes with respect to the Executive's total compensation from the Company for such calendar year (including, without limitation, the Supplemental Salary), the Executive will retain an amount (the "After-Tax Compensation") equal to the amount of After-Tax Compensation he would have received had no Change of Residence occurred, as determined by an independent tax advisor mutually agreed to by the Company and the Executive (whose fees and expenses for making such determination shall be paid by the Company).

              (ii) Annual Bonus.  In addition to Annual Base Salary, for each
                   ------------
fiscal year ending during the Employment Period the Executive shall be eligible, based upon the Executive's achievement of performance goals (set by the Compensation Committee of the Board, in consultation with the Executive, at levels substantially consistent with past practice) during such fiscal year, to receive a bonus (the "Annual Bonus") at a target level of not less than 50% of the Annual Base Salary (the "Target Bonus Amount") with the opportunity, substantially consistent with past practice, to earn in excess of such amount based upon the attainment of agreed upon performance goals. Each such Annual Bonus shall be paid no later than the last business day of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded (the "Last Payment Date").

              (iii)  Long-Term Incentive Compensation.  During the Employment
                     --------------------------------
Period, the Executive shall be entitled to participate in all long-term incentive plans, practices, policies and programs applicable generally to other peer executives of the Company, provided that for each fiscal year ending during the Employment Period, the Company shall, on the earlier (the "Award Date") of
(A) the date on which the Annual Bonus with respect to such fiscal year is paid, if any and (B) the Last Payment Date, grant the Executive either (1) stock options (each an "Option" and collectively the "Option Award"), each to purchase one share of the common stock of Duke Power Company at a price equal to Fair Market Value (as defined below) as of the Award Date, (2) shares of restricted common stock of Duke Power Company (each a "Restricted Share" and collectively the "Restricted Stock Award"), or (3) both an Option Award and a Restricted Stock Award (a "Combination Award"), in an amount such that the Aggregate Value (as defined below) of the Option Award, the Restricted Stock Award or the Combination Award, as applicable, on the Award Date is not less than 55%

                                     B-3-3
of the sum of (x) the Annual Base Salary and (y) the Target Bonus Amount for the fiscal year with respect to which the Option Award, the Restricted Stock Award or the Combination Award, as applicable, is made. Options granted as part of any Option Award shall have a term of 10 years, and vest and become exercisable ratably in three annual installments beginning on the first anniversary of the Award Date, and Shares granted as part of any Restricted Stock Award shall become free of all restrictions (including, without limitation, with respect to transferability) ratably in installments, each of which installment shall occur on the date the Executive achieves one of several performance goals (the "Restricted Stock Performance Goals") whose number, level and content shall be set by the Compensation Committee of the Board in consultation with the Executive; provided, however, that the number, level and content of the Restricted Stock Performance Goals shall be such that, in the event the Executive achieves all the Restricted Stock Performance Goals, one-third of the Restricted Stock Award shall have become free of all restrictions on each of the first three anniversaries of the Award Date. For the purposes of this Agreement, "Fair Market Value" shall mean, as of any given date, the closing price of the common stock of Duke Power Company on the New York Stock Exchange Composite Transactions on such date as reported in The Wall Street
                                                                -----------
Journal (or, if there is no reported sale on such date, on the last preceding
-------
date on which any reported sale occurred). For the purposes of this Agreement, "Aggregate Value" shall mean: with respect to an Option Award, the product of
(x) the number of Options awarded and (y) the dollar value of each such Option according to the Black Sholes option pricing model or such other option pricing model acceptable to both the Company and the Executive; with respect to a Restricted Stock Award, the product of (x) the number of Shares awarded and (y) Fair Market Value (determined without regard to the restrictions upon such Shares); and with respect to a Combination Award, the sum of the respective Aggregate Values of the Option Award and the Restricted Stock Award comprising the Combination Award. Determinations of Aggregate Value shall be made by Ernst & Young or such other certified public accounting firm or consulting firm reasonably acceptable to the Executive as may be designated by the Company.

          (iv) Savings and Retirement Plans.  During the Employment Period, the
               ----------------------------
Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that generally applicable to peer executives of the Company.

          (v) Welfare Benefit Plans.  During the Employment Period, the
              ---------------------
Executive and/or the Executive's dependents, as the case may be, shall be eligible for

                                     B-3-4
participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company on a basis no less favorable than that generally applicable to peer executives of the Company.

          (vi) Expenses.  During the Employment Period, the Executive shall be
               --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies. In the event the Executive relocates his principal residence (as defined in Section 1034 of the Internal Revenue Code of 1986, as amended (the "Code")) to North Carolina (the "Relocation"), the Executive shall also be entitled to prompt reimbursement for all costs reasonably incurred in connection with such Relocation ("Relocation Costs"). Relocation Costs shall include, without limitation, the amount of any short-term capital loss or long-term capital loss (as defined in Section 1222 of the Code) experienced by the Executive on the disposition during the Employment Period of his principal residence in connection with the Relocation.

          (vii)       Vacation.  During the Employment Period, the Executive
                      --------
shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that generally applicable to peer executives of the Company but in any event he shall be entitled to no less than four weeks of vacation per year during the Employment Period.

       4.  Termination of Employment.  (a)  Death or Disability.  The
           -------------------------        -------------------
Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice, in accordance with
Section 11(b) of this Agreement, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the performance of the Executive's duties with the Company on a full time basis for an aggregate of 120 out of any 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                                     B-3-5

          (b)  Cause.  The Company may terminate the Executive's employment
               -----
during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean the engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

       (c)  Good Reason.  The Executive's employment may be terminated by the
            -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

         (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
  Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for these purposes (A) an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and
  (B) any action to which the Executive has given his written consent;

         (ii) any failure by the Company to comply with any of the provisions of
  Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

         (iii) the Company's requiring the Executive without the Executive's written consent to be based at any office or location other than as provided in Section 3(a)(i)(B) hereof or the Company's requiring the Executive to travel away from the Company's offices in Houston, Texas and Charlotte, North Carolina on Company business to a substantially greater extent than required immediately prior to the Effective Date; or

         (iv) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

                                     B-3-6

       (d)  Notice of Termination.  Any termination by the Company for Cause, or
            ---------------------
by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. In the case of a Good Reason termination, such Notice of Termination shall be given within 90 days of the occurrence of the event that is claimed as serving the basis for the termination as a condition of such claim being treated as a Good Reason termination hereunder. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice).
The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

       (e)  Date of Termination.  "Date of Termination" means (i) if the
            -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for any reason (including Good Reason), the date of receipt of the Notice of Termination or any later date specified therein that is within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

       5.  Obligations of the Company upon Termination.  (a)  Good Reason; Other
           -------------------------------------------        ------------------
than for Cause, Death or Disability.  If, during the Employment Period, the
-----------------------------------
Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

            (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                     B-3-7

            A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) the Target Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; (3) any accrued vacation pay to the extent not theretofore paid; and (4) the Executive's Supplemental Salary, if applicable, for periods through the Date of Termination, to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligations"); and

            B.  the amount equal to the product of (1) two and (2) the sum of
       (x) the Executive's Annual Base Salary and (y) the Target Bonus Amount;
       and

            C. an amount equal to the excess of (a) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan (the "Retirement Plan") (utilizing actuarial assumptions in effect under the Company's Retirement Plan as of the Date of Termination), and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued for two years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the two years is that required by Section 3(b)(i) and Section 3(b)(ii), over
       (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

            (ii) for two years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect under Section 3(b)(v) of this Agreement (the "Continuing Benefit Plans") as if the Executive's employment had not been terminated (either by permitting the Executive and/or the Executive's dependents to participate in the Continuing Benefit Plans, or by providing the Executive and/or the Executive's dependents with equivalent benefits outside the Continuing Benefit Plans, as the Company may elect, so long as the

                                     B-3-8
  net after-tax benefit to them is the same as if the Executive had remained an employee of the Company participating in the Continuing Benefit Plans); provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical, long-term disability, dental, accidental death and dismemberment or life insurance benefits under another employer-provided plan, the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to the Continuing Benefit Plans and any other welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies, the Executive shall be considered to have remained employed until two years after the Date of Termination and to have retired on the last day of such period; and

            (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company as of the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

       (b)  Death.  If the Executive's employment is terminated by reason of
            -----
the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death.

       (c)  Disability.  If the Executive's employment is terminated by reason
            ----------
of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

       (d)  Cause; Other than for Good Reason.  If the Executive's employment
            ---------------------------------
shall be terminated for Cause or the

                                     B-3-9

Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, and (y) Other Benefits, in each case to the extent theretofore unpaid.

       6.  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent
           -------------------------
or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Any rights that are vested and any benefits that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

       7.  Full Settlement.  In no event shall the Executive be obligated to
           ---------------
seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided, however, that the foregoing shall not apply in connection
            --------  -------
with any such contest in which the finder of fact determines that the contest is frivolous or was brought by the Executive in bad faith.

       8.  Excise Tax Limit.  Notwithstanding anything elsewhere in this
           ----------------
Agreement to the contrary, if any of the payments provided for in this Agreement, together with any other payments or benefits which the Executive has the right to receive from the Company (or its affiliated companies), would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments pursuant to this Agreement shall be reduced so that the present value of the total amount received by the Executive that would

                                    B-3-10
constitute a "parachute payment" will be one dollar ($1.00) less than three (3) times the Executive's base amount (as defined in Section 280G of the Code) and so that no portion of the payments or benefits received by the Executive shall be subject to the excise tax imposed by Section 4999 of the Code. The determination as to whether any reduction in the payments under this Agreement pursuant to this Section 8 is necessary shall be made by such nationally recognized accounting firm as shall be mutually agreeable to the Company and the Executive, in consultation with any independent law firm of such firm's choice, and such determination shall be conclusive and binding on the Executive and the Company. All fees and expenses of such accounting firm to make such determination shall be paid by the Company. If through error or otherwise the Executive should receive payments under this Agreement or otherwise in excess of one dollar ($1.00) less than three (3) times his base amount, the Executive shall immediately repay such excess to the Company upon notification that an overpayment has been made.

       9.  (a)  Confidential Information.  The Executive shall hold in a
                ------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, at any time during his employment with the Company or at any time thereafter, for any reason, in any fashion, form or manner, either directly or indirectly, communicate, divulge, copy or permit to be copied (without the prior written consent of the Company or as may otherwise be required by law or legal process or in order to enforce his rights under this Agreement or as necessary to defend himself against a claim asserted directly or indirectly by the Company or any of its affiliated companies) any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, in any manner whatsoever, that is not otherwise publicly available, to, or for the benefit of, any person, firm, corporation or other entity, other than the Company and those designated by it or in the course of his employment with the Company and its affiliated companies. As used herein, the term "all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses" shall include, without limitation, the Company's plans, strategies, proposals to potential customers and/or partners, costs, prices, proprietary systems for buying and

                                    B-3-11
selling, client and customer lists, identity of prospects, proprietary computer programs, policy or procedure manuals, proprietary training and recruiting procedures, proprietary accounting procedures, and the status and contents of the Company's contracts with its suppliers, clients, customers or prospects. The Executive further agrees to maintain in confidence any confidential information of third parties received as a result of his employment with the Company.

       (b)  Enforcement.  In the event of a breach or threatened breach of this
            -----------
Section 9, the Executive agrees that the Company shall be entitled, in addition to any other remedies available to it to specific performance and injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

       (c)  Survival.  Any termination of the Executive's employment or of this
            --------
Agreement shall have no effect on the continuing operation of this Section 9.

       10.  Successors.  (a)  This Agreement is personal to the Executive and
            ----------
without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

       (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

       (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

       11.  Miscellaneous.  (a)  This Agreement shall be governed by and
            -------------
construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a

                                    B-3-12
written agreement executed by the parties hereto or their respective successors and legal representatives.

       (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Executive:
       -------------------

       Fred J. Fowler
       11403 Bassdale
       Houston, TX 77070

       If to the Company:
       -----------------

       5400 Westheimer Court
       Houston, TX  77056-5310
       Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

       (e) Subject to Section 4(d) of this Agreement, the Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(iv) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

       (f) This Agreement constitutes the entire agreement between the parties and is intended to be an integration of all agreements between the parties with respect to the Executive's employment by the Company, the terms and conditions of such employment or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter, including but not limited to the Executive Severance Agreement between the Executive and the

                                    B-3-13

Company dated as of August 19, 1988, are hereby superseded and revoked.

       (g) The Company shall indemnify and hold the Executive and his legal representatives harmless to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees if the Executive is made, or threatened to be made a party to any threatened or pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the fact that the Executive is or was serving in any capacity at the request of the Company or any of affiliated companies for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification provided, in this paragraph (g) shall not be deemed exclusive of any other rights to which Executive may have or hereafter be entitled under any law or the charter or by-laws of the Company or any of its affiliated companies or otherwise, both as to action in Executive's official capacity and as to action in another capacity while holding such office, and shall continue after Executive has ceased to be a director or officer and shall inure to the benefit of Executive's heirs, executors and administrators. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. In addition, the Company agrees to continue to maintain customary and appropriate directors and liability insurance during the Employment Period and the Executive shall be entitled to the protection of any such insurance policies on no less favorable a basis than is provided to any other officer or director of the Company or any of its affiliated companies.

                                    B-3-14

       IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                           ____________________________________
                                 Fred J. Fowler



                           PANENERGY CORP


                           By__________________________________



                                    B-3-15

                                                                     EXHIBIT B-4
                                                                TO AGREEMENT AND
                                                                  PLAN OF MERGER

                        FORM OF EMPLOYMENT AGREEMENT FOR
                        --------------------------------
                           L.B. GATEWOOD OF PANENERGY
                           --------------------------


          AGREEMENT by and between PanEnergy Corp, a Delaware corporation (the "Company") and L. B. Gatewood (the "Executive"), dated as of the 24th day of November, 1996.

          The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending the merger of the Company and Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of Duke Power Company, a North Carolina corporation (the "Merger") pursuant to the Agreement and Plan of Merger dated as of November 24, 1996 (the "Merger Agreement") and to provide the surviving corporation after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

            NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.  Effective Date.  The "Effective Date" shall mean the date on which
              --------------
the Effective Time of the Merger (as defined in the Merger Agreement) occurs.

          2.  Employment Period.  The Company hereby agrees to employ the
              -----------------
Executive, and the Executive hereby agrees to accept employment with and remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary thereof, or such later date as may be mutually agreed upon by the Company and the Executive. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 5 of this Agreement. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

          3.  Terms of Employment.  (a)  Position and Duties.  (i)  During the
              -------------------        -------------------
Employment Period, (A) the Executive shall serve as President and Chief Executive Officer of PanEnergy Trading and Marketing Services, Inc., with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position as may be assigned to him by the Board, and (B) the Executive's services shall be performed at offices of the Company in Houston, Texas. Notwithstanding the foregoing, the Company and the Executive may mutually agree to such changes in the Executive's position, reporting or location of employment as are in the best interests of the Company without violating the provisions of this paragraph.

             (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (b)  Compensation.  (i)  Base Salary.  During the Employment Period,
               ------------        -----------
the Executive shall receive an annual base salary ("Annual Base Salary"), payable monthly, at least equal to the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by PanEnergy in respect of the twelve-month period immediately preceding the Effective Date. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

             (ii)  Annual Bonus.  In addition to Annual Base Salary, for each
                   ------------
fiscal year ending during the Employment Period the Executive shall be eligible, based upon the Executive's achievement of performance goals (set by the Compensation Committee of the Board, in consultation with the Executive, at levels substantially consistent with past practice) during such fiscal year, to receive a bonus



                                     B-4-2

(the "Annual Bonus") at a target level of not less than 40% of the Annual Base Salary (the "Target Bonus Amount") with the opportunity, substantially consistent with past practice, to earn in excess of such amount based upon the attainment of agreed upon performance goals. Each such Annual Bonus shall be paid no later than the last business day of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded (the "Last Payment Date").

             (iii) Long-Term Incentive Compensation.  During the Employment
                   --------------------------------
Period, the Executive shall be entitled to participate in all long-term incentive plans, practices, policies and programs applicable generally to other peer executives of the Company, provided that for each fiscal year ending during the Employment Period, the Company shall, on the earlier (the "Award Date") of
(A) the date on which the Annual Bonus with respect to such fiscal year is paid, if any and (B) the Last Payment Date, grant the Executive either (1) stock options (each an "Option" and collectively the "Option Award"), each to purchase one share of the common stock of Duke Power Company at a price equal to Fair Market Value (as defined below) as of the Award Date, (2) shares of restricted common stock of Duke Power Company (each a "Restricted Share" and collectively the "Restricted Stock Award"), or (3) both an Option Award and a Restricted Stock Award (a "Combination Award"), in an amount such that the Aggregate Value (as defined below) of the Option Award, the Restricted Stock Award or the Combination Award, as applicable, on the Award Date is not less than 45% of the sum of (x) the Annual Base Salary and (y) the Target Bonus Amount for the fiscal year with respect to which the Option Award, the Restricted Stock Award or the Combination Award, as applicable, is made. Options granted as part of any Option Award shall have a term of 10 years, and vest and become exercisable ratably in three annual installments beginning on the first anniversary of the Award Date, and Shares granted as part of any Restricted Stock Award shall become free of all restrictions (including, without limitation, with respect to transferability) ratably in installments, each of which installment shall occur on the date the Executive achieves one of several performance goals (the "Restricted Stock Performance Goals") whose number, level and content shall be set by the Compensation Committee of the Board in consultation with the Executive; provided, however, that the number, level and content of the Restricted Stock Performance Goals shall be such that, in the event the Executive achieves all the Restricted Stock Performance Goals, one-third of the Restricted Stock Award shall have become free of all restrictions on each of the first three anniversaries of the Award Date. For the purposes of this Agreement, "Fair Market Value" shall mean, as of any given date, the closing price of the common stock


                                     B-4-3
of Duke Power Company on the New York Stock Exchange Composite Transactions on such date as reported in The Wall Street Journal (or, if there is no reported
                             -------------------
sale on such date, on the last preceding date on which any reported sale occurred). For the purposes of this Agreement, "Aggregate Value" shall mean: with respect to an Option Award, the product of (x) the number of Options awarded and (y) the dollar value of each such Option according to the Black Sholes option pricing model or such other option pricing model acceptable to both the Company and the Executive; with respect to a Restricted Stock Award, the product of (x) the number of Shares awarded and (y) Fair Market Value (determined without regard to the restrictions upon such Shares); and with respect to a Combination Award, the sum of the respective Aggregate Values of the Option Award and the Restricted Stock Award comprising the Combination Award. Determinations of Aggregate Value shall be made by Ernst & Young or such other certified public accounting firm or consulting firm reasonably acceptable to the Executive as may be designated by the Company.

             (iv)  Savings and Retirement Plans.  During the Employment Period,
                   ----------------------------
the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that generally applicable to peer executives of the Company.

             (v)  Welfare Benefit Plans.  During the Employment Period, the
                  ---------------------
Executive and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company on a basis no less favorable than that generally applicable to peer executives of the Company.

             (vi)  Expenses.  During the Employment Period, the Executive shall
                   --------
be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

             (vii)  Vacation.  During the Employment Period, the Executive shall
                    --------
be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that generally applicable to peer executives of the Company but in any event he shall be entitled to no less than four weeks of vacation per year during the Employment Period.

       4.  Termination of Employment.  (a)  Death or Disability.  The
           -------------------------        -------------------
Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period (pursuant to the


                                     B-4-4
definition of Disability set forth below), the Company may give to the Executive written notice, in accordance with Section 11(b) of this Agreement, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the performance of the Executive's duties with the Company on a full time basis for an aggregate of 120 out of any 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

       (b)  Cause.  The Company may terminate the Executive's employment during
            -----
the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean the engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

       (c)  Good Reason.  The Executive's employment may be terminated by the
            -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

         (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
  Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for these purposes (A) an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and
  (B)



                                     B-4-5
  any action to which the Executive has given his written consent;

         (ii) any failure by the Company to comply with any of the provisions of
  Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

         (iii) the Company's requiring the Executive without the Executive's written consent to be based at any office or location other than as provided in Section 3(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date; or

         (iv) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

       (d)  Notice of Termination.  Any termination by the Company for Cause, or
            ---------------------
by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. In the case of a Good Reason termination, such Notice of Termination shall be given within 90 days of the occurrence of the event that is claimed as serving the basis for the termination as a condition of such claim being treated as a Good Reason termination hereunder. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice).
The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

       (e)  Date of Termination.  "Date of Termination" means (i) if the
            -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for any reason (including Good Reason), the date of receipt of the Notice of Termination or any later date specified therein that is within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company


                                     B-4-6
other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

       5.  Obligations of the Company upon Termination.  (a)  Good Reason; Other
           -------------------------------------------        ------------------
than for Cause, Death or Disability.  If, during the Employment Period, the
-----------------------------------
Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

            (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

            A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) the Target Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and (3) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

            B.  the amount equal to the product of (1) two and (2) the sum of
       (x) the Executive's Annual Base Salary and (y) the Target Bonus Amount;
       and

            C. an amount equal to the excess of (a) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan (the "Retirement Plan") (utilizing actuarial assumptions in effect under the Company's Retirement Plan as of the Date of Termination), any excess or supplemental retirement plan in which the Executive participates (together, the "SERP"), and the agreement between the Executive and PanEnergy, dated as of November 14, 1996 (the "Retirement Agreement"), which the Executive would receive if the Executive's employment continued for two years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the two years is that required by
       Section 3(b)(i) and Section 3(b)(ii), over (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the





                                     B-4-7

       Retirement Plan, the SERP and the Retirement Agreement as of the Date of Termination;

            (ii) for two years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect under Section 3(b)(v) of this Agreement (the "Continuing Benefit Plans") as if the Executive's employment had not been terminated (either by permitting the Executive and/or the Executive's dependents to participate in the Continuing Benefit Plans, or by providing the Executive and/or the Executive's dependents with equivalent benefits outside the Continuing Benefit Plans, as the Company may elect, so long as the net after-tax benefit to them is the same as if the Executive had remained an employee of the Company participating in the Continuing Benefit Plans); provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical, long-term disability, dental, accidental death and dismemberment or life insurance benefits under another employer-provided plan, the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to the Continuing Benefit Plans and any other welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies, the Executive shall be considered to have remained employed until two years after the Date of Termination and to have retired in accordance with the procedure outlined in the Retirement Agreement on the last day of such period; and

            (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company as of the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

       (b)  Death.  If the Executive's employment is terminated by reason of
            -----
the Executive's death during the Employment Period, this Agreement shall terminate without



                                     B-4-8
further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The term Other Benefits as utilized in this
Section 5(b) shall include death benefits as in effect on the date of the Executive's death.

       (c)  Disability.  If the Executive's employment is terminated by reason
            ----------
of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

       (d)  Cause; Other than for Good Reason.  If the Executive's employment
            ---------------------------------
shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, and (y) Other Benefits, in each case to the extent theretofore unpaid.

       6.  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent
           -------------------------
or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Any rights that are vested and any benefits that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

       7.  Full Settlement.  In no event shall the Executive be obligated to
           ---------------
seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all



                                     B-4-9
legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided, however, that the foregoing shall not apply in connection
            --------  -------
with any such contest in which the finder of fact determines that the contest is frivolous or was brought by the Executive in bad faith.

       8.  Excise Tax Limit.  Notwithstanding anything elsewhere in this
           ----------------
Agreement to the contrary, if any of the payments provided for in this Agreement, together with any other payments or benefits which the Executive has the right to receive from the Company (or its affiliated companies), would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), the payments pursuant to this Agreement shall be reduced so that the present value of the total amount received by the Executive that would constitute a "parachute payment" will be one dollar ($1.00) less than three (3) times the Executive's base amount (as defined in Section 280G of the Code) and so that no portion of the payments or benefits received by the Executive shall be subject to the excise tax imposed by
Section 4999 of the Code. The determination as to whether any reduction in the payments under this Agreement pursuant to this Section 8 is necessary shall be made by such nationally recognized accounting firm as shall be mutually agreeable to the Company and the Executive, in consultation with any independent law firm of such firm's choice, and such determination shall be conclusive and binding on the Executive and the Company. All fees and expenses of such accounting firm to make such determination shall be paid by the Company. If through error or otherwise the Executive should receive payments under this Agreement or otherwise in excess of one dollar ($1.00) less than three (3) times his base amount, the Executive shall immediately repay such excess to the Company upon notification that an overpayment has been made.

       9.  (a)  Confidential Information.  The Executive shall hold in a
                ------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The




                                    B-4-10

Executive shall not, at any time during his employment with the Company or at any time thereafter, for any reason, in any fashion, form or manner, either directly or indirectly, communicate, divulge, copy or permit to be copied (without the prior written consent of the Company or as may otherwise be required by law or legal process or in order to enforce his rights under this Agreement or as necessary to defend himself against a claim asserted directly or indirectly by the Company or any of its affiliated companies) any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, in any manner whatsoever, that is not otherwise publicly available, to, or for the benefit of, any person, firm, corporation or other entity, other than the Company and those designated by it or in the course of his employment with the Company and its affiliated companies. As used herein, the term "all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses" shall include, without limitation, the Company's plans, strategies, proposals to potential customers and/or partners, costs, prices, proprietary systems for buying and selling, client and customer lists, identity of prospects, proprietary computer programs, policy or procedure manuals, proprietary training and recruiting procedures, proprietary accounting procedures, and the status and contents of the Company's contracts with its suppliers, clients, customers or prospects. The Executive further agrees to maintain in confidence any confidential information of third parties received as a result of his employment with the Company.

       (b)  Enforcement.  In the event of a breach or threatened breach of this
            -----------
Section 9, the Executive agrees that the Company shall be entitled, in addition to any other remedies available to it to specific performance and injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

       (c)  Survival.  Any termination of the Executive's employment or of this
            --------
Agreement shall have no effect on the continuing operation of this Section 9.

       10.  Successors.  (a)  This Agreement is personal to the Executive and
            ----------
without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.




                                    B-4-11

       (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

       (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

       11.  Miscellaneous.  (a)  This Agreement shall be governed by and
            -------------
construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

       (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Executive:
       -------------------

       L. B. Gatewood
       3258 Hunters Glen
       Missouri City, TX 77459

       If to the Company:
       -----------------

       5400 Westheimer Court
       Houston, TX  77056-5310
       Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or



                                    B-4-12
foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

       (e) Subject to Section 4(d) of this Agreement, the Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(iv) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

       (f) This Agreement constitutes the entire agreement between the parties and is intended to be an integration of all agreements between the parties with respect to the Executive's employment by the Company, the terms and conditions of such employment or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter, including but not limited to the Executive Severance Agreement between the Executive and the Company dated November 7, 1990, are hereby superseded and revoked.

       (g) The Company shall indemnify and hold the Executive and his legal representatives harmless to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees if the Executive is made, or threatened to be made a party to any threatened or pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the fact that the Executive is or was serving in any capacity at the request of the Company or any of affiliated companies for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification provided, in this paragraph (g) shall not be deemed exclusive of any other rights to which Executive may have or hereafter be entitled under any law or the charter or by-laws of the Company or any of its affiliated companies or otherwise, both as to action in Executive's official capacity and as to action in another capacity while holding such office, and shall continue after Executive has ceased to be a director or officer and shall inure to the benefit of Executive's heirs, executors and administrators. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. In addition, the Company agrees to continue to maintain customary and appropriate directors and liability insurance during the Employment


                                    B-4-13

Period and the Executive shall be entitled to the protection of any such insurance policies on no less favorable a basis than is provided to any other officer or director of the Company or any of its affiliated companies.

                                    B-4-14

       IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                          ________________________________
                                 L. B. Gatewood



                           PANENERGY CORP


                           By ____________________________



                                    B-4-15

                                                                     EXHIBIT B-5
                                                                TO AGREEMENT AND
                                                                  PLAN OF MERGER

                        FORM OF EMPLOYMENT AGREEMENT FOR
                        --------------------------------
                            JIM W. MOGG OF PANENERGY
                            ------------------------


          AGREEMENT by and between PanEnergy Corp, a Delaware corporation (the "Company") and Jim W. Mogg (the "Executive"), dated as of the 24th day of November, 1996.

          The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending the merger of the Company and Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of Duke Power Company, a North Carolina corporation (the "Merger") pursuant to the Agreement and Plan of Merger dated as of November 24, 1996 (the "Merger Agreement") and to provide the surviving corporation after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.  Effective Date.  The "Effective Date" shall mean the date on which
              --------------
the Effective Time of the Merger (as defined in the Merger Agreement) occurs.

          2.  Employment Period.  The Company hereby agrees to employ the
              -----------------
Executive, and the Executive hereby agrees to accept employment with and remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary thereof, or such later date as may be mutually agreed upon by the Company and the Executive. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 5 of this Agreement. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

          3.  Terms of Employment.  (a)  Position and Duties.  (i)  During the
              -------------------        -------------------
Employment Period, (A) the Executive shall serve as President and Chief Executive Officer of PanEnergy Field Services, with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position as may be assigned to him by the Board and (B) the Executive's services shall be performed at offices of the Company in Denver, Colorado. Notwithstanding the foregoing, the Company and the Executive may mutually agree to such changes in the Executive's position, reporting or location of employment as are in the best interests of the Company without violating the provisions of this paragraph.

           (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (b)  Compensation.  (i)  Base Salary.  During the Employment Period,
               ------------        -----------
the Executive shall receive an annual base salary ("Annual Base Salary"), payable monthly, at least equal to the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by PanEnergy in respect of the twelve-month period immediately preceding the Effective Date. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

           (ii) Annual Bonus.  In addition to Annual Base Salary, for each
               ------------
fiscal year ending during the Employment Period the Executive shall be eligible, based upon the Executive's achievement of performance goals (set by the Compensation Committee of the Board, in consultation with the Executive, at levels substantially consistent with past practice) during such fiscal year, to receive a bonus (the "Annual Bonus") at a target level of not less than 40%

                                     B-5-2
of the Annual Base Salary (the "Target Bonus Amount") with the opportunity, substantially consistent with past practice, to earn in excess of such amount based upon the attainment of agreed upon performance goals. Each such Annual Bonus shall be paid no later than the last business day of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded (the "Last Payment Date").

           (iii)      Long-Term Incentive Compensation.  During the Employment
                      --------------------------------
Period, the Executive shall be entitled to participate in all long-term incentive plans, practices, policies and programs applicable generally to other peer executives of the Company, provided that for each fiscal year ending during the Employment Period, the Company shall, on the earlier (the "Award Date") of
(A) the date on which the Annual Bonus with respect to such fiscal year is paid, if any and (B) the Last Payment Date, grant the Executive either (1) stock options (each an "Option" and collectively the "Option Award"), each to purchase one share of the common stock of Duke Power Company at a price equal to Fair Market Value (as defined below) as of the Award Date, (2) shares of restricted common stock of Duke Power Company (each a "Restricted Share" and collectively the "Restricted Stock Award"), or (3) both an Option Award and a Restricted Stock Award (a "Combination Award"), in an amount such that the Aggregate Value (as defined below) of the Option Award, the Restricted Stock Award or the Combination Award, as applicable, on the Award Date is not less than 45% of the sum of (x) the Annual Base Salary and (y) the Target Bonus Amount for the fiscal year with respect to which the Option Award, the Restricted Stock Award or the Combination Award, as applicable, is made. Options granted as part of any Option Award shall have a term of 10 years, and vest and become exercisable ratably in three annual installments beginning on the first anniversary of the Award Date, and Shares granted as part of any Restricted Stock Award shall become free of all restrictions (including, without limitation, with respect to transferability) ratably in installments, each of which installment shall occur on the date the Executive achieves one of several performance goals (the "Restricted Stock Performance Goals") whose number, level and content shall be set by the Compensation Committee of the Board in consultation with the Executive; provided, however, that the number, level and content of the Restricted Stock Performance Goals shall be such that, in the event the Executive achieves all the Restricted Stock Performance Goals, one-third of the Restricted Stock Award shall have become free of all restrictions on each of the first three anniversaries of the Award Date. For the purposes of this Agreement, "Fair Market Value" shall mean, as of any given date, the closing price of the common stock of Duke Power Company on the New York Stock Exchange Composite
                                     B-5-3

Transactions on such date as reported in The Wall Street Journal (or, if there
                                             -------------------
is no reported sale on such date, on the last preceding date on which any reported sale occurred). For the purposes of this Agreement, "Aggregate Value" shall mean: with respect to an Option Award, the product of (x) the number of Options awarded and (y) the dollar value of each such Option according to the Black Sholes option pricing model or such other option pricing model acceptable to both the Company and the Executive; with respect to a Restricted Stock Award, the product of (x) the number of Shares awarded and (y) Fair Market Value (determined without regard to the restrictions upon such Shares); and with respect to a Combination Award, the sum of the respective Aggregate Values of the Option Award and the Restricted Stock Award comprising the Combination Award. Determinations of Aggregate Value shall be made by Ernst & Young or such other certified public accounting firm or consulting firm reasonably acceptable to the Executive as may be designated by the Company.

          (iv) Savings and Retirement Plans.  During the Employment Period, the
               ----------------------------
Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that generally applicable to peer executives of the Company.

          (v) Welfare Benefit Plans.  During the Employment Period, the
              ---------------------
Executive and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company on a basis no less favorable than that generally applicable to peer executives of the Company.

          (vi) Expenses.  During the Employment Period, the Executive shall be
               --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

          (vii)       Vacation.  During the Employment Period, the Executive
                      --------
shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that generally applicable to peer executives of the Company but in any event he shall be entitled to no less than four weeks of vacation per year during the Employment Period.

       4.  Termination of Employment.  (a)  Death or Disability.  The
           -------------------------        -------------------
Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Execu-

                                     B-5-4
tive written notice, in accordance with Section 11(b) of this Agreement, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the performance of the Executive's duties with the Company on a full time basis for an aggregate of 120 out of any 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

       (b)  Cause.  The Company may terminate the Executive's employment during
            -----
the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean the engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

       (c)  Good Reason.  The Executive's employment may be terminated by the
            -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

         (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
  Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for these purposes (A) an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and
  (B) any action to which the Executive has given his written consent;

                                     B-5-5

         (ii) any failure by the Company to comply with any of the provisions of
  Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

         (iii) the Company's requiring the Executive without the Executive's written consent to be based at any office or location other than as provided in Section 3(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date; or

         (iv) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

       (d)  Notice of Termination.  Any termination by the Company for Cause, or
            ---------------------
by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. In the case of a Good Reason termination, such Notice of Termination shall be given within 90 days of the occurrence of the event that is claimed as serving the basis for the termination as a condition of such claim being treated as a Good Reason termination hereunder. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice).
The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

       (e)  Date of Termination.  "Date of Termination" means (i) if the
            -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for any reason (including Good Reason), the date of receipt of the Notice of Termination or any later date specified therein that is within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's

                                     B-5-6
employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

       5.  Obligations of the Company upon Termination.  (a)  Good Reason; Other
           -------------------------------------------        ------------------
than for Cause, Death or Disability.  If, during the Employment Period, the
-----------------------------------
Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

            (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

            A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) the Target Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and (3) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

            B.  the amount equal to the product of (1) two and (2) the sum of
       (x) the Executive's Annual Base Salary and (y) the Target Bonus Amount;
       and

            C. an amount equal to the excess of (a) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan (the "Retirement Plan") (utilizing actuarial assumptions in effect under the Company's Retirement Plan as of the Date of Termination), any excess or supplemental retirement plan in which the Executive participates (together, the "SERP"), and the agreement between the Executive and PanEnergy, dated as of May 25, 1995 (the "Retirement Agreement"), which the Executive would receive if the Executive's employment continued for two years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the two years is that required by Section 3(b)(i) and Section 3(b)(ii), over (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan, the SERP and the Retirement Agreement as of the Date of Termination;

                                     B-5-7

       (ii) for two years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect under Section 3(b)(v) of this Agreement (the "Continuing Benefit Plans") as if the Executive's employment had not been terminated (either by permitting the Executive and/or the Executive's dependents to participate in the Continuing Benefit Plans, or by providing the Executive and/or the Executive's dependents with equivalent benefits outside the Continuing Benefit Plans, as the Company may elect, so long as the net after-tax benefit to them is the same as if the Executive had remained an employee of the Company participating in the Continuing Benefit Plans); provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical, long-term disability, dental, accidental death and dismemberment or life insurance benefits under another employer-provided plan, the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to the Continuing Benefit Plans and any other welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies, the Executive shall be considered to have remained employed until two years after the Date of Termination and to have retired in accordance with the procedure outlined in the Retirement Agreement on the last day of such period; and

            (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company as of the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

       (b)  Death.  If the Executive's employment is terminated by reason of
            -----
the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other

                                     B-5-8

Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death.

       (c)  Disability.  If the Executive's employment is terminated by reason
            ----------
of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

       (d)  Cause; Other than for Good Reason.  If the Executive's employment
            ---------------------------------
shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, and
(y) Other Benefits, in each case to the extent theretofore unpaid.

       6.  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent
           -------------------------
or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Any rights that are vested and any benefits that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

       7.  Full Settlement.  In no event shall the Executive be obligated to
           ---------------
seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment.
The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the
                                     B-5-9
validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided, however, that the foregoing shall not apply in connection
            --------  -------
with any such contest in which the finder of fact determines that the contest is frivolous or was brought by the Executive in bad faith.

       8.  Excise Tax Limit.  Notwithstanding anything elsewhere in this
           ----------------
Agreement to the contrary, if any of the payments provided for in this Agreement, together with any other payments or benefits which the Executive has the right to receive from the Company (or its affiliated companies), would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), the payments pursuant to this Agreement shall be reduced so that the present value of the total amount received by the Executive that would constitute a "parachute payment" will be one dollar ($1.00) less than three (3) times the Executive's base amount (as defined in Section 280G of the Code) and so that no portion of the payments or benefits received by the Executive shall be subject to the excise tax imposed by
Section 4999 of the Code. The determination as to whether any reduction in the payments under this Agreement pursuant to this Section 8 is necessary shall be made by such nationally recognized accounting firm as shall be mutually agreeable to the Company and the Executive, in consultation with any independent law firm of such firm's choice, and such determination shall be conclusive and binding on the Executive and the Company. All fees and expenses of such accounting firm to make such determination shall be paid by the Company. If through error or otherwise the Executive should receive payments under this Agreement or otherwise in excess of one dollar ($1.00) less than three (3) times his base amount, the Executive shall immediately repay such excess to the Company upon notification that an overpayment has been made.

       9.  (a)  Confidential Information.  The Executive shall hold in a
                ------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, at any time during his employment with the Company or at any time thereafter, for any reason, in any fashion, form or manner, either directly or indirectly,

                                    B-5-10
communicate, divulge, copy or permit to be copied (without the prior written consent of the Company or as may otherwise be required by law or legal process or in order to enforce his rights under this Agreement or as necessary to defend himself against a claim asserted directly or indirectly by the Company or any of its affiliated companies) any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, in any manner whatsoever, that is not otherwise publicly available, to, or for the benefit of, any person, firm, corporation or other entity, other than the Company and those designated by it or in the course of his employment with the Company and its affiliated companies. As used herein, the term "all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses" shall include, without limitation, the Company's plans, strategies, proposals to potential customers and/or partners, costs, prices, proprietary systems for buying and selling, client and customer lists, identity of prospects, proprietary computer programs, policy or procedure manuals, proprietary training and recruiting procedures, proprietary accounting procedures, and the status and contents of the Company's contracts with its suppliers, clients, customers or prospects. The Executive further agrees to maintain in confidence any confidential information of third parties received as a result of his employment with the Company.

       (b)  Enforcement.  In the event of a breach or threatened breach of this
            -----------
Section 9, the Executive agrees that the Company shall be entitled, in addition to any other remedies available to it to specific performance and injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

       (c)  Survival.  Any termination of the Executive's employment or of this
            --------
Agreement shall have no effect on the continuing operation of this Section 9.

       10.  Successors.  (a)  This Agreement is personal to the Executive and
            ----------
without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

       (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                                    B-5-11

       (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

       11.  Miscellaneous.  (a)  This Agreement shall be governed by and
            -------------
construed in accordance with the laws of the State of Colorado, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

       (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Executive:
       -------------------

       Jim W. Mogg
       2329 Woodbury Lane
       Evergreen, CO 80439

       If to the Company:
       -----------------

       5400 Westheimer Court
       Houston, TX  77056-5310
       Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                                    B-5-12

       (e) Subject to Section 4(d) of this Agreement, the Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(iv) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

       (f) This Agreement constitutes the entire agreement between the parties and is intended to be an integration of all agreements between the parties with respect to the Executive's employment by the Company, the terms and conditions of such employment or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter are hereby superseded and revoked.

       (g) The Company shall indemnify and hold the Executive and his legal representatives harmless to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees if the Executive is made, or threatened to be made a party to any threatened or pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the fact that the Executive is or was serving in any capacity at the request of the Company or any of affiliated companies for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification provided, in this paragraph (g) shall not be deemed exclusive of any other rights to which Executive may have or hereafter be entitled under any law or the charter or by-laws of the Company or any of its affiliated companies or otherwise, both as to action in Executive's official capacity and as to action in another capacity while holding such office, and shall continue after Executive has ceased to be a director or officer and shall inure to the benefit of Executive's heirs, executors and administrators. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. In addition, the Company agrees to continue to maintain customary and appropriate directors and liability insurance during the Employment Period and the Executive shall be entitled to the protection of any such insurance policies on no less favorable a basis than is provided to any other officer or director of the Company or any of its affiliated companies.

                                    B-5-13

       IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                           -----------------------------------------
                                  Jim W. Mogg



                           PANENERGY CORP


                           By
                             ---------------------------------------


                                    B-5-14

                                                                     EXHIBIT B-6
                                                                TO AGREEMENT AND
                                                                  PLAN OF MERGER

                        FORM OF EMPLOYMENT AGREEMENT FOR
                        --------------------------------
                         BRUCE WILLIAMSON OF PANENERGY
                         -----------------------------


          AGREEMENT by and between PanEnergy Corp, a Delaware corporation (the "Company") and Bruce Williamson (the "Executive"), dated as of the 24th day of November, 1996.

          The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending the merger of the Company and Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of Duke Power Company, a North Carolina corporation (the "Merger") pursuant to the Agreement and Plan of Merger dated as of November 24, 1996 (the "Merger Agreement") and to provide the surviving corporation after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.  Effective Date.  The "Effective Date" shall mean the date on which
              --------------
the Effective Time of the Merger (as defined in the Merger Agreement) occurs.

          2.  Employment Period.  The Company hereby agrees to employ the
              -----------------
Executive, and the Executive hereby agrees to accept employment with and remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary thereof, or such later date as may be mutually agreed upon by the Company and the Executive. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 5 of this Agreement. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

          3.  Terms of Employment.  (a)  Position and Duties.  (i)  During the
              -------------------        -------------------
Employment Period, (A) the Executive shall serve as Vice President, Business Development for Duke Energy Services, with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position as may be assigned to him by the Board and (B) the Executive's services shall be performed at offices of the Company in Houston, Texas. Notwithstanding the foregoing, the Company and the Executive may mutually agree to such changes in the Executive's position, reporting or location of employment as are in the best interests of the Company without violating the provisions of this paragraph.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (b)  Compensation.  (i)  Base Salary.  During the Employment Period,
               ------------        -----------
the Executive shall receive an annual base salary ("Annual Base Salary"), payable monthly, at least equal to the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by PanEnergy in respect of the twelve-month period immediately preceding the Effective Date. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

               (ii) Annual Bonus.  In addition to Annual Base Salary, for each
                    ------------
fiscal year ending during the Employment Period the Executive shall be eligible, based upon the Executive's achievement of performance goals (set by the Compensation Committee of the Board, in consultation with the Executive, at levels substantially consistent with past practice) during such fiscal year, to receive a bonus

                                     B-6-2

(the "Annual Bonus") at a target level of not less than 35% of the Annual Base Salary (the "Target Bonus Amount") with the opportunity, substantially consistent with past practice, to earn in excess of such amount based upon the attainment of agreed upon performance goals. Each such Annual Bonus shall be paid no later than the last business day of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded (the "Last Payment Date").

               (iii)  Long-Term Incentive Compensation.  During the Employment
                      --------------------------------
Period, the Executive shall be entitled to participate in all long-term incentive plans, practices, policies and programs applicable generally to other peer executives of the Company, provided that for each fiscal year ending during the Employment Period, the Company shall, on the earlier (the "Award Date") of
(A) the date on which the Annual Bonus with respect to such fiscal year is paid, if any and (B) the Last Payment Date, grant the Executive either (1) stock options (each an "Option" and collectively the "Option Award"), each to purchase one share of the common stock of Duke Power Company at a price equal to Fair Market Value (as defined below) as of the Award Date, (2) shares of restricted common stock of Duke Power Company (each a "Restricted Share" and collectively the "Restricted Stock Award"), or (3) both an Option Award and a Restricted Stock Award (a "Combination Award"), in an amount such that the Aggregate Value (as defined below) of the Option Award, the Restricted Stock Award or the Combination Award, as applicable, on the Award Date is not less than 40% of the sum of (x) the Annual Base Salary and (y) the Target Bonus Amount for the fiscal year with respect to which the Option Award, the Restricted Stock Award or the Combination Award, as applicable, is made. Options granted as part of any Option Award shall have a term of 10 years, and vest and become exercisable ratably in three annual installments beginning on the first anniversary of the Award Date, and Shares granted as part of any Restricted Stock Award shall become free of all restrictions (including, without limitation, with respect to transferability) ratably in installments, each of which installment shall occur on the date the Executive achieves one of several performance goals (the "Restricted Stock Performance Goals") whose number, level and content shall be set by the Compensation Committee of the Board in consultation with the Executive; provided, however, that the number, level and content of the Restricted Stock Performance Goals shall be such that, in the event the Executive achieves all the Restricted Stock Performance Goals, one-third of the Restricted Stock Award shall have become free of all restrictions on each of the first three anniversaries of the Award Date. For the purposes of this Agreement, "Fair Market Value" shall mean, as of any given date, the closing price of the common stock

                                     B-6-3
of Duke Power Company on the New York Stock Exchange Composite Transactions on such date as reported in The Wall Street Journal (or, if there is no reported
                             -------------------
sale on such date, on the last preceding date on which any reported sale occurred). For the purposes of this Agreement, "Aggregate Value" shall mean: with respect to an Option Award, the product of (x) the number of Options awarded and (y) the dollar value of each such Option according to the Black Sholes option pricing model or such other option pricing model acceptable to both the Company and the Executive; with respect to a Restricted Stock Award, the product of (x) the number of Shares awarded and (y) Fair Market Value (determined without regard to the restrictions upon such Shares); and with respect to a Combination Award, the sum of the respective Aggregate Values of the Option Award and the Restricted Stock Award comprising the Combination Award. Determinations of Aggregate Value shall be made by Ernst & Young or such other certified public accounting firm or consulting firm reasonably acceptable to the Executive as may be designated by the Company.

          (iv) Savings and Retirement Plans.  During the Employment Period, the
               ----------------------------
Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that generally applicable to peer executives of the Company.

          (v) Welfare Benefit Plans.  During the Employment Period, the
              ---------------------
Executive and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company on a basis no less favorable than that generally applicable to peer executives of the Company.

          (vi) Expenses.  During the Employment Period, the Executive shall be
               --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

          (vii) Vacation.  During the Employment Period, the Executive shall be
                --------
entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that generally applicable to peer executives of the Company but in any event he shall be entitled to no less than four weeks of vacation per year during the Employment Period.

       4.  Termination of Employment.  (a)  Death or Disability.  The
           -------------------------        -------------------
Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period (pursuant to the

                                     B-6-4
definition of Disability set forth below), the Company may give to the Executive written notice, in accordance with Section 11(b) of this Agreement, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the performance of the Executive's duties with the Company on a full time basis for an aggregate of 120 out of any 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

       (b)  Cause.  The Company may terminate the Executive's employment during
            -----
the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean the engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

       (c)  Good Reason.  The Executive's employment may be terminated by the
            -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

         (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
  Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for these purposes (A) an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and
  (B)

                                     B-6-5
  any action to which the Executive has given his written consent;

         (ii) any failure by the Company to comply with any of the provisions of
  Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

         (iii) the Company's requiring the Executive without the Executive's written consent to be based at any office or location other than as provided in Section 3(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date; or

         (iv) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

       (d)  Notice of Termination.  Any termination by the Company for Cause, or
            ---------------------
by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. In the case of a Good Reason termination, such Notice of Termination shall be given within 90 days of the occurrence of the event that is claimed as serving the basis for the termination as a condition of such claim being treated as a Good Reason termination hereunder. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice).
The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

       (e)  Date of Termination.  "Date of Termination" means (i) if the
            -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for any reason (including Good Reason), the date of receipt of the Notice of Termination or any later date specified therein that is within 30 days of such notice, as the case may be, (ii) if

                                     B-6-6
the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

       5.  Obligations of the Company upon Termination.  (a)  Good Reason; Other
           -------------------------------------------        ------------------
than for Cause, Death or Disability.  If, during the Employment Period, the
-----------------------------------
Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

            (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

            A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) the Target Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and (3) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

            B.  the amount equal to the product of (1) two and (2) the sum of
       (x) the Executive's Annual Base Salary and (y) the Target Bonus Amount;
       and

            C. an amount equal to the excess of (a) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan (the "Retirement Plan") (utilizing actuarial assumptions in effect under the Company's Retirement Plan as of the Date of Termination), and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued for two years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the two years is that required by Section 3(b)(i) and Section 3(b)(ii), over
       (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

                                     B-6-7

          (ii) for two years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect under Section 3(b)(v) of this Agreement (the "Continuing Benefit Plans") as if the Executive's employment had not been terminated (either by permitting the Executive and/or the Executive's dependents to participate in the Continuing Benefit Plans, or by providing the Executive and/or the Executive's dependents with equivalent benefits outside the Continuing Benefit Plans, as the Company may elect, so long as the net after-tax benefit to them is the same as if the Executive had remained an employee of the Company participating in the Continuing Benefit Plans); provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical, long-term disability, dental, accidental death and dismemberment or life insurance benefits under another employer-provided plan, the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to the Continuing Benefit Plans and any other welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies, the Executive shall be considered to have remained employed until two years after the Date of Termination and to have retired on the last day of such period; and

            (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company as of the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

       (b)  Death.  If the Executive's employment is terminated by reason of
            -----
the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the

                                     B-6-8

Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The term Other Benefits as utilized in this
Section 5(b) shall include death benefits as in effect on the date of the Executive's death.

       (c)  Disability.  If the Executive's employment is terminated by reason
            ----------
of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

       (d)  Cause; Other than for Good Reason.  If the Executive's employment
            ---------------------------------
shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, and (y) Other Benefits, in each case to the extent theretofore unpaid.

       6.  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent
           -------------------------
or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Any rights that are vested and any benefits that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

       7.  Full Settlement.  In no event shall the Executive be obligated to
           ---------------
seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any

                                     B-6-9
provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided, however, that the foregoing shall not
                             --------  -------
apply in connection with any such contest in which the finder of fact determines that the contest is frivolous or was brought by the Executive in bad faith.

       8.  Excise Tax Limit.  Notwithstanding anything elsewhere in this
           ----------------
Agreement to the contrary, if any of the payments provided for in this Agreement, together with any other payments or benefits which the Executive has the right to receive from the Company (or its affiliated companies), would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), the payments pursuant to this Agreement shall be reduced so that the present value of the total amount received by the Executive that would constitute a "parachute payment" will be one dollar ($1.00) less than three (3) times the Executive's base amount (as defined in Section 280G of the Code) and so that no portion of the payments or benefits received by the Executive shall be subject to the excise tax imposed by
Section 4999 of the Code. The determination as to whether any reduction in the payments under this Agreement pursuant to this Section 8 is necessary shall be made by such nationally recognized accounting firm as shall be mutually agreeable to the Company and the Executive, in consultation with any independent law firm of such firm's choice, and such determination shall be conclusive and binding on the Executive and the Company. All fees and expenses of such accounting firm to make such determination shall be paid by the Company. If through error or otherwise the Executive should receive payments under this Agreement or otherwise in excess of one dollar ($1.00) less than three (3) times his base amount, the Executive shall immediately repay such excess to the Company upon notification that an overpayment has been made.

       9.  (a)  Confidential Information.  The Executive shall hold in a
                ------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, at any time during his employment with the Company or at any time thereafter, for any reason, in any fashion, form or manner, either directly or indirectly, communicate, divulge, copy or permit to be copied (without

                                    B-6-10
the prior written consent of the Company or as may otherwise be required by law or legal process or in order to enforce his rights under this Agreement or as necessary to defend himself against a claim asserted directly or indirectly by the Company or any of its affiliated companies) any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, in any manner whatsoever, that is not otherwise publicly available, to, or for the benefit of, any person, firm, corporation or other entity, other than the Company and those designated by it or in the course of his employment with the Company and its affiliated companies. As used herein, the term "all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses" shall include, without limitation, the Company's plans, strategies, proposals to potential customers and/or partners, costs, prices, proprietary systems for buying and selling, client and customer lists, identity of prospects, proprietary computer programs, policy or procedure manuals, proprietary training and recruiting procedures, proprietary accounting procedures, and the status and contents of the Company's contracts with its suppliers, clients, customers or prospects. The Executive further agrees to maintain in confidence any confidential information of third parties received as a result of his employment with the Company.

       (b)  Enforcement.  In the event of a breach or threatened breach of this
            -----------
Section 9, the Executive agrees that the Company shall be entitled, in addition to any other remedies available to it to specific performance and injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

       (c)  Survival.  Any termination of the Executive's employment or of this
            --------
Agreement shall have no effect on the continuing operation of this Section 9.

       10.  Successors.  (a)  This Agreement is personal to the Executive and
            ----------
without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

       (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.


                                    B-6-11

       (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

       11.  Miscellaneous.  (a)  This Agreement shall be governed by and
            -------------
construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

       (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Executive:
       -------------------

       Bruce Williamson
       12322 Moorecreek
       Houston, TX  77070-2459

       If to the Company:
       -----------------

       5400 Westheimer Court
       Houston, TX  77056-5310
       Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                                    B-6-12

       (e) Subject to Section 4(d) of this Agreement, the Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(iv) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

       (f) This Agreement constitutes the entire agreement between the parties and is intended to be an integration of all agreements between the parties with respect to the Executive's employment by the Company, the terms and conditions of such employment or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter are hereby superseded and revoked.

       (g) The Company shall indemnify and hold the Executive and his legal representatives harmless to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees if the Executive is made, or threatened to be made a party to any threatened or pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the fact that the Executive is or was serving in any capacity at the request of the Company or any of affiliated companies for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification provided, in this paragraph (g) shall not be deemed exclusive of any other rights to which Executive may have or hereafter be entitled under any law or the charter or by-laws of the Company or any of its affiliated companies or otherwise, both as to action in Executive's official capacity and as to action in another capacity while holding such office, and shall continue after Executive has ceased to be a director or officer and shall inure to the benefit of Executive's heirs, executors and administrators. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. In addition, the Company agrees to continue to maintain customary and appropriate directors and liability insurance during the Employment Period and the Executive shall be entitled to the protection of any such insurance policies on no less favorable a basis than is provided to any other officer or director of the Company or any of its affiliated companies.

                                    B-6-13

       IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                -----------------------------
                                       Bruce Williamson



                                PANENERGY CORP


                                By
                                  ---------------------------

                                    B-6-14

                                                                     EXHIBIT C-1
                                                                TO AGREEMENT AND
                                                                  PLAN OF MERGER

                       FORM OF EMPLOYMENT AGREEMENT FOR
                       --------------------------------
                           RICHARD B. PRIORY OF DUKE
                           -------------------------

          AGREEMENT by and between Duke Power Company, a North Carolina corporation (the "Company"), and Richard B. Priory (the "Executive"), dated as of the 24th day of November, 1996.

          The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending the merger of PanEnergy Corp, a Delaware corporation, and Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Merger"), pursuant to the Agreement and Plan of Merger dated as of November 24, 1996 (the "Merger Agreement") and to provide the Company after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.  Effective Date.  The "Effective Date" shall mean the date on which
              --------------
the Effective Time of the Merger (as defined in the Merger Agreement) occurs.

          2.  Employment Period.  The Company hereby agrees to employ the
              -----------------
Executive, and the Executive hereby agrees to accept employment with and remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary thereof, or such later date as may be mutually agreed upon by the Company and the Executive. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 5 of this Agreement. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

          3.  Terms of Employment.  (a)  Position and Duties.  (i)  During the
              -------------------        -------------------
Employment Period, (A) the Executive shall serve as Chairman and Chief Executive Officer, with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position. Notwithstanding the foregoing, the Company and the Executive may mutually agree to such changes in the Executive's position, reporting or location of employment as are in the best interests of the Company without violating the provisions of this paragraph.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (b)  Compensation.  (i)  Base Salary.  During the Employment Period,
               ------------        -----------
the Executive shall receive an annual base salary ("Annual Base Salary"), payable monthly, at least equal to the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company in respect of the twelve-month period immediately preceding the Effective Date. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

          (ii)  Annual Bonus.  In addition to Annual Base Salary, for each
                ------------
fiscal year ending during the Employment Period the Executive shall be eligible, based upon the Executive's achievement of performance goals during such fiscal year, to receive a bonus (the "Annual Bonus") with a target level not less than the target level applicable to the Executive for the 1996 fiscal year under the Company's Executive Short Term Incentive Plan (with such percentage, multiplied by the Executive's Annual Base Salary, to represent the Executive's "Target Bonus Amount" hereunder). The establishment of the performance goals, the evaluation of the actual performance against such goals, and the determination of the Annual Bonus actually payable to the Executive shall be made by the Compensation Committee of the Board acting in its sole discretion.

          (iii)  Long-Term Incentives.  During the Employment Period, the
                 --------------------
Executive shall be entitled to participate in all long-term incentive plans, practices, policies and programs applicable generally to peer executives of the Company, at such levels as shall be determined in the sole discretion of the Compensation Committee of the Board.

                                     C-1-2

          (iv)  Savings and Retirement Plans.  During the Employment Period, the
                ----------------------------
Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that generally applicable to peer executives of the Company.

          (v)  Welfare Benefit Plans.  During the Employment Period, the
               ---------------------
Executive and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company on a basis no less favorable than that generally applicable to peer executives of the Company.

          (vi)  Expenses.  During the Employment Period, the Executive shall be
                --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

          (vii)  Vacation.  During the Employment Period, the Executive shall be
                 --------
entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that generally applicable to peer executives of the Company but in any event he shall be entitled to no less than four weeks of vacation per year during the Employment Period.

          4.  Termination of Employment.  (a)  Death or Disability.  The
              -------------------------        -------------------
Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice, in accordance with Section 11(b) of this Agreement, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the performance of the Executive's duties with the Company on a full time basis for an aggregate of 120 out of any 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b)  Cause.  The Company may terminate the Executive's employment
               -----
during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean

                                     C-1-3
the engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

          (c)  Good Reason.  The Executive's employment may be terminated by the
               -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
     Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for these purposes (A) an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and
     (B) any action to which the Executive has given his written consent;

          (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

          (iii) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

          (d)  Notice of Termination.  Any termination by the Company for Cause,
               ---------------------
or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. In the case of a Good Reason termination, such Notice of Termination shall be given within 90 days of the occurrence of the event that is claimed as serving the basis for the termination as a condition of such claim being treated as a Good Reason termination hereunder. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to

                                     C-1-4
the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e)  Date of Termination.  "Date of Termination" means (i) if the
               -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for any reason (including Good Reason), the date of receipt of the Notice of Termination or any later date specified therein that is within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          5.  Obligations of the Company upon Termination.  (a)  Good Reason;
              -------------------------------------------        ------------
Other than for Cause, Death or Disability.  If, during the Employment Period,
-----------------------------------------
the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) the Target Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and (3) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                                     C-1-5

               B. the amount equal to the product of (1) three and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Target Bonus Amount; and

               (ii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect under Section 3(b)(v) of this Agreement (the "Continuing Benefit Plans") as if the Executive's employment had not been terminated (either by permitting the Executive and/or the Executive's dependents to participate in the Continuing Benefit Plans, or by providing the Executive and/or the Executive's dependents with equivalent benefits outside the Continuing Benefit Plans, as the Company may elect, so long as the net after-tax benefit to them is the same as if the Executive had remained an employee of the Company participating in the Continuing Benefit Plans); provided, however, that if the Executive becomes employed by another employer and is eligible to receive medical, long-term disability, dental, accidental death and dismemberment or life insurance benefits under another employer-provided plan, the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to the Continuing Benefit Plans and any other welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period; and

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company as of the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b)  Death.  If the Executive's employment is terminated by reason of
               -----
the Executive's death during the

                                     C-1-6

Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The term "Other Benefits" as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death.

          (c)  Disability.  If the Executive's employment is terminated by
               ----------
reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          (d)  Cause; Other than for Good Reason.  If the Executive's employment
               ---------------------------------
shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, and (y) Other Benefits, in each case to the extent theretofore unpaid.

          6.  Non-exclusivity of Rights.  Nothing in this Agreement shall
              -------------------------
prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Any rights that are vested and any benefits that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

          7.  Full Settlement.  In no event shall the Executive be obligated to
              ---------------
seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced whether or not

                                     C-1-7
the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided,
                                                                       --------
however, that the foregoing shall not apply in connection with any such contest
-------
in which the finder of fact determines that the contest is frivolous or was brought by the Executive in bad faith.

          8.  Excise Tax Provision.  Notwithstanding anything elsewhere in this
              --------------------
Agreement to the contrary, if any of the payments or benefits provided for in this Agreement, together with any other payments or benefits which the Executive has the right to receive from the Company (or its affiliated companies), would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), the Executive may elect
(i) to have the payments or benefits pursuant to this Agreement reduced so that the present value of the total amount received by the Executive that would constitute a "parachute payment" will be one dollar ($1.00) less than three (3) times the Executive's base amount (as defined in Section 280G of the Code) and so that no portion of the payments or benefits received by the Executive would be subject to the excise tax imposed by Section 4999 of the Code or (ii) to have no such reduction described in Section 8(i) hereof. The foregoing shall not affect the right of the Company to satisfy all tax withholding requirements (including excise tax withholding requirements) with respect to any payments or benefits provided for in this Agreement in the event it shall determine that any such payments or benefits would, regardless of the Executive's election hereunder, be subject to the excise tax imposed by Section 4999 of the Code.

          9.  (a)  Confidential Information.  The Executive shall hold in a
                   ------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, at any time during his employment with the Company or at any time thereafter, for any reason, in any fashion, form or manner, either directly or indirectly, communicate, divulge, copy or permit to be copied (without the prior written consent of the Company or as may otherwise

                                     C-1-8
be required by law or legal process or in order to enforce his rights under this Agreement or as necessary to defend himself against a claim asserted directly or indirectly by the Company or any of its affiliated companies) any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, in any manner whatsoever, that is not otherwise publicly available, to, or for the benefit of, any person, firm, corporation or other entity, other than the Company and those designated by it or in the course of his employment with the Company and its affiliated companies. As used herein, the term "all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses" shall include, without limitation, the Company's plans, strategies, proposals to potential customers and/or partners, costs, prices, proprietary systems for buying and selling, client and customer lists, identity of prospects, proprietary computer programs, policy or procedure manuals, proprietary training and recruiting procedures, proprietary accounting procedures, and the status and contents of the Company's contracts with its suppliers, clients, customers or prospects. The Executive further agrees to maintain in confidence any confidential information of third parties received as a result of his employment with the Company.

          (b)  Enforcement.  In the event of a breach or threatened breach of
               -----------
this Section 9, the Executive agrees that the Company shall be entitled, in addition to any other remedies available to it to specific performance and injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          (c)  Survival.  Any termination of the Executive's employment or of
               --------
this Agreement shall have no effect on the continuing operation of this Section
9.

          10.  Successors.  (a)  This Agreement is personal to the Executive
               ----------
and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger,

                                     C-1-9
consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          11.  Miscellaneous.  (a)  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of North Carolina, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                    C-1-10

          If to the Executive:
          -------------------

          Richard B. Priory
          3520 Providence Road
          Charlotte, North Carolina  28211

          If to the Company:
          -----------------

          422 South Church Street
          Charlotte, North Carolina 28242
          Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) Subject to Section 4(d) of this Agreement, the Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) This Agreement constitutes the entire agreement between the parties and is intended to be an integration of all agreements between the parties with respect to the Executive's employment by the Company, the terms and conditions of such employment or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter are hereby superseded and revoked.

          (g) The Company shall indemnify and hold the Executive and his legal representatives harmless to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees if the Executive is made, or threatened to be made a party to any threatened or pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative, including an action by or

                                    C-1-11
in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the fact that the Executive is or was serving in any capacity at the request of the Company or any of affiliated companies for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification provided in this paragraph (g) shall not be deemed exclusive of any other rights to which Executive may have or hereafter be entitled under any law or the charter or by-laws of the Company or any of its affiliated companies or otherwise, both as to action in Executive's official capacity and as to action in another capacity while holding such office, and shall continue after Executive has ceased to be a director or officer and shall inure to the benefit of Executive's heirs, executors and administrators. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. In addition, the Company agrees to continue to maintain customary and appropriate directors and liability insurance during the Employment Period and the Executive shall be entitled to the protection of any such insurance policies on no less favorable a basis than is provided to any other officer or director of the Company or any of its affiliated companies.

                                    C-1-12

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                             ----------------------------
                               Richard B. Priory



                           DUKE POWER COMPANY


                           By
                             ----------------------------

                                    C-1-13

                                                                     EXHIBIT C-2
                                                                TO AGREEMENT AND
                                                                  PLAN OF MERGER

                       FORM OF EMPLOYMENT AGREEMENT FOR
                       --------------------------------
                           WILLIAM A. COLEY OF DUKE
                           ------------------------


          AGREEMENT by and between Duke Power Company, a North Carolina corporation (the "Company"), and William A. Coley (the "Executive"), dated as of the 24th day of November, 1996.

          The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending the merger of PanEnergy Corp, a Delaware corporation, and Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Merger"), pursuant to the Agreement and Plan of Merger dated as of November 24, 1996 (the "Merger Agreement") and to provide the Company after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.  Effective Date.  The "Effective Date" shall mean the date on which
              --------------
the Effective Time of the Merger (as defined in the Merger Agreement) occurs.

          2.  Employment Period.  The Company hereby agrees to employ the
              -----------------
Executive, and the Executive hereby agrees to accept employment with and remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary thereof, or such later date as may be mutually agreed upon by the Company and the Executive. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 5 of this Agreement. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

          3.  Terms of Employment.  (a)  Position and Duties.  (i)  During the
              -------------------        -------------------
Employment Period, (A) the Executive shall serve as President of Duke Power Company (the regulated electric utility which on the Effective Date will become a division of Duke Energy Corporation), with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position. Notwithstanding the foregoing, the Company and the Executive may mutually agree to such changes in the Executive's position, reporting or location of employment as are in the best interests of the Company without violating the provisions of this paragraph.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (b)  Compensation.  (i)  Base Salary.  During the Employment Period,
               ------------        -----------
the Executive shall receive an annual base salary ("Annual Base Salary"), payable monthly, at least equal to the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company in respect of the twelve-month period immediately preceding the Effective Date. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

          (ii)  Annual Bonus.  In addition to Annual Base Salary, for each
                ------------
fiscal year ending during the Employment Period the Executive shall be eligible, based upon the Executive's achievement of performance goals during such fiscal year, to receive a bonus (the "Annual Bonus") with a target level not less than the target level applicable to the Executive for the 1996 fiscal year under the Company's Executive Short Term Incentive Plan (with such percentage, multiplied by the Executive's Annual Base Salary, to represent the Executive's "Target Bonus Amount" hereunder). The establishment of the performance goals, the evaluation of the actual performance against such goals, and the determination of the Annual Bonus actually payable to the Executive shall be made by the Compensation Committee of the Board acting in its sole discretion.

          (iii)  Long-Term Incentives.  During the Employment Period, the
                 --------------------
Executive shall be entitled to participate in all long-term incentive plans, practices, policies and programs applicable generally to peer executives of the Company, at such levels as shall be determined in the sole discretion of the Compensation Committee of the Board.

                                     C-2-2

          (iv)  Savings and Retirement Plans.  During the Employment Period, the
                ----------------------------
Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that generally applicable to peer executives of the Company.

          (v)  Welfare Benefit Plans.  During the Employment Period, the
               ---------------------
Executive and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company on a basis no less favorable than that generally applicable to peer executives of the Company.

          (vi)  Expenses.  During the Employment Period, the Executive shall be
                --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

          (vii)  Vacation.  During the Employment Period, the Executive shall be
                 --------
entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that generally applicable to peer executives of the Company but in any event he shall be entitled to no less than four weeks of vacation per year during the Employment Period.

          4.  Termination of Employment.  (a)  Death or Disability.  The
              -------------------------        -------------------
Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice, in accordance with Section 11(b) of this Agreement, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the performance of the Executive's duties with the Company on a full time basis for an aggregate of 120 out of any 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b)  Cause.  The Company may terminate the Executive's employment
               -----
during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean

                                     C-2-3
the engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

          (c)  Good Reason.  The Executive's employment may be terminated by the
               -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
     Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for these purposes (A) an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and
     (B) any action to which the Executive has given his written consent;

          (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

          (iii) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

          (d)  Notice of Termination.  Any termination by the Company for Cause,
               ---------------------
or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. In the case of a Good Reason termination, such Notice of Termination shall be given within 90 days of the occurrence of the event that is claimed as serving the basis for the termination as a condition of such claim being treated as a Good Reason termination hereunder. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to

                                     C-2-4
the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e)  Date of Termination.  "Date of Termination" means (i) if the
               -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for any reason (including Good Reason), the date of receipt of the Notice of Termination or any later date specified therein that is within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          5.  Obligations of the Company upon Termination.  (a)  Good Reason;
              -------------------------------------------        ------------
Other than for Cause, Death or Disability.  If, during the Employment Period,
-----------------------------------------
the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) the Target Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and (3) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and


                                     C-2-5

               B. the amount equal to the product of (1) three and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Target Bonus Amount; and

               (ii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect under Section 3(b)(v) of this Agreement (the "Continuing Benefit Plans") as if the Executive's employment had not been terminated (either by permitting the Executive and/or the Executive's dependents to participate in the Continuing Benefit Plans, or by providing the Executive and/or the Executive's dependents with equivalent benefits outside the Continuing Benefit Plans, as the Company may elect, so long as the net after-tax benefit to them is the same as if the Executive had remained an employee of the Company participating in the Continuing Benefit Plans); provided, however, that if the Executive becomes employed by another employer and is eligible to receive medical, long-term disability, dental, accidental death and dismemberment or life insurance benefits under another employer-provided plan, the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to the Continuing Benefit Plans and any other welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period; and

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company as of the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b)  Death.  If the Executive's employment is terminated by reason of
               -----
the Executive's death during the

                                     C-2-6

Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The term "Other Benefits" as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death.

          (c)  Disability.  If the Executive's employment is terminated by
               ----------
reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          (d)  Cause; Other than for Good Reason.  If the Executive's employment
               ---------------------------------
shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, and (y) Other Benefits, in each case to the extent theretofore unpaid.

          6.  Non-exclusivity of Rights.  Nothing in this Agreement shall
              -------------------------
prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Any rights that are vested and any benefits that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

          7.  Full Settlement.  In no event shall the Executive be obligated to
              ---------------
seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced whether or not

                                     C-2-7
the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided,
                                                                       --------
however, that the foregoing shall not apply in connection with any such contest
-------
in which the finder of fact determines that the contest is frivolous or was brought by the Executive in bad faith.

          8.  Excise Tax Provision.  Notwithstanding anything elsewhere in this
              --------------------
Agreement to the contrary, if any of the payments or benefits provided for in this Agreement, together with any other payments or benefits which the Executive has the right to receive from the Company (or its affiliated companies), would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), the Executive may elect
(i) to have the payments or benefits pursuant to this Agreement reduced so that the present value of the total amount received by the Executive that would constitute a "parachute payment" will be one dollar ($1.00) less than three (3) times the Executive's base amount (as defined in Section 280G of the Code) and so that no portion of the payments or benefits received by the Executive would be subject to the excise tax imposed by Section 4999 of the Code or (ii) to have no such reduction described in Section 8(i) hereof. The foregoing shall not affect the right of the Company to satisfy all tax withholding requirements (including excise tax withholding requirements) with respect to any payments or benefits provided for in this Agreement in the event it shall determine that any such payments or benefits would, regardless of the Executive's election hereunder, be subject to the excise tax imposed by Section 4999 of the Code.

          9.  (a)  Confidential Information.  The Executive shall hold in a
                   ------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, at any time during his employment with the Company or at any time thereafter, for any reason, in any fashion, form or manner, either directly or indirectly, communicate, divulge, copy or permit to be copied (without the prior written consent of the Company or as may otherwise

                                     C-2-8
be required by law or legal process or in order to enforce his rights under this Agreement or as necessary to defend himself against a claim asserted directly or indirectly by the Company or any of its affiliated companies) any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, in any manner whatsoever, that is not otherwise publicly available, to, or for the benefit of, any person, firm, corporation or other entity, other than the Company and those designated by it or in the course of his employment with the Company and its affiliated companies. As used herein, the term "all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses" shall include, without limitation, the Company's plans, strategies, proposals to potential customers and/or partners, costs, prices, proprietary systems for buying and selling, client and customer lists, identity of prospects, proprietary computer programs, policy or procedure manuals, proprietary training and recruiting procedures, proprietary accounting procedures, and the status and contents of the Company's contracts with its suppliers, clients, customers or prospects. The Executive further agrees to maintain in confidence any confidential information of third parties received as a result of his employment with the Company.

          (b)  Enforcement.  In the event of a breach or threatened breach of
               -----------
this Section 9, the Executive agrees that the Company shall be entitled, in addition to any other remedies available to it to specific performance and injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          (c)  Survival.  Any termination of the Executive's employment or of
               --------
this Agreement shall have no effect on the continuing operation of this Section
9.

          10.  Successors.  (a)  This Agreement is personal to the Executive
               ----------
and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger,

                                     C-2-9
consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          11.  Miscellaneous.  (a)  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of North Carolina, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                    C-2-10

          If to the Executive:
          -------------------

          William A. Coley
          1231 Wareham Court
          Charlotte, North Carolina  28207

          If to the Company:
          -----------------

          422 South Church Street
          Charlotte, North Carolina 28242
          Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) Subject to Section 4(d) of this Agreement, the Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) This Agreement constitutes the entire agreement between the parties and is intended to be an integration of all agreements between the parties with respect to the Executive's employment by the Company, the terms and conditions of such employment or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter are hereby superseded and revoked.

          (g) The Company shall indemnify and hold the Executive and his legal representatives harmless to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees if the Executive is made, or threatened to be made a party to any threatened or pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative, including an action by or

                                    C-2-11
in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the fact that the Executive is or was serving in any capacity at the request of the Company or any of affiliated companies for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification provided in this paragraph (g) shall not be deemed exclusive of any other rights to which Executive may have or hereafter be entitled under any law or the charter or by-laws of the Company or any of its affiliated companies or otherwise, both as to action in Executive's official capacity and as to action in another capacity while holding such office, and shall continue after Executive has ceased to be a director or officer and shall inure to the benefit of Executive's heirs, executors and administrators. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. In addition, the Company agrees to continue to maintain customary and appropriate directors and liability insurance during the Employment Period and the Executive shall be entitled to the protection of any such insurance policies on no less favorable a basis than is provided to any other officer or director of the Company or any of its affiliated companies.

                                    C-2-12

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                          ----------------------------------
                                William A. Coley



                           DUKE POWER COMPANY


                           By
                              ------------------------------

                                    C-2-13

                                                                     EXHIBIT C-3
                                                                TO AGREEMENT AND
                                                                  PLAN OF MERGER

                       FORM OF EMPLOYMENT AGREEMENT FOR
                       --------------------------------
                          RICHARD J. OSBORNE OF DUKE
                          --------------------------

     AGREEMENT by and between Duke Power Company, a North Carolina corporation (the "Company"), and Richard J. Osborne (the "Executive"), dated as of the 24th day of November, 1996.

     The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending the merger of PanEnergy Corp, a Delaware corporation, and Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Merger"), pursuant to the Agreement and Plan of Merger dated as of November 24, 1996 (the "Merger Agreement") and to provide the Company after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.  Effective Date.  The "Effective Date" shall mean the date on which the
         --------------
Effective Time of the Merger (as defined in the Merger Agreement) occurs.

     2.  Employment Period.  The Company hereby agrees to employ the Executive,
         -----------------
and the Executive hereby agrees to accept employment with and remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary thereof, or such later date as may be mutually agreed upon by the Company and the Executive. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 5 of this Agreement.
The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

     3.  Terms of Employment.  (a)  Position and Duties.  (i)  During the
         -------------------        -------------------
Employment Period, (A) the Executive shall serve as Senior Vice President and Chief Financial Officer, with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position. Notwithstanding the foregoing, the Company and the Executive may mutually agree to such changes in the Executive's position, reporting or location of employment as are in the best interests of the Company without violating the provisions of this paragraph.

     (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

     (b)  Compensation.  (i)  Base Salary.  During the Employment Period, the
          ------------        -----------
Executive shall receive an annual base salary ("Annual Base Salary"), payable monthly, at least equal to the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company in respect of the twelve-month period immediately preceding the Effective Date. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

     (ii)  Annual Bonus.  In addition to Annual Base Salary, for each fiscal
           ------------
year ending during the Employment Period the Executive shall be eligible, based upon the Executive's achievement of performance goals during such fiscal year, to receive a bonus (the "Annual Bonus") with a target level not less than the target level applicable to the Executive for the 1996 fiscal year under the Company's Executive Short Term Incentive Plan (with such percentage, multiplied by the Executive's Annual Base Salary, to represent the Executive's "Target Bonus Amount" hereunder). The establishment of the performance goals, the evaluation of the actual performance against such goals, and the determination of the Annual Bonus actually payable to the Executive shall be made by the Compensation Committee of the Board acting in its sole discretion.

     (iii)  Long-Term Incentives.  During the Employment Period, the Executive
            --------------------
shall be entitled to participate in all long-term incentive plans, practices, policies and programs applicable generally to peer executives of the Company, at such levels as shall be determined in the sole discretion of the Compensation Committee of the Board.

                                     C-3-2

     (iv)  Savings and Retirement Plans.  During the Employment Period, the
           ----------------------------
Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that generally applicable to peer executives of the Company.

     (v)  Welfare Benefit Plans.  During the Employment Period, the Executive
          ---------------------
and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company on a basis no less favorable than that generally applicable to peer executives of the Company.

     (vi)  Expenses.  During the Employment Period, the Executive shall be
           --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

     (vii)  Vacation.  During the Employment Period, the Executive shall be
            --------
entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that generally applicable to peer executives of the Company but in any event he shall be entitled to no less than four weeks of vacation per year during the Employment Period.

     4.  Termination of Employment.  (a)  Death or Disability.  The Executive's
         -------------------------        -------------------
employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice, in accordance with
Section 11(b) of this Agreement, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the performance of the Executive's duties with the Company on a full time basis for an aggregate of 120 out of any 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

     (b)  Cause.  The Company may terminate the Executive's employment during
          -----
the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean

                                     C-3-3
the engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

     (c)  Good Reason.  The Executive's employment may be terminated by the
          -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
     Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for these purposes (A) an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and
     (B) any action to which the Executive has given his written consent;

          (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

          (iii) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

          (d)  Notice of Termination.  Any termination by the Company for Cause,
               ---------------------
or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. In the case of a Good Reason termination, such Notice of Termination shall be given within 90 days of the occurrence of the event that is claimed as serving the basis for the termination as a condition of such claim being treated as a Good Reason termination hereunder. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to

                                     C-3-4
the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e)  Date of Termination.  "Date of Termination" means (i) if the
               -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for any reason (including Good Reason), the date of receipt of the Notice of Termination or any later date specified therein that is within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          5.  Obligations of the Company upon Termination.  (a)  Good Reason;
              -------------------------------------------        ------------
Other than for Cause, Death or Disability.  If, during the Employment Period,
-----------------------------------------
the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) the Target Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and (3) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                                     C-3-5

               B. the amount equal to the product of (1) three and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Target Bonus Amount; and

               (ii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect under Section 3(b)(v) of this Agreement (the "Continuing Benefit Plans") as if the Executive's employment had not been terminated (either by permitting the Executive and/or the Executive's dependents to participate in the Continuing Benefit Plans, or by providing the Executive and/or the Executive's dependents with equivalent benefits outside the Continuing Benefit Plans, as the Company may elect, so long as the net after-tax benefit to them is the same as if the Executive had remained an employee of the Company participating in the Continuing Benefit Plans); provided, however, that if the Executive becomes employed by another employer and is eligible to receive medical, long-term disability, dental, accidental death and dismemberment or life insurance benefits under another employer-provided plan, the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to the Continuing Benefit Plans and any other welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period; and

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company as of the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b)  Death.  If the Executive's employment is terminated by reason of
               -----
the Executive's death during the

                                     C-3-6

Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The term "Other Benefits" as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death.

          (c)  Disability.  If the Executive's employment is terminated by
               ----------
reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          (d)  Cause; Other than for Good Reason.  If the Executive's employment
               ---------------------------------
shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, and (y) Other Benefits, in each case to the extent theretofore unpaid.

          6.  Non-exclusivity of Rights.  Nothing in this Agreement shall
              -------------------------
prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Any rights that are vested and any benefits that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

          7.  Full Settlement.  In no event shall the Executive be obligated to
              ---------------
seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced whether or not

                                     C-3-7
the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided,
                                                                       --------
however, that the foregoing shall not apply in connection with any such contest
-------
in which the finder of fact determines that the contest is frivolous or was brought by the Executive in bad faith.

          8.  Excise Tax Provision.  Notwithstanding anything elsewhere in this
              --------------------
Agreement to the contrary, if any of the payments or benefits provided for in this Agreement, together with any other payments or benefits which the Executive has the right to receive from the Company (or its affiliated companies), would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), the Executive may elect
(i) to have the payments or benefits pursuant to this Agreement reduced so that the present value of the total amount received by the Executive that would constitute a "parachute payment" will be one dollar ($1.00) less than three (3) times the Executive's base amount (as defined in Section 280G of the Code) and so that no portion of the payments or benefits received by the Executive would be subject to the excise tax imposed by Section 4999 of the Code or (ii) to have no such reduction described in Section 8(i) hereof. The foregoing shall not affect the right of the Company to satisfy all tax withholding requirements (including excise tax withholding requirements) with respect to any payments or benefits provided for in this Agreement in the event it shall determine that any such payments or benefits would, regardless of the Executive's election hereunder, be subject to the excise tax imposed by Section 4999 of the Code.


          9.  (a)  Confidential Information.  The Executive shall hold in a
                   ------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, at any time during his employment with the Company or at any time thereafter, for any reason, in any fashion, form or manner, either directly or indirectly, communicate, divulge, copy or permit to be copied (without

                                     C-3-8
the prior written consent of the Company or as may otherwise be required by law or legal process or in order to enforce his rights under this Agreement or as necessary to defend himself against a claim asserted directly or indirectly by the Company or any of its affiliated companies) any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, in any manner whatsoever, that is not otherwise publicly available, to, or for the benefit of, any person, firm, corporation or other entity, other than the Company and those designated by it or in the course of his employment with the Company and its affiliated companies. As used herein, the term "all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses" shall include, without limitation, the Company's plans, strategies, proposals to potential customers and/or partners, costs, prices, proprietary systems for buying and selling, client and customer lists, identity of prospects, proprietary computer programs, policy or procedure manuals, proprietary training and recruiting procedures, proprietary accounting procedures, and the status and contents of the Company's contracts with its suppliers, clients, customers or prospects. The Executive further agrees to maintain in confidence any confidential information of third parties received as a result of his employment with the Company.

          (b)  Enforcement.  In the event of a breach or threatened breach of
               -----------
this Section 9, the Executive agrees that the Company shall be entitled, in addition to any other remedies available to it to specific performance and injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          (c)  Survival.  Any termination of the Executive's employment or of
               --------
this Agreement shall have no effect on the continuing operation of this Section
9.

          10.  Successors.  (a)  This Agreement is personal to the Executive
               ----------
and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                                     C-3-9

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          11.  Miscellaneous.  (a)  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of North Carolina, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                    C-3-10

          If to the Executive:
          -------------------

          Richard J. Osborne
          2025 Nolen Park Lane
          Charlotte, North Carolina  28209

          If to the Company:
          -----------------

          422 South Church Street
          Charlotte, North Carolina 28242
          Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) Subject to Section 4(d) of this Agreement, the Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) This Agreement constitutes the entire agreement between the parties and is intended to be an integration of all agreements between the parties with respect to the Executive's employment by the Company, the terms and conditions of such employment or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter are hereby superseded and revoked.

          (g) The Company shall indemnify and hold the Executive and his legal representatives harmless to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees if the Executive is made, or threatened to be made a party to any threatened or pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative, including an action by or

                                    C-3-11
in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the fact that the Executive is or was serving in any capacity at the request of the Company or any of affiliated companies for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification provided in this paragraph (g) shall not be deemed exclusive of any other rights to which Executive may have or hereafter be entitled under any law or the charter or by-laws of the Company or any of its affiliated companies or otherwise, both as to action in Executive's official capacity and as to action in another capacity while holding such office, and shall continue after Executive has ceased to be a director or officer and shall inure to the benefit of Executive's heirs, executors and administrators. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. In addition, the Company agrees to continue to maintain customary and appropriate directors and liability insurance during the Employment Period and the Executive shall be entitled to the protection of any such insurance policies on no less favorable a basis than is provided to any other officer or director of the Company or any of its affiliated companies.

                                    C-3-12

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                           ------------------------
                              Richard J. Osborne



                           DUKE POWER COMPANY


                           By
                             ----------------------



                                    C-3-13

                                                                     EXHIBIT C-4
                                                                TO AGREEMENT AND
                                                                  PLAN OF MERGER

                       FORM OF EMPLOYMENT AGREEMENT FOR
                       --------------------------------
                             RUTH G. SHAW OF DUKE
                             --------------------

          AGREEMENT by and between Duke Power Company, a North Carolina corporation (the "Company"), and Ruth G. Shaw (the "Executive"), dated as of the 24th day of November, 1996.

          The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending the merger of PanEnergy Corp, a Delaware corporation, and Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Merger"), pursuant to the Agreement and Plan of Merger dated as of November 24, 1996 (the "Merger Agreement") and to provide the Company after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.  Effective Date.  The "Effective Date" shall mean the date on which
              --------------
the Effective Time of the Merger (as defined in the Merger Agreement) occurs.

          2.  Employment Period.  The Company hereby agrees to employ the
              -----------------
Executive, and the Executive hereby agrees to accept employment with and remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary thereof, or such later date as may be mutually agreed upon by the Company and the Executive. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 5 of this Agreement. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

          3.  Terms of Employment.  (a)  Position and Duties.  (i)  During the
              -------------------        -------------------
Employment Period, (A) the Executive shall serve as Senior Vice President, Corporate Resources and Chief Administrative Officer, with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position. Notwithstanding the foregoing, the Company and the Executive may mutually agree to such changes in the Executive's position, reporting or location of employment as are in the best interests of the Company without violating the provisions of this paragraph.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of her attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (b)  Compensation.  (i)  Base Salary.  During the Employment Period,
               ------------        -----------
the Executive shall receive an annual base salary ("Annual Base Salary"), payable monthly, at least equal to the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company in respect of the twelve-month period immediately preceding the Effective Date. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

          (ii)  Annual Bonus.  In addition to Annual Base Salary, for each
                ------------
fiscal year ending during the Employment Period the Executive shall be eligible, based upon the Executive's achievement of performance goals during such fiscal year, to receive a bonus (the "Annual Bonus") with a target level not less than the target level applicable to the Executive for the 1996 fiscal year under the Company's Executive Short Term Incentive Plan (with such percentage, multiplied by the Executive's Annual Base Salary, to represent the Executive's "Target Bonus Amount" hereunder). The establishment of the performance goals, the evaluation of the actual performance against such goals, and the determination of the Annual Bonus actually payable to the Executive shall be made by the Compensation
Committee of the Board acting in its sole discretion.

          (iii)  Long-Term Incentives.  During the Employment Period, the
                 --------------------
Executive shall be entitled to participate in all long-term incentive plans, practices, policies and programs applicable generally to peer executives of the Company, at such levels as shall be determined in the sole discretion of the Compensation Committee of the Board.

                                     C-4-2

          (iv)  Savings and Retirement Plans.  During the Employment Period, the
                ----------------------------
Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that generally applicable to peer executives of the Company.

          (v)  Welfare Benefit Plans.  During the Employment Period, the
               ---------------------
Executive and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company on a basis no less favorable than that generally applicable to peer executives of the Company.

          (vi)  Expenses.  During the Employment Period, the Executive shall be
                --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

          (vii)  Vacation.  During the Employment Period, the Executive shall be
                 --------
entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that generally applicable to peer executives of the Company but in any event she shall be entitled to no less than four weeks of vacation per year during the Employment Period.

          4.  Termination of Employment.  (a)  Death or Disability.  The
              -------------------------        -------------------
Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice, in accordance with Section 11(b) of this Agreement, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the performance of the Executive's duties with the Company on a full time basis for an aggregate of 120 out of any 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b)  Cause.  The Company may terminate the Executive's employment
               -----
during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean

                                     C-4-3
the engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

          (c)  Good Reason.  The Executive's employment may be terminated by the
               -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
     Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for these purposes (A) an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and
     (B) any action to which the Executive has given her written consent;

          (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

          (iii) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

          (d)  Notice of Termination.  Any termination by the Company for Cause,
               ---------------------
or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. In the case of a Good Reason termination, such Notice of Termination shall be given within 90 days of the occurrence of the event that is claimed as serving the basis for the termination as a condition of such claim being treated as a Good Reason termination hereunder. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to

                                     C-4-4
the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e)  Date of Termination.  "Date of Termination" means (i) if the
               -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for any reason (including Good Reason), the date of receipt of the Notice of Termination or any later date specified therein that is within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          5.  Obligations of the Company upon Termination.  (a)  Good Reason;
              -------------------------------------------        ------------
Other than for Cause, Death or Disability.  If, during the Employment Period,
-----------------------------------------
the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) the Target Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and (3) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                                     C-4-5

               B. the amount equal to the product of (1) three and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Target Bonus Amount; and

               (ii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect under Section 3(b)(v) of this Agreement (the "Continuing Benefit Plans") as if the Executive's employment had not been terminated (either by permitting the Executive and/or the Executive's dependents to participate in the Continuing Benefit Plans, or by providing the Executive and/or the Executive's dependents with equivalent benefits outside the Continuing Benefit Plans, as the Company may elect, so long as the net after-tax benefit to them is the same as if the Executive had remained an employee of the Company participating in the Continuing Benefit Plans); provided, however, that if the Executive becomes employed by another employer and is eligible to receive medical, long-term disability, dental, accidental death and dismemberment or life insurance benefits under another employer-provided plan, the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to the Continuing Benefit Plans and any other welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period; and

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company as of the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b)  Death.  If the Executive's employment is terminated by reason
               -----
    of the Executive's death during the

                                     C-4-6

Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The term "Other Benefits" as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death.

          (c)  Disability.  If the Executive's employment is terminated by
               ----------
reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          (d)  Cause; Other than for Good Reason.  If the Executive's employment
               ---------------------------------
shall be terminated for Cause or the Executive terminates her employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) her Annual Base Salary through the Date of Termination, and (y) Other Benefits, in each case to the extent theretofore unpaid.

          6.  Non-exclusivity of Rights.  Nothing in this Agreement shall
              -------------------------
prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Any rights that are vested and any benefits that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

          7.  Full Settlement.  In no event shall the Executive be obligated to
              ---------------
seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced whether or not

                                     C-4-7
the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided,
                                                                       --------
however, that the foregoing shall not apply in connection with any such contest
-------
in which the finder of fact determines that the contest is frivolous or was brought by the Executive in bad faith.

          8.  Excise Tax Provision.  Notwithstanding anything elsewhere in this
              --------------------
Agreement to the contrary, if any of the payments or benefits provided for in this Agreement, together with any other payments or benefits which the Executive has the right to receive from the Company (or its affiliated companies), would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), the Executive may elect
(i) to have the payments or benefits pursuant to this Agreement reduced so that the present value of the total amount received by the Executive that would constitute a "parachute payment" will be one dollar ($1.00) less than three (3) times the Executive's base amount (as defined in Section 280G of the Code) and so that no portion of the payments or benefits received by the Executive would be subject to the excise tax imposed by Section 4999 of the Code or (ii) to have no such reduction described in Section 8(i) hereof. The foregoing shall not affect the right of the Company to satisfy all tax withholding requirements (including excise tax withholding requirements) with respect to any payments or benefits provided for in this Agreement in the event it shall determine that any such payments or benefits would, regardless of the Executive's election hereunder, be subject to the excise tax imposed by Section 4999 of the Code.


          9.  (a)  Confidential Information.  The Executive shall hold in a
                   ------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, at any time during her employment with the Company or at any time thereafter, for any reason, in any fashion, form or manner, either directly or indirectly, communicate, divulge, copy or permit to be copied (without

                                     C-4-8
the prior written consent of the Company or as may otherwise be required by law or legal process or in order to enforce her rights under this Agreement or as necessary to defend herself against a claim asserted directly or indirectly by the Company or any of its affiliated companies) any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, in any manner whatsoever, that is not otherwise publicly available, to, or for the benefit of, any person, firm, corporation or other entity, other than the Company and those designated by it or in the course of her employment with the Company and its affiliated companies. As used herein, the term "all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses" shall include, without limitation, the Company's plans, strategies, proposals to potential customers and/or partners, costs, prices, proprietary systems for buying and selling, client and customer lists, identity of prospects, proprietary computer programs, policy or procedure manuals, proprietary training and recruiting procedures, proprietary accounting procedures, and the status and contents of the Company's contracts with its suppliers, clients, customers or prospects. The Executive further agrees to maintain in confidence any confidential information of third parties received as a result of her employment with the Company.

          (b)  Enforcement.  In the event of a breach or threatened breach of
               -----------
this Section 9, the Executive agrees that the Company shall be entitled, in addition to any other remedies available to it to specific performance and injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          (c)  Survival.  Any termination of the Executive's employment or of
               --------
this Agreement shall have no effect on the continuing operation of this Section
9.

          10.  Successors.  (a)  This Agreement is personal to the Executive
               ----------
and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                                     C-4-9

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          11.  Miscellaneous.  (a)  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of North Carolina, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                    C-4-10

          If to the Executive:
          -------------------

          Ruth G. Shaw
          P.O. Box 533
          Davidson, North Carolina  28036

          If to the Company:
          -----------------

          422 South Church Street
          Charlotte, North Carolina 28242
          Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) Subject to Section 4(d) of this Agreement, the Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) This Agreement constitutes the entire agreement between the parties and is intended to be an integration of all agreements between the parties with respect to the Executive's employment by the Company, the terms and conditions of such employment or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter are hereby superseded and revoked.

          (g) The Company shall indemnify and hold the Executive and her legal representatives harmless to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees if the Executive is made, or threatened to be made a party to any threatened or pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative, including an action by or

                                    C-4-11
in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the fact that the Executive is or was serving in any capacity at the request of the Company or any of affiliated companies for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification provided in this paragraph (g) shall not be deemed exclusive of any other rights to which Executive may have or hereafter be entitled under any law or the charter or by-laws of the Company or any of its affiliated companies or otherwise, both as to action in Executive's official capacity and as to action in another capacity while holding such office, and shall continue after Executive has ceased to be a director or officer and shall inure to the benefit of Executive's heirs, executors and administrators. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. In addition, the Company agrees to continue to maintain customary and appropriate directors and liability insurance during the Employment Period and the Executive shall be entitled to the protection of any such insurance policies on no less favorable a basis than is provided to any other officer or director of the Company or any of its affiliated companies.

                                    C-4-12















































































       IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                           ------------------------------------
                                                    Ruth G. Shaw


                                          DUKE POWER COMPANY


                                          By
                                            -----------------------------------

                                    C-4-13

                                                                     EXHIBIT C-5
                                                                TO AGREEMENT AND
                                                                  PLAN OF MERGER

                       FORM OF EMPLOYMENT AGREEMENT FOR
                       --------------------------------
                          MICHAEL S. TUCKMAN OF DUKE
                          --------------------------


          AGREEMENT by and between Duke Power Company, a North Carolina corporation (the "Company"), and Michael S. Tuckman (the "Executive"), dated as of the 24th day of November, 1996.

          The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending the merger of PanEnergy Corp, a Delaware corporation, and Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Merger"), pursuant to the Agreement and Plan of Merger dated as of November 24, 1996 (the "Merger Agreement") and to provide the Company after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.  Effective Date.  The "Effective Date" shall mean the date on which
              --------------
the Effective Time of the Merger (as defined in the Merger Agreement) occurs.

          2.  Employment Period.  The Company hereby agrees to employ the
              -----------------
Executive, and the Executive hereby agrees to accept employment with and remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary thereof, or such later date as may be mutually agreed upon by the Company and the Executive. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 5 of this Agreement. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

          3.  Terms of Employment.  (a)  Position and Duties.  (i)  During the
              -------------------        -------------------
Employment Period, (A) the Executive shall serve as Senior Vice President, Nuclear Generation, with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position. Notwithstanding the foregoing, the Company and the Executive may mutually agree to such changes in the Executive's position, reporting or location of employment as are in the best interests of the Company without violating the provisions of this paragraph.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (b)  Compensation.  (i)  Base Salary.  During the Employment Period,
               ------------        -----------
the Executive shall receive an annual base salary ("Annual Base Salary"), payable monthly, at least equal to the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company in respect of the twelve-month period immediately preceding the Effective Date. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

          (ii)  Annual Bonus.  In addition to Annual Base Salary, for each
                ------------
fiscal year ending during the Employment Period the Executive shall be eligible, based upon the Executive's achievement of performance goals during such fiscal year, to receive a bonus (the "Annual Bonus") with a target level not less than the target level applicable to the Executive for the 1996 fiscal year under the Company's Executive Short Term Incentive Plan (with such percentage, multiplied by the Executive's Annual Base Salary, to represent the Executive's "Target Bonus Amount" hereunder). The establishment of the performance goals, the evaluation of the actual performance against such goals, and the determination of the Annual Bonus actually payable to the Executive shall be made by the Compensation Committee of the Board acting in its sole discretion.

          (iii)  Long-Term Incentives.  During the Employment Period, the
                 --------------------
Executive shall be entitled to participate in all long-term incentive plans, practices, policies and programs applicable generally to peer executives of the Company, at such levels as shall be determined in the sole discretion of the Compensation Committee of the Board.

                                     C-5-2

          (iv)  Savings and Retirement Plans.  During the Employment Period, the
                ----------------------------
Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that generally applicable to peer executives of the Company.

          (v)  Welfare Benefit Plans.  During the Employment Period, the
               ---------------------
Executive and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company on a basis no less favorable than that generally applicable to peer executives of the Company.

          (vi)  Expenses.  During the Employment Period, the Executive shall be
                --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

          (vii)  Vacation.  During the Employment Period, the Executive shall be
                 --------
entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that generally applicable to peer executives of the Company but in any event he shall be entitled to no less than four weeks of vacation per year during the Employment Period.

          4.  Termination of Employment.  (a)  Death or Disability.  The
              -------------------------        -------------------
Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice, in accordance with Section 11(b) of this Agreement, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the performance of the Executive's duties with the Company on a full time basis for an aggregate of 120 out of any 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b)  Cause.  The Company may terminate the Executive's employment
               -----
during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean

                                     C-5-3
the engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

          (c)  Good Reason.  The Executive's employment may be terminated by the
               -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
     Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for these purposes (A) an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and
     (B) any action to which the Executive has given his written consent;

          (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

          (iii) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

          (d)  Notice of Termination.  Any termination by the Company for Cause,
               ---------------------
or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. In the case of a Good Reason termination, such Notice of Termination shall be given within 90 days of the occurrence of the event that is claimed as serving the basis for the termination as a condition of such claim being treated as a Good Reason termination hereunder. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to

                                     C-5-4
the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e)  Date of Termination.  "Date of Termination" means (i) if the
               -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for any reason (including Good Reason), the date of receipt of the Notice of Termination or any later date specified therein that is within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          5.  Obligations of the Company upon Termination.  (a)  Good Reason;
              -------------------------------------------        ------------
Other than for Cause, Death or Disability.  If, during the Employment Period,
-----------------------------------------
the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) the Target Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and (3) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and


                                     C-5-5

               B. the amount equal to the product of (1) three and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Target Bonus Amount; and

               (ii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect under Section 3(b)(v) of this Agreement (the "Continuing Benefit Plans") as if the Executive's employment had not been terminated (either by permitting the Executive and/or the Executive's dependents to participate in the Continuing Benefit Plans, or by providing the Executive and/or the Executive's dependents with equivalent benefits outside the Continuing Benefit Plans, as the Company may elect, so long as the net after-tax benefit to them is the same as if the Executive had remained an employee of the Company participating in the Continuing Benefit Plans); provided, however, that if the Executive becomes employed by another employer and is eligible to receive medical, long-term disability, dental, accidental death and dismemberment or life insurance benefits under another employer-provided plan, the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to the Continuing Benefit Plans and any other welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period; and

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company as of the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b)  Death.  If the Executive's employment is terminated by reason of
               -----
the Executive's death during the

                                     C-5-6

Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The term "Other Benefits" as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death.

          (c)  Disability.  If the Executive's employment is terminated by
               ----------
reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          (d)  Cause; Other than for Good Reason.  If the Executive's employment
               ---------------------------------
shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, and (y) Other Benefits, in each case to the extent theretofore unpaid.

          6.  Non-exclusivity of Rights.  Nothing in this Agreement shall
              -------------------------
prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Any rights that are vested and any benefits that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

          7.  Full Settlement.  In no event shall the Executive be obligated to
              ---------------
seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced whether or not

                                     C-5-7
the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided,
                                                                       --------
however, that the foregoing shall not apply in connection with any such contest
-------
in which the finder of fact determines that the contest is frivolous or was brought by the Executive in bad faith.

          8.  Excise Tax Provision.  Notwithstanding anything elsewhere in this
              --------------------
Agreement to the contrary, if any of the payments or benefits provided for in this Agreement, together with any other payments or benefits which the Executive has the right to receive from the Company (or its affiliated companies), would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), the Executive may elect
(i) to have the payments or benefits pursuant to this Agreement reduced so that the present value of the total amount received by the Executive that would constitute a "parachute payment" will be one dollar ($1.00) less than three (3) times the Executive's base amount (as defined in Section 280G of the Code) and so that no portion of the payments or benefits received by the Executive would be subject to the excise tax imposed by Section 4999 of the Code or (ii) to have no such reduction described in Section 8(i) hereof. The foregoing shall not affect the right of the Company to satisfy all tax withholding requirements (including excise tax withholding requirements) with respect to any payments or benefits provided for in this Agreement in the event it shall determine that any such payments or benefits would, regardless of the Executive's election hereunder, be subject to the excise tax imposed by Section 4999 of the Code.


          9.  (a)  Confidential Information.  The Executive shall hold in a
                   ------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, at any time during his employment with the Company or at any time thereafter, for any reason, in any fashion, form or manner, either directly or indirectly, communicate, divulge, copy or permit to be copied (without

                                     C-5-8
the prior written consent of the Company or as may otherwise be required by law or legal process or in order to enforce his rights under this Agreement or as necessary to defend himself against a claim asserted directly or indirectly by the Company or any of its affiliated companies) any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, in any manner whatsoever, that is not otherwise publicly available, to, or for the benefit of, any person, firm, corporation or other entity, other than the Company and those designated by it or in the course of his employment with the Company and its affiliated companies. As used herein, the term "all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses" shall include, without limitation, the Company's plans, strategies, proposals to potential customers and/or partners, costs, prices, proprietary systems for buying and selling, client and customer lists, identity of prospects, proprietary computer programs, policy or procedure manuals, proprietary training and recruiting procedures, proprietary accounting procedures, and the status and contents of the Company's contracts with its suppliers, clients, customers or prospects. The Executive further agrees to maintain in confidence any confidential information of third parties received as a result of his employment with the Company.

          (b)  Enforcement.  In the event of a breach or threatened breach of
               -----------
this Section 9, the Executive agrees that the Company shall be entitled, in addition to any other remedies available to it to specific performance and injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          (c)  Survival.  Any termination of the Executive's employment or of
               --------
this Agreement shall have no effect on the continuing operation of this Section
9.

          10.  Successors.  (a)  This Agreement is personal to the Executive
               ----------
and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                                     C-5-9

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          11.  Miscellaneous.  (a)  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of North Carolina, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                    C-5-10

          If to the Executive:
          -------------------

          Michael S. Tuckman
          2416 Summerlake Road
          Charlotte, North Carolina  28226

          If to the Company:
          -----------------

          422 South Church Street
          Charlotte, North Carolina 28242
          Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) Subject to Section 4(d) of this Agreement, the Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) This Agreement constitutes the entire agreement between the parties and is intended to be an integration of all agreements between the parties with respect to the Executive's employment by the Company, the terms and conditions of such employment or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter are hereby superseded and revoked.

          (g) The Company shall indemnify and hold the Executive and his legal representatives harmless to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees if the Executive is made, or threatened to be made a party to any threatened or pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative, including an action by or

                                    C-5-11
in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the fact that the Executive is or was serving in any capacity at the request of the Company or any of affiliated companies for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification provided in this paragraph (g) shall not be deemed exclusive of any other rights to which Executive may have or hereafter be entitled under any law or the charter or by-laws of the Company or any of its affiliated companies or otherwise, both as to action in Executive's official capacity and as to action in another capacity while holding such office, and shall continue after Executive has ceased to be a director or officer and shall inure to the benefit of Executive's heirs, executors and administrators. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. In addition, the Company agrees to continue to maintain customary and appropriate directors and liability insurance during the Employment Period and the Executive shall be entitled to the protection of any such insurance policies on no less favorable a basis than is provided to any other officer or director of the Company or any of its affiliated companies.

                                    C-5-12

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                            ------------------------
                               Michael S. Tuckman



                           DUKE POWER COMPANY


                           By
                             -----------------------



                                    C-5-13

                                                                     EXHIBIT C-6
                                                                TO AGREEMENT AND
                                                                  PLAN OF MERGER

                       FORM OF EMPLOYMENT AGREEMENT FOR
                       --------------------------------
                            DAVID L. HAUSER OF DUKE
                            -----------------------

          AGREEMENT by and between Duke Power Company, a North Carolina corporation (the "Company"), and David L. Hauser (the "Executive"), dated as of the 24th day of November, 1996.

          The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending the merger of PanEnergy Corp, a Delaware corporation, and Duke Transaction Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Merger"), pursuant to the Agreement and Plan of Merger dated as of November 24, 1996 (the "Merger Agreement") and to provide the Company after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.  Effective Date.  The "Effective Date" shall mean the date on which
              --------------
the Effective Time of the Merger (as defined in the Merger Agreement) occurs.

          2.  Employment Period.  The Company hereby agrees to employ the
              -----------------
Executive, and the Executive hereby agrees to accept employment with and remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary thereof, or such later date as may be mutually agreed upon by the Company and the Executive. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 5 of this Agreement. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

          3.  Terms of Employment.  (a)  Position and Duties.  (i)  During the
              -------------------        -------------------
Employment Period, (A) the Executive shall serve as Vice President, Procurement, Services and Materials, with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position. Notwithstanding the foregoing, the Company and the Executive may mutually agree to such changes in the Executive's position, reporting or location of employment as are in the best interests of the Company without violating the provisions of this paragraph.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (b)  Compensation.  (i)  Base Salary.  During the Employment Period,
               ------------        -----------
the Executive shall receive an annual base salary ("Annual Base Salary"), payable monthly, at least equal to the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company in respect of the twelve-month period immediately preceding the Effective Date. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

          (ii)  Annual Bonus.  In addition to Annual Base Salary, for each
                ------------
fiscal year ending during the Employment Period the Executive shall be eligible, based upon the Executive's achievement of performance goals during such fiscal year, to receive a bonus (the "Annual Bonus") with a target level not less than the target level applicable to the Executive for the 1996 fiscal year under the Company's Executive Short Term Incentive Plan (with such percentage, multiplied by the Executive's Annual Base Salary, to represent the Executive's "Target Bonus Amount" hereunder). The establishment of the performance goals, the evaluation of the actual performance against such goals, and the determination of the Annual Bonus actually payable to the Executive shall be made by the Compensation Committee of the Board acting in its sole discretion.

          (iii)  Long-Term Incentives.  During the Employment Period, the
                 --------------------
Executive shall be entitled to participate in all long-term incentive plans, practices, policies and programs applicable generally to peer executives of the Company, at such levels as shall be determined in the sole discretion of the Compensation Committee of the Board.


                                     C-6-2

          (iv)  Savings and Retirement Plans.  During the Employment Period, the
                ----------------------------
Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that generally applicable to peer executives of the Company.

          (v)  Welfare Benefit Plans.  During the Employment Period, the
               ---------------------
Executive and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company on a basis no less favorable than that generally applicable to peer executives of the Company.

          (vi)  Expenses.  During the Employment Period, the Executive shall be
                --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

          (vii)  Vacation.  During the Employment Period, the Executive shall be
                 --------
entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that generally applicable to peer executives of the Company but in any event he shall be entitled to no less than four weeks of vacation per year during the Employment Period.

          4.  Termination of Employment.  (a)  Death or Disability.  The
              -------------------------        -------------------
Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice, in accordance with Section 11(b) of this Agreement, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the performance of the Executive's duties with the Company on a full time basis for an aggregate of 120 out of any 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b)  Cause.  The Company may terminate the Executive's employment
               -----
during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean


                                     C-6-3
the engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

          (c)  Good Reason.  The Executive's employment may be terminated by the
               -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
     Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for these purposes (A) an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and
     (B) any action to which the Executive has given his written consent;

          (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

          (iii) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

          (d)  Notice of Termination.  Any termination by the Company for Cause,
               ---------------------
or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. In the case of a Good Reason termination, such Notice of Termination shall be given within 90 days of the occurrence of the event that is claimed as serving the basis for the termination as a condition of such claim being treated as a Good Reason termination hereunder. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to

                                     C-6-4
the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e)  Date of Termination.  "Date of Termination" means (i) if the
               -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for any reason (including Good Reason), the date of receipt of the Notice of Termination or any later date specified therein that is within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          5.  Obligations of the Company upon Termination.  (a)  Good Reason;
              -------------------------------------------        ------------
Other than for Cause, Death or Disability.  If, during the Employment Period,
-----------------------------------------
the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) the Target Bonus Amount and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and (3) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and


                                     C-6-5

               B.  the amount equal to the product of (1) two and (2) the sum of
          (x) the Executive's Annual Base Salary and (y) the Target Bonus Amount; and

               (ii) for two years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect under Section 3(b)(v) of this Agreement (the "Continuing Benefit Plans") as if the Executive's employment had not been terminated (either by permitting the Executive and/or the Executive's dependents to participate in the Continuing Benefit Plans, or by providing the Executive and/or the Executive's dependents with equivalent benefits outside the Continuing Benefit Plans, as the Company may elect, so long as the net after-tax benefit to them is the same as if the Executive had remained an employee of the Company participating in the Continuing Benefit Plans); provided, however, that if the Executive becomes employed by another employer and is eligible to receive medical, long-term disability, dental, accidental death and dismemberment or life insurance benefits under another employer-provided plan, the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to the Continuing Benefit Plans and any other welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies, the Executive shall be considered to have remained employed until two years after the Date of Termination and to have retired on the last day of such period; and

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company as of the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b)  Death.  If the Executive's employment is terminated by reason of
               -----
the Executive's death during the Employment Period, this Agreement shall terminate without

                                     C-6-6
further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. The term "Other Benefits" as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death.

          (c)  Disability.  If the Executive's employment is terminated by
               ----------
reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          (d)  Cause; Other than for Good Reason.  If the Executive's employment
               ---------------------------------
shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, and (y) Other Benefits, in each case to the extent theretofore unpaid.

          6.  Non-exclusivity of Rights.  Nothing in this Agreement shall
              -------------------------
prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Any rights that are vested and any benefits that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

          7.  Full Settlement.  In no event shall the Executive be obligated to
              ---------------
seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees

                                     C-6-7
to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided, however, that the foregoing shall not apply in connection
            --------  -------
with any such contest in which the finder of fact determines that the contest is frivolous or was brought by the Executive in bad faith.

          8.  Excise Tax Limit.  Notwithstanding anything elsewhere in this
              ----------------
Agreement to the contrary, if any of the payments provided for in this Agreement, together with any other payments or benefits which the Executive has the right to receive from the Company (or its affiliated companies), would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), the payments pursuant to this Agreement shall be reduced so that the present value of the total amount received by the Executive that would constitute a "parachute payment" will be one dollar ($1.00) less than three (3) times the Executive's base amount (as defined in Section 280G of the Code) and so that no portion of the payments or benefits received by the Executive shall be subject to the excise tax imposed by
Section 4999 of the Code. The determination as to whether any reduction in the payments under this Agreement pursuant to this Section 8 is necessary shall be made by such nationally recognized accounting firm as shall be mutually agreeable to the Company and the Executive, in consultation with any independent law firm of such firm's choice, and such determination shall be conclusive and binding on the Executive and the Company. All fees and expenses of such accounting firm to make such determination shall be paid by the Company. If through error or otherwise the Executive should receive payments under this Agreement or otherwise in excess of one dollar ($1.00) less than three (3) times his base amount, the Executive shall immediately repay such excess to the Company upon notification that an overpayment has been made.

          9.  (a)  Confidential Information.  The Executive shall hold in a
                   ------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, at any time during his employment with the

                                     C-6-8

Company or at any time thereafter, for any reason, in any fashion, form or manner, either directly or indirectly, communicate, divulge, copy or permit to be copied (without the prior written consent of the Company or as may otherwise be required by law or legal process or in order to enforce his rights under this Agreement or as necessary to defend himself against a claim asserted directly or indirectly by the Company or any of its affiliated companies) any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, in any manner whatsoever, that is not otherwise publicly available, to, or for the benefit of, any person, firm, corporation or other entity, other than the Company and those designated by it or in the course of his employment with the Company and its affiliated companies. As used herein, the term "all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses" shall include, without limitation, the Company's plans, strategies, proposals to potential customers and/or partners, costs, prices, proprietary systems for buying and selling, client and customer lists, identity of prospects, proprietary computer programs, policy or procedure manuals, proprietary training and recruiting procedures, proprietary accounting procedures, and the status and contents of the Company's contracts with its suppliers, clients, customers or prospects. The Executive further agrees to maintain in confidence any confidential information of third parties received as a result of his employment with the Company.

          (b)  Enforcement.  In the event of a breach or threatened breach of
               -----------
this Section 9, the Executive agrees that the Company shall be entitled, in addition to any other remedies available to it to specific performance and injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          (c)  Survival.  Any termination of the Executive's employment or of
               --------
this Agreement shall have no effect on the continuing operation of this Section
9.

          10.  Successors.  (a)  This Agreement is personal to the Executive
               ----------
and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                                     C-6-9

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          11.  Miscellaneous.  (a)  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of North Carolina, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                    C-6-10

          If to the Executive:
          -------------------

          David L. Hauser
          513 Maymont Drive
          Cramerton, North Carolina 28032


          If to the Company:
          -----------------

          422 South Church Street
          Charlotte, North Carolina 28242
          Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) Subject to Section 4(d) of this Agreement, the Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) This Agreement constitutes the entire agreement between the parties and is intended to be an integration of all agreements between the parties with respect to the Executive's employment by the Company, the terms and conditions of such employment or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter are hereby superseded and revoked.

          (g) The Company shall indemnify and hold the Executive and his legal representatives harmless to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees if the Executive is made, or threatened to be made a party to any threatened or pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative, including an action by or

                                    C-6-11
in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reason of the fact that the Executive is or was serving in any capacity at the request of the Company or any of affiliated companies for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification provided in this paragraph (g) shall not be deemed exclusive of any other rights to which Executive may have or hereafter be entitled under any law or the charter or by-laws of the Company or any of its affiliated companies or otherwise, both as to action in Executive's official capacity and as to action in another capacity while holding such office, and shall continue after Executive has ceased to be a director or officer and shall inure to the benefit of Executive's heirs, executors and administrators. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. In addition, the Company agrees to continue to maintain customary and appropriate directors and liability insurance during the Employment Period and the Executive shall be entitled to the protection of any such insurance policies on no less favorable a basis than is provided to any other officer or director of the Company or any of its affiliated companies.

                                    C-6-12

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                            ----------------------
                                David L. Hauser



                           DUKE POWER COMPANY


                           By
                             ----------------------



                                    C-6-13